ASSET PURCHASE AGREEMENT


    dated as of


    July 21, 1998,

      among



   Gottschalks Inc.

  The Harris Company

       and

 El Corte Ingles, S.A.








                TABLE OF CONTENTS
Section                                   Page

ARTICLE I DEFINITIONS                       1
1.1  Definitions                            1
ARTICLE II SALE OF ASSETS, ASSUMPTION OF
LIABILITIES AND RELATED TRANSACTIONS.       8
2.1  Purchase and Sale of Assets            8
2.2  Assumption of Certain Liabilities     11
2.3  Purchase Price and Allocation         13
ARTICLE III CLOSING                        13
3.1  The Closing                           13
3.2  Items to be Delivered at the Closing
      By Seller or ECI                     13
3.3  Items to be Delivered at the Closing
     By Buyer                              14
ARTICLE IV REPRESENTATIONS AND WARRANTIES
OF ECI AND SELLER                          15
4.1  Organization and Related Matters      15
4.2  Financial Statements; Changes;
     Contingencies                         15
4.3  Tax and Other Returns and Reports     17
4.4  Contracts                             17
4.5  Real and Personal Property; Title to
     Property; Leases                      18
4.6  Intangible Property                   20
4.7  Authorization;No Conflicts            21
4.8  Legal Proceedings                     21
4.9  Accounting Records; Internal
     Controls; Absence of Certain
     Payments                              22
4.10 Insurance                             22
4.11 Permits                               22
4.12 Compliance with Law                   22
4.13 Dividends and other Distributions     23
4.14 Employee Benefits                     23
4.15 Certain Interests                     25
4.16 Intercompany Transactions             25
4.17 Bank Accounts, Powers, etc.           25
4.18 No Brokers or Finders                 25
4.19 Net Assets                            25
4.20 Inventories                           26
4.21 Receivables                           26
4.22 Vendor Obligations and Deposits
     and Bank Loan                         26
4.23 Suppliers                             26
4.24 Environmental Compliance              26
4.25 Powers of Attorney                    27
4.26 Seller's Investment Representation    27
4.27 Discharge of Certain Obligations      27
4.28 Employees                             27
4.29 Accuracy of Information               27
ARTICLE V REPRESENTATIONS AND WARRANTIES
OF BUYER                                   27
5.1  Organization and Related Matters      28
5.2  Authorization                         28
5.3  No Conflicts                          28
5.4  No Brokers or Finders                 28
5.5  Legal Proceedings                     28
5.6  Buyer's Stock                         29
5.7  Buyer Reports; Financial Statements   29
5.8  Absence of Certain Changes            30
5.9  Issuance of 8% Subordinated Note      30
5.10 Accounting Records; Internal
     Controls                              30
ARTICLE VI COVENANTS WITH RESPECT TO
CONDUCT OF ECI, SELLER AND BUYER PRIOR
TO CLOSING                                 31
6.1  Access                                31
6.2  Material Adverse Changes; Reports;
     Financial Statements                  31
6.3  Conduct of Business                   32
6.4  Notification of Certain Matters       34
6.5  Subsequent Contracts; Termination
     Notices                               34
6.6  Preservation of Business Prior to
     Closing Date                          34
6.7  Sales and Transfer Taxes              34
6.8  Certain Filings                       35
6.9  Repair of Damage; Condemnation        35
6.10 Listing Application                   36
6.11 No Other Bids                         36
6.12 Real Property and Leases              37
6.13 Revolving Credit Facility             37
ARTICLE VII COVENANTS RELATING TO
APPROVALS, ESTOPPELS, SNDA'S
AND PERMITS                                37
7.1  Mutual Cooperation                    37
7.2  Third Party Approvals                 38
7.3  Estoppel Certificates                 38
7.4  SNDA's                                38
7.5  Certificates of Occupancy             38
7.6  Failure to Obtain Approvals,
     Permits, Estoppels or SNDA's
     Prior to Closing                      38
ARTICLE VIII ADDITIONAL CONTINUING
COVENANTS                                  39
8.1  Noncompetition                        39
8.2  Nondisclosure of Proprietary Data     40
8.3  Tax Cooperation                       40
8.4  Employment Matters                    40
8.5  Auditor's Consent                     43
8.6  San Bernardino Store                  43
8.7  Point of Sale Equipment; ECI
     Software                              44
8.8  ECI Cooperation                       44
8.9  Buyer SEC Reports                     44
8.10 Letters of Credit                     44
8.11 San Bernardino Offices.               44
ARTICLE IX CONDITIONS OF PURCHASE          45
9.1  GeneralConditions                     45
9.2  Conditions to Obligations of Buyer    45
9.3  Conditions to Obligations of
     Seller                                46
ARTICLE X TERMINATION OF OBLIGATIONS;
SURVIVAL                                   47
10.1 Termination of Agreement              47
10.2 Effect of Termination                 48
10.3 Survival of Representations and
     Warranties                            48
ARTICLE XI INDEMNIFICATION                 48
11.1 Indemnity Obligations of ECI and
     Seller                                48
11.2 Special Indemnity Obligations of
     Seller and ECI                        49
11.3 Obligations of Buyer                  50
11.4 Certain Tax Matters                   50
11.5 Limitations on Indemnification        51
11.6 Procedure                             51
11.7 Survival                              51
11.8 Notice by ECI and Seller              52
11.9 Not Exclusive Remedy                  52
11.10 Offset                               52
11.11 Prejudgment Interest                 52
ARTICLE XII GENERAL                        52
12.1 Amendments;Waivers                    52
12.2 Schedules; Exhibits; Integration      52
12.3 Best Efforts; Further Assurances      53
12.4 Governing Law                         53
12.5 No Assignment                         54
12.6 Headings                              54
12.7 Counterparts                          54
12.8 Publicity and Reports                 54
12.9 Confidentiality                       54
12.10 Parties in Interest                  55
12.11 Performance by Subsidiaries          55
12.12 Notices                              55
12.13 Expenses                             56
12.14 Remedies; Waiver                     56
12.15 Attorney's Fees                      56
12.16 Knowledge Convention                 57
12.17 Representation By Counsel;
      Interpretation                       57
12.18 Specific Performance                 57
12.19 Severability                         57
12.20 Currency; Withholding                57
12.21 Force Majeure                        58
ARTICLE XIII ARBITRATION OF DISPUTES       58
13.1 Agreement to Arbitrate                58
13.2 Choice of Law                         59
13.3 Place of Arbitration                  59
13.4 Judgment                              59



                   Exhibits

EXHIBIT A      Form of 8% Subordinated Note
EXHIBIT B      Form of Distribution Center
               Sublease
EXHIBIT C      Form of Lease Assignment and
               Assumption Agreement
EXHIBIT D      Form of Bakersfield Store Lease
EXHIBIT E      Form of Palmdale Store Lease
EXHIBIT F      Form of Moreno Valley Store
               Lease
EXHIBIT G      Form of Downtown San Bernardino
               Store Lease
EXHIBIT H      Form of Registration Rights
               Agreement
EXHIBIT I      Form of Subordination,
               Nondisturbance and
               Attornment Agreement
EXHIBIT J      Form of Standstill Agreement
EXHIBIT K      Form of Stockholders' Agreement
EXHIBIT L      Form of Tradename License
               Agreement
EXHIBIT M      Form of Bill of Sale and
               Assignment
EXHIBIT N      Form of Special Power of
               Attorney
EXHIBIT O      Form of Assumption Agreement
EXHIBIT P      Form of Estoppel Certificate
               for Acquired Leases
EXHIBIT Q      Form of Estoppel Certificate
               for Mall Agreements
EXHIBIT R      Form of ECI and Seller Landlord
               Agreement
EXHIBIT S      Form of Third Party Landlord
               Agreement
EXHIBIT T      Form of Opinion of Seller's
               Counsel
EXHIBIT U      Employee Lease Agreement
EXHIBIT V      Form of Investment Letter
EXHIBIT W      Form of Opinion of ECI's
               Counsel
EXHIBIT X      Form of Opinion of Buyer's
               Counsel

                Schedules

SCHEDULE 1.1(a)     Assumed Contracts List
SCHEDULE 1.1(b)     Mall Agreements List
SCHEDULE 1.1(c)     Severance Policies List
SCHEDULE 2.2(b)     Assumed Liabilities List
SCHEDULE 3.2        UCC Equipment Filing List
SCHEDULE 4.1        Directors and Executive
                    Officers List
SCHEDULE 4.2        Seller Other Liabilities List
SCHEDULE 4.4        Material Contract List
SCHEDULE 4.5A       Personal Property List
SCHEDULE 4.5B       Real Property List
SCHEDULE 4.6        Intangible Property List
SCHEDULE 4.7        Authorization List
SCHEDULE 4.8        Litigation List
SCHEDULE 4.10       Insurance List
SCHEDULE 4.11       Excluded Permits List
SCHEDULE 4.14       Employee Benefit Plan List
SCHEDULE 4.15       Certain Interests List
SCHEDULE 4.16       Intercompany Transactions List
SCHEDULE 4.17       Bank List
SCHEDULE 4.20       Inventory of Seller as of July
                    4, 1998 List
SCHEDULE 4.21       Receivables List
SCHEDULE 4.22A      Vendor Obligations List
SCHEDULE 4.22B      Vendor Deposits List
SCHEDULE 4.23       Suppliers List
SCHEDULE 4.27       Discharge of Certain
                    Obligations List
SCHEDULE 4.28       Employee List
SCHEDULE 5.3        Buyer Consent List
SCHEDULE 5.8        Buyer Other Liabilities List
SCHEDULE 8.7        Designated MIS Employees List
SCHEDULE 8.11       Retained Employees With Access
                    to San Bernardino Headquarters
SCHEDULE 11.2       Liquidated Damages List





           ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement is entered into as of July 21, 1998, by and among Gottschalks Inc., a Delaware corporation ("Buyer"), The Harris Company, a
California corporation
("Seller"), and El Corte Ingles, S.A., a
Spanish corporation and the parent of Seller ("ECI").

             R E C I T A L S

     WHEREAS, Seller owns all of the assets used in connection with its department store business.
     WHEREAS, Seller desires to sell, and Buyer desires to purchase substantially all of such assets on the terms and conditions set forth in this Agreement.

             A G R E E M E N T

In consideration of the mutual promises
contained herein and intending to be legally bound, the parties agree as follows:

                ARTICLE I
               DEFINITIONS

1.1  Definitions.For all purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires,
 (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,
 (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles,
 (c)  all references in this
Agreement to designated "Articles,"
"Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,
 (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and
 (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

"8% Subordinated Note" means the
$22,217,598.00 principal amount
of 8% Non-Negotiable, Extendable, Subordinated
Note due 2003, in the form of Exhibit A hereto.

"Accounts Receivable" has the meaning
specified in Section 2.1(a).

"Acquired Leases" means all of the Leases
(including, but not limited to the leases with respect to the Hemet, Indio, Redlands,
Riverside and Victorville stores currently operated by Seller) except the ECI Leases.

"Acquired Locations" means the following store locations operated by Seller: Hemet, Indio, Redlands,
Riverside, Victorville,
Bakersfield, Moreno Valley and Palmdale.

"Action" means any action, complaint,
investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or
Governmental Entity.

"Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

"Agreement" means this Agreement by and among Buyer, Seller and ECI as amended or supplemented together with all Exhibits and
Schedules attached or incorporated by
reference.

"Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

"Associate" of a Person means:
(a) a corporation or organization (other than a party to this Agreement) of which such person is a director, an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;
(b)  any trust or other estate in which such
person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and
(c) any relative or spouse of such person or any relative of such spouse.

"Assumed Contracts" means those Contracts listed on Schedule 1.1(a).

"Assumed Liabilities" has the meaning
specified in Section 2.2(b).

"Auditors" means Eadie and Payne, independent public accountants to Seller.

"Business" means the business of Seller and shall be deemed to include each or any of the following incidents of such business:
income, cash flow, operations, condition
(financial or other), Purchased Assets, anticipated revenue or income, prospects,
Assumed Liabilities, and personnel.

"Buyer Disclosure Schedule" means the
Disclosure Schedule dated July 21, 1998 and delivered by Buyer to Seller. The Sections of the Disclosure Schedule shall be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, shall be deemed to qualify only that Section.

"Buyer Indemnified Party" has the meaning set forth in Section 11.1.

"Buyer's Shares" has the meaning specified in
Section 2.3.

"Closing" means the consummation of the
transaction contemplated by this Agreement.

"Closing Date" means the date of the Closing.

"Code" means the Internal Revenue Code of
1986, as amended.

"Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing, including without limitation the Acquired Leases (but excluding the ECI Leases) and any Mall Agreement.

"Designated MIS Employees" has the meaning set forth in Section 8.7.

"Distribution Center" means that certain distribution center of Seller located at 636 South "G"
Street, San Bernardino,
California.

"Distribution Center Lease" means that certain
Lease dated April 1, 1998, as amended, by and between Seller and Kevin J. Waddell
(predecessor-in-interest of the present
landlord), for the lease of the Distribution Center.

"Distribution Center Sublease" means that sublease agreement to be entered into by and between Buyer and Seller with respect to the Distribution Center, in the form attached hereto as Exhibit B.

"Downtown San Bernardino Store" has the
meaning specified in Section 8.6.

"ECI Leases" means the Leases by and between Seller, as tenant, and ECI, as landlord, with respect to the Seller's Bakersfield,
Palmdale, Moreno Valley, and Downtown San
Bernardino, California stores.

"ECI Real Property" means all real property of ECI encumbered by the ECI Leases, appurtenances thereto, rights in connection therewith, fixtures and improvements attached thereto, and any interest therein.

"Employee Lease Agreement" means the agreement by Seller to provide the services of certain of its employees to Buyer following the Closing, in the form of Exhibit U hereto.

"Encumbrance" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

"Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

"ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and the related regulations and published interpretations.

"ERISA Affiliate" means (i) any corporation which is a member of a group of corporations of which Seller is a member and which is a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section
414(c) of the Code of which Seller is a
member; and (iii) a member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Code of which Seller, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

"Exchange Act" means the Securities Exchange
Act of 1934, as amended.

"Excluded Assets" has the meaning specified in
Section 2.1(a).

"Excluded Liabilities" has the meaning
specified in Section 2.2(a).

"GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

"Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

"Group A Employees" has the meaning set forth in Section 8.4(c).

"Group B Employees" has the meaning set forth in Section 8.4(c).

"Hart-Scott-Rodino Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

"Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

"Hired Employees" has the meaning set forth in
Section 8.4(c).

"Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement;

"Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

"Initial WARN Liability" means the liability for up to two weeks of compensation to Terminated
Employees arising from Seller's
failure to timely comply or provide notices under WARN, if such notice was provided as required in
Section 8.4(e).

"Intangible Property" means any trade secret, secret process or other confidential information or know-how and any and all Marks.

"Inventory" has the meaning specified in
Section 2.1(a).

"IRS" means the Internal Revenue Service or any successor entity.

"Labor Matters" has the meaning specified in
Section 4.8.

"Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

"Lease" means any real property lease,
sublease, license, concession or other rental agreement to which Seller is a party, together with all amendments, modifications, alterations, and other changes thereto. However, the term "Lease" does not refer to any such agreement which has expired or terminated such that Seller has no further possessory interest thereunder.

"Leased Employees" has the meaning specified in Section 8.4. "Lease Assignment" means an Assignment and Assumption of Lease, in the form of Exhibit C hereto, pursuant to which Seller assigns to Buyer, and Buyer assumes an Acquired Lease.

"Leased Property" means the property leased, sublet, licensed or rented pursuant to an Acquired
Lease.

"Loss" means any action, cost, damage
(including, without limitation, direct, indirect or consequential damages), disbursement, expense, liability, loss
(including, without limitation, lost profits), deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

"Mall Agreement" means any reciprocal easement agreement, development agreement, agreement of covenants, conditions and restrictions, or other such agreement among (or binding on) tenants or owners of portions of any mall, shopping center or other development at which Real
Property is located which is binding on (or benefits)
Seller or ECI, all as more particularly described on
Schedule 1.1(b) hereto.

"Mark" means any brand name, copyright,
patent, service mark, trademark, tradename, and all registrations or application for registration of any of the foregoing.

"Material Contract" means any Contract
material to the Business of the subject person as of or after the date hereof and includes but is not limited to those Contracts deemed material by Section 4.4.

"New Leases" means the leases to be entered into by and between Buyer and ECI with respect to the Seller's Bakersfield, Palmdale and Moreno Valley, California stores in the forms of Exhibits D, E and F hereto, and, in the event
Buyer enters into a lease of
the Downtown San Bernardino Store pursuant to
Section 8.6 of this Agreement, the lease of the Downtown San Bernardino Store, in the form of Exhibit G hereto.

"NYSE" means the New York Stock Exchange.

"Order" means any decree, injunction,
judgment, order, ruling, assessment or writ.

"Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

"Permitted Exceptions" means (a) Taxes not yet due and payable or the validity of which are being contested in good faith by appropriate actions and which are described on Schedule 4.5B hereto and (b) all existing deeds of trust of record (other than deeds of trust encumbering the Acquired Leases), subject to Buyer's right to receive an SNDA with respect to all such deeds of trust pursuant to Article VII hereof.

"Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental
Entity.

"Preliminary Title Report" means an extended coverage preliminary title report or title insurance commitment issued by the Title
Company showing all Encumbrances affecting all Real Property, together with legible copies of all documents referred to in such preliminary title report.

"Prepaid Expenses" has the meaning specified in Section 2.1(a).

"PSE" means the Pacific Stock Exchange.

"Purchase Price" has the meaning set forth in
Section 2.3.

"Purchased Assets" has the meaning set forth in Section 2.1(a).

"Real Property" means all Seller Real Property and all ECI Real Property.

"Registration Rights Agreement" means the
Registration Rights Agreement to be entered into by and between Buyer and Seller in the form of Exhibit H hereto.

"Reimbursement Notices" has the meaning set forth in Section 8.4(c).

"Retained Employees" has the meaning set forth in Section 8.4(a).

"Retention Bonuses" has the meaning set forth in Section 8.4(c).

"Revolving Credit Facility" means that certain
Business Loan Agreement dated as of February 4, 1997 by and between Bank of America National Trust and Savings
Association
and Seller, as amended.

"SEC" means the Securities and Exchange
Commission or any successor entity.

"Securities Act" means the Securities Act of
1933, as amended.

"Seller Disclosure Schedule" means the
Disclosure Schedule dated July 21, 1998 and delivered by Seller to Buyer. The Sections of the Disclosure Schedule shall be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, shall be deemed to qualify only that section.

"Seller Indemnified Party" has the meaning set forth in Section 11.3.

"Seller Real Property" means all real property of Seller, appurtenances thereto, rights in connection therewith, fixtures and improvements attached thereto, and any interest therein, including without limitation Buyer's right, title and interest under any Leases, but excluding Buyer's right, title and interest under the ECI Leases and the Distribution Center Lease.

"Severance Amounts" has the meaning set forth in Section 8.4(c).

"Severance Policies" means all severance policies of Seller as identified on Schedule 1.1(c) hereto.

"SNDA" means a subordination, nondisturbance and attornment agreement executed by the holder of an Encumbrance with respect to any Real Property in the form of Exhibit I hereto.

"Standstill Agreement" means the Standstill
Agreement to be entered into by and between Buyer and ECI in the form of Exhibit
J hereto.

"Stockholders' Agreement" means the
Stockholders' Agreement to be entered into by and among Buyer, ECI, Joseph Levy and Bret Levy in the form of
Exhibit K hereto.

"Subsequent Contract" has the meaning
specified in Section 6.5.

"Subsidiary" means any Person in which Seller has a direct or indirect equity or ownership interest in excess of 20%.

"Survey" means a survey complying with
ALTA/ACM requirements certified to Buyer and the Title
Company in form reasonably
acceptable to Buyer.

"Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

"Tax Return" means a report, return or other information required to be supplied to a Governmental
Entity with respect to Taxes
including, where permitted or required,
combined or consolidated returns for any group of entities that includes any Subsidiary.

"Temporary Employees" has the meaning set forth in Section 8.4.

"Terminated Employees" has the meaning set forth in Section 8.4(a).

"Termination Date" means the specific date first set forth in Section 10.1.

"Tradename License Agreement" means that certain tradename license agreement to be entered into by and between Buyer and
Seller in the form of Exhibit L hereto.

"Undisputed Claim" means an Indemnifiable
Claim as to which there is either no dispute between the parties as to which the dispute has been resolved pursuant to Article XII hereof.

"Vendor Obligations" means all obligations of Seller to vendors with respect to merchandise supplied to Seller that appears as an account payable on the books and records of Seller or to be supplied to Seller for which Seller has issued a written purchase order.

"WARN" means the Worker Adjustment and
Retraining Notification Act.


              ARTICLE II
SALE OF ASSETS, ASSUMPTION OF LIABILITIES AND
          RELATED TRANSACTIONS.

2.1  Purchase and Sale of Assets.
(a)  Purchased Assets.  Subject to the terms
and conditions of this Agreement, on the Closing Date
Seller shall sell, convey,
assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the assets, properties, rights, privileges, claims and contracts of every kind and nature, real and personal, tangible and intangible, absolute or contingent, wherever located, owned by Seller or used in connection with the Business (the "Purchased
Assets"), except the assets specifically identified in
Section 2.1(b) (the "Excluded Assets").  The Purchased
Assets shall include, but shall not be limited to, the following:
               (i)  All Seller Real Property.
               (ii) The rights, title and
interest of the sublessee under the Distribution Center
Sublease.
               (iii)All machinery, apparatus, furniture and fixtures, materials, supplies, motor vehicles, and other equipment of every type owned or leased by Seller.
               (iv) All of Seller's accounts
receivable as of the date hereof ("Accounts
Receivable"), together with any additions thereto and subject to any reductions therefrom received or incurred by Seller in operating the Business in the ordinary course and in compliance with Section 6.3 hereof after the date hereof through the Closing Date.
               (v)  All inventory of saleable
goods, including all merchandise and other tangible personal property held for sale or used in connection with the Business as of the date hereof (the
"Inventory"), together with any additions thereto and subject to any reductions therefrom received or incurred by
Seller operating the Business in the ordinary course and in compliance with Section 6.3 hereof after the date hereof through the Closing Date.
               (vi) All of Seller's rights and
interests arising under or in connection with any Contracts to which Seller is a party and which relate to the Business (including, but not limited to, the Acquired Leases and the Mall Agreements) and other documents relating to the Business, but excluding
Seller's
reversionary interest as sublessor under the Distribution Center Lease.
               (vii)All of Seller's
rights and interests with respect to proceeds under insurance policies to which the
Business is a beneficiary to the extent that such proceeds relate to an Assumed Liability.
               (viii)Seller's prepaid
expenses and merchandise deposits as of the date hereof
("Prepaid Expenses"),
together with any additions thereto and
subject to any reductions
therefrom made or accrued by Seller in
operating the Business in
the ordinary course and in compliance with
Section 6.3 hereof after the date hereof through the Closing Date.
               (ix) All information services
systems and software.
               (x)  All cash except for an
amount of cash necessary to pay Seller's final payroll through the Closing Date for all employees being terminated by Seller on such date, accrued vacation expense for such employees and amounts necessary to pay employer taxes with respect to such payroll (it being understood that Seller will make appropriate withholdings from such payroll and deposit such withholdings with appropriate third parties including (1) employee contributions to The Harris
Company's 401(k) Savings Plan, (2) payroll taxes for employer and employee payrolls with respect to state unemployment insurance
(undeposited employer tax); (3) state
disability insurance (undeposited employee withholding); (4) state withholding tax
(undeposited employee withholdings); (5) federal withholding tax (undeposited employee withholdings, and federal unemployment insurance (undeposited employer tax); (6) payroll taxes for FICA (employer) and FICA (employee);
(7) Booster Club withholdings
from Seller's employees (unremitted); (8)
United Way withholdings from Seller's employees
(unremitted); (9) withholding to be
applied to employee charge accounts, (10) garnishments of wages (unremedied) and (11) Credit
Union withholdings from Seller's
employees (unremitted)) and as to which Seller shall render an accounting to Buyer and remit to Buyer any excess cash retained.
               (xi) Sales data, customer
lists, information relating to customers, suppliers' names, mailing lists, and, if any, advertising matter and all rights thereto relating to the Business.
               (xii)Other than Seller's
corporate name "The Harris Company" and the tradenames
"Harris"  and "Harris Stores",
all of Seller's Intangible Property, and trade names and Marks, including all of Seller's rights in the Marks in any location in the United States or in any foreign country and goodwill associated with the Business.
               (xiii) All Seller's books
and records relating to the Business and those employees of Seller that Buyer hires after the Closing.
               (xiv) All transferable
Permits.
               (xvi) All cash, Accounts
Receivable, Inventory, fixtures and equipment associated with the Seller's
Downtown San Bernardino Store, regardless of whether or not Buyer enters into a lease of the Downtown San Bernardino Store pursuant to Section 8.6 of this Agreement.

(b)  Excluded Assets.  The assets that
constitute Excluded Assets shall include only:
               (i)  The consideration
delivered to Seller pursuant to this Agreement.
               (ii) Seller's articles of
incorporation, non-transferable franchises, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all income tax records and nontransferable Permits; provided, however, that copies of such corporate and tax records and nontransferable
Permits shall be provided to Buyer at the Closing.
               (iii) Seller's books of
account; provided, however, that copies of such books of account shall be provided to Buyer at the Closing.
               (iv) Any shares of the capital
stock of Seller held as treasury shares.
               (v)  Any income Tax refund of
Seller.
               (vi) The Distribution Center
Lease.
               (vii) The ECI Leases.
               (viii) Seller's reversionary
interest as sublessor under the Distribution Center
Sublease.
               (ix) Subject to the Tradename
License Agreement, all of Seller's right, title and interest in and to the corporate name "The Harris Company" and the tradenames
"Harris" and "Harris Stores."
               (x)  The ECI Property listed on
Schedule 4.15, except for any interest of Seller therein (licenses or otherwise).
               (xi) All unemployment
compensation, workers' compensation and other credits, reserves or deposits with applicable Governmental Entities relating to
Seller's employees.
(c)  New Leases.  Subject to the terms and
conditions of this Agreement, on the Closing Date (i)
ECI and Seller shall terminate
the ECI Leases, (ii) ECI and Buyer shall enter into the New Leases and (iii) ECI shall deliver possession of the ECI Real
Property to Buyer in accordance with the New
Leases.

2.2  Assumption of Certain Liabilities.
(a) Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed pursuant to and identified in
Section 2.2(b) below, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller or any Affiliate of Seller, the ("Excluded Liabilities") including, but not limited to, the following:
               (i)  Any liabilities or
obligations incurred, arising from or out of or in connection with Seller's operations, the condition of its assets or places of business, its ownership of the Purchased Assets, or the issuance, sale, repayment or repurchase of any of its securities.
               (ii) Any liabilities or
obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Seller whether before or after the Closing Date that arise out of events prior to the Closing Date.
               (iii) Any liabilities or
obligations incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any product or in connection with any alleged or actual breach of warranty (whether express or implied) in relation to any product sold by Seller prior to the Closing Date.
               (iv) Subject to the provisions
of Section 11.3, any liabilities or obligations
(whether assessed or unassessed)
of Seller for any Taxes, including any Taxes arising by reason of the transactions contemplated herein, as of, or for any period ending on or prior to, the Closing Date.
               (v)  Any liabilities of Seller
for violation of any Law prior to the Closing by Seller or any Person acting on behalf of Seller, including, without limitation, any Law dealing with labor matters, health, safety or environmental protection.
               (vi) All liabilities relating
to the generation, use, transportation, treatment, storage, release or disposal, before Closing, of Hazardous Substances at any property or facility of Seller (including the Real
Property).
               (vii) The presence of
Hazardous Substances at any property or facility
(including the Real Property) by reason of events occurring prior to Closing.
               (viii)Any third party
claims or demands regarding the conduct of the Business prior to the Closing that are asserted after the Closing.
               (ix) Any liabilities or
obligations, other than those set forth on Schedule
2.2(b), accruing prior to the Closing
Date under any Acquired Lease, Mall Agreement or other Contract relating to real property, regardless of whether such liabilities or obligations become due and payable before or after the Closing Date.
               (x)  Any liabilities or
obligations, other than those set forth on Schedule
2.2(b), accruing under any ECI Lease,
regardless of whether such liabilities or obligations become due and payable before or after the Closing Date.
               (xi) Any liabilities or
obligations to former or current officers, directors, employees or Affiliates of Seller, including without limitation any liabilities or obligations of Seller or ECI in connection with any employee benefit plans or collective bargaining, labor or employment agreement or other similar arrangement or obligations in respect of retiree health benefits.

               (xii) Any liabilities or
obligations relating to Seller's plans, agreements and arrangements required to be set forth in Schedule 4.14.
               (xiii) All fees and expenses
of Seller in connection with the transactions contemplated herein.
               (xiv) All fees and
expenses, if any, of Seller in connection with the dissolution and liquidation of Seller and withdrawal from business by Seller, if Seller so dissolves, liquidates or withdraws from business.
               (xv) Any liabilities or
obligations to stockholders or former stockholders of Seller.
               (xvi) Any liabilities or
obligations of Seller incurred, arising from or out of or in connection with this
Agreement or the events or negotiations
leading up to this Agreement.

(b)  Assumed Liabilities.  Notwithstanding
Section 2.2(a), on the Closing Date Buyer shall assume the liabilities or obligations specifically identified on Schedule 2.2(b) attached hereto and incorporated herein by this reference (the "Assumed Liabilities").

2.3  Purchase Price and Allocation.
The total purchase price (the "Purchase
Price") to be paid to Seller by Buyer at the Closing for the Purchased Assets shall be
(i) the assumption of the Assumed Liabilities, plus (ii) the issuance and delivery by Buyer to Seller of 2,095,900 shares of
Buyer's Common Stock, $0.01 par value per share ("Buyer's Shares"), plus (iii) the delivery by Buyer to Seller of the 8%
Subordinated Note plus (iv) the repayment by Buyer of Seller's Revolving Credit Facility pursuant to
Section 9.3(f) hereof.
The specific number of Buyer's Shares so issuable in exchange for the Purchased Assets shall be subject to proportionate adjustment in the event of any stock split, reverse stock split, dividend payable in stock, reclassification, or extraordinary distribution whereby Buyer issues without consideration additional shares of its Common Stock with a record date prior to the Closing Date.
Seller and Buyer agree to negotiate in good faith with respect to the allocation of the Purchase
Price among the Purchased Assets
and Assumed Liabilities; provided, however, that such agreement shall not constitute a condition to either party's obligation to consummate the transactions contemplated by this Agreement.

Buyer and Seller agree that their agreed upon allocation shall be used, reported and implemented for all federal, state, local and other tax purposes.

            ARTICLE III
             CLOSING

3.1 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the Closing of the transaction shall take place at the offices of O'Melveny & Myers
LLP, 400 South Hope Street, Los Angeles, California, at
10:00 a.m. on the third
business day after the satisfaction of the conditions in Article IX, or at such other location or time as Seller and Buyer may agree, but in no event later than August 24, 1998.

3.2  Items to be Delivered at the Closing By
Seller or ECI. At the Closing, Seller (or ECI, where appropriate) shall deliver or cause to be delivered to Buyer: (a) A Bill of Sale and Assignment, in the form of Exhibit M hereto.

(b)  Lease Assignments for all of the Acquired
Leases except the Distribution Center Lease, executed by Seller.
(c) The New Leases, executed by ECI, together with agreements terminating the ECI Leases effective on the Closing Date, executed by ECI and Seller.
(d)  The Distribution Center Sublease,
executed by Seller.
(e)  All written instruments evidencing the
Approvals obtained by Seller or ECI pursuant to Section
7.2.
(f)  All executed estoppel certificates,
landlord agreements, SNDA's and certificates of occupancy obtained by Seller or ECI pursuant to Sections 7.3, 7.4 and 7.5.
(g)  Instruments of transfer acceptable to
Buyer in the form customarily used in commercial transactions in the area in which the personal property is located sufficient to transfer each personal property interest owned by Seller.
(h)  Such other instruments of transfer
necessary or appropriate to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets.
(i)  All documentation required to exempt
Seller from the withholding requirement of Section 1445 of the Code, consisting of (a) an affidavit from Seller to Buyer stating under penalty of perjury that Seller is not a foreign person and providing
Seller's U.S. taxpayer identification number, or (b) a sworn affidavit of Seller that it is not a "U.S. real property holding corporation," as defined in Section 897 of the Code or (c) a "qualifying statement" obtained by Seller from the Internal
Revenue Service.
(j) The opinions, certificates, consents and other documents referred to herein as then deliverable by Seller.
(k) A special power of attorney to Buyer, in the form of Exhibit N hereto.
(l)  A list of the locations of all deposits
of Purchased Assets held by other Persons and not listed on Schedule 4.17.
(m) The keys to all locks located
on or in the Real Property (and any and all cards, devices or things necessary to access any Purchased Assets).
(n) The Tradename License Agreement, executed by Seller.
(o)  UCC-3 Termination Statements evidencing
the release of all liens on the Purchased Assets, including but not limited to the liens of Bank of America to be released concurrently with the repayment of the Revolving Credit
Facility pursuant to Section
9.3(f) other than the UCC-1 Financing
Statement filings against certain equipment leases set forth on Schedule 3.2 hereto.
(p)  The Employee Lease Agreement, executed by
Seller.
(q)  Landlord Agreements in the form of
Exhibit R executed by ECI with respect to the New
Leases and executed by Seller with
respect to the Distribution Center Sublease.
3.3  Items to be Delivered at the Closing by
Buyer.  At the Closing, Buyer shall deliver to Seller:
(a)  Certificates representing the number of
shares of the Buyer's Shares to be issued and delivered at the Closing.
(b)  The 8% Subordinated Note.
(c)  An Assumption Agreement, in the form of
Exhibit O hereto.
(d) The opinions, certificates, consents and other documents referred to herein as then deliverable by Buyer.
(e)  The Lease Assignments, executed by Buyer.
(f)  The New Leases, executed by Buyer.
(g)  The Distribution Center Sublease,
executed by Buyer.
(h) The Tradename License Agreement, executed by Buyer.
(i)  The Employee Lease Agreement, executed by
Buyer.


                 ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF ECI AND
                  SELLER

Except as otherwise indicated on the Seller
Disclosure Schedule previously delivered to Buyer, each of ECI and Seller jointly and severally represents, warrants and agrees as follows:
4.1  Organization and Related Matters.

Each of ECI and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of ECI and Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. Seller has no Subsidiaries. All of Seller's outstanding Equity Securities are held, beneficially and of record, by ECI. Seller does business only in the State of California and neither the character nor the location of the assets owned or used by it nor the nature of the business conducted by it requires Seller to be qualified or licensed to do business as a foreign
Person in any other
jurisdiction. Seller has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted. Schedule 4.1 correctly lists the current directors and executive officers of Seller. True, correct and complete copies of the charter documents of ECI and Seller as in effect on the date hereof have been delivered to Buyer.

4.2  Financial Statements; Changes;
Contingencies.
(a) Audited Financial Statements. Seller has delivered to Buyer true and correct balance sheets for Seller at January 29, 1994,
January 28, 1995, February 3, 1996, February
1, 1997 and January 31, 1998 and the related statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). Such statements of operations and cash flow present fairly the results of operations and cash flows of
Seller for the respective periods covered, and the balance sheets present fairly the financial condition of Seller as of their respective dates. Seller has made available to Buyer copies of each management letter or other letter delivered to Seller by
Auditors in connection with such financial statements or relating to any review by Auditors of the internal controls of Seller during the five-year period ended January 31, 1998 or thereafter, and has made available for inspection all reports and working papers produced or developed by Auditors or management in connection with their examination of such financial statements, as well as all such reports and working papers for prior periods for which any tax liability of Seller has not been finally determined or barred by applicable statutes of limitation. Since January 31, 1998, there has been no change in any of the significant accounting policies, practices or procedures of
Seller.
(b)  Unaudited Interim Financial Statements.
Seller has delivered to Buyer balance sheets for Seller at May 30, 1998 and May 29, 1997, and the related statements of operations and cash flows and changes in stockholder's equity for the periods then ended. Such interim financial statements have been certified by the chief financial officer of Seller. All such interim financial statements have been prepared in conformity with GAAP applied on a consistent basis with the audited financial statements for January 31, 1998 except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows present fairly the results of operations of Seller for the respective periods covered, and the balance sheets present fairly the financial condition of Seller as of their respective dates. All such interim financial statements reflect all adjustments
(which consist only of normal
recurring adjustments not material in amount and include but are not limited to estimated provisions for year end adjustments) necessary for a fair presentation. At the dates of such balance sheets, Seller did not have any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but were not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.
(c)  No Material Adverse Changes.  Since
January 31, 1998, whether or not in the ordinary course of business, there has not been, occurred or arisen:
(i) any change in or event affecting Seller, the Business, the Purchased Assets or the Assumed
Liabilities that has had or may
reasonably be expected to have a material adverse effect on Seller, the Business or the Purchased
Assets or the Assumed
Liabilities, or (ii) any agreement, condition, action or omission which would be proscribed by (or require consent under)
Section 6.3 had it existed, occurred or arisen after the date of this Agreement, or
(iii)     any strike or other labor dispute,
or (iv) any casualty, loss, damage or destruction
(whether or not covered by insurance) of any of the Purchased Assets with a book value in excess of $20,000 or that has involved or may involve a loss to Seller of more than $10,000 in excess of applicable insurance coverage.
(d)  No Other Liabilities or Contingencies.
Seller does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the most recent of the financial statements referred to in subsection (a) or (b) above, (ii) were incurred after May 30, 1998 in the ordinary course of business and in the aggregate do not exceed
$50,000 (other than
liabilities incurred in the ordinary course pursuant to existing Contracts of Seller that have been disclosed to Buyer in the
Schedules to this Agreement), (iii) are set forth in Schedule 4.22A hereto, (iv) are Excluded
Liabilities or (v) are set forth
in Schedule 4.2 hereto.

4.3  Tax and Other Returns and Reports.
Seller has timely filed or will file (or, where permitted or required, its respective direct or indirect parents have timely filed or will file) all required Tax Returns and have paid all Taxes due for all periods ending on or before January 31, 1998.
Adequate provision has been made in the books and records of Seller, and to the extent required by GAAP in the financial statements referred to in Section 4.2 above, for all Taxes whether or not due and payable and whether or not disputed.
Seller has not elected to be treated as a consenting corporation under Section 341(f) of the Code. All Taxes imposed on activities or for periods prior to the Closing
Date are Excluded Liabilities.

4.4  Contracts.
(a)  Schedule 4.4 lists each contract to which
Seller is a party or to which Seller or any of its
properties is subject or by
which any thereof is bound that is deemed a
Material Contract under this Agreement and is organized
by subsection and contains
a brief description of the Material Contract.
Unless otherwise so noted in Schedule 4.4, each such
Contract was entered into in
the ordinary course of business.  Each
Contract that (i) after January 31, 1998 obligates
Seller to pay an amount of $100,000 or more for the
purchase of merchandise or
$20,000 or more for any other reason, (ii) has an
unexpired term as of January 31, 1998
in excess of one year, (iii) represents a
Contract upon which the Business is substantially
dependent or is otherwise material to the Business,
(iv) provides for the extension of credit other than
consistent with normal credit terms, (v) limits or
restricts the ability of Seller to compete or otherwise
conduct its business, including as to manner or place,
(vi) provides for a
guaranty or indemnity by Seller, (vii) grants
a power of attorney, agency or similar authority to
another person or
entity, (viii) contains a right of first
refusal, (ix) contains a right or obligation of or to
any Affiliate, officer or director
or any Associate, of Seller, (x) constitutes a
collective bargaining agreement or provides for
severance benefits to any officer, director or
employee, or (xi) requires Seller to buy or sell goods
or services with respect to which there will be
material losses (other than as provided for or
otherwise reserved
against on the most recent of the balance
sheets referred to in Section 4.2) or (xii) was not
made in the ordinary course of
business, shall be deemed to be a Material
Contract and is identified on such Schedule 4.4.
(b)  True, correct and complete copies of the
agreements appearing on Schedules 1.1(a) and 4.4,
including all amendments and supplements, have been
delivered to Buyer.   Each Assumed
Contract and each Material Contract is valid and subsisting; Seller has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller (or, to the best knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Consummation of the transactions contemplated by this
Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any such agreements.

4.5  Real and Personal Property; Title to
Property; Leases.
(a)  Schedule 4.5A lists, by item:  (i) all
personal property (whether tangible or intangible) that is material to the
Business, except for:  (A) the Excluded
Assets; (B) the Intangible Property; and (C) all inventory held for sale; and
(ii) all furniture, fixtures and equipment used by Seller in connection with the Business, whether or not material to the
Business with a current book value greater than $5,000.00. All personal property of Seller
(except for the Excluded Assets) are
in a reasonable and prudent state of
maintenance and repair, have been regularly and appropriately maintained, repaired and replaced, are not materially defective except for ordinary wear and tear and are adequate for use in the Business. All of the items listed on Schedule 4.5A are included in the Purchased Assets (and thus covered by the representations and warranties provided in subsection
(c), below).
(b)  Schedule 4.5B lists, by site, all Real
Property used by Seller in the conduct of the Business and properly identifies the
Seller's interest in such property.
(c) (i) Seller has good and marketable title to each of the Purchased Assets, free and clear of any Encumbrances except
Permitted Exceptions. Seller has all rights, power and authority to sell, convey, assign, transfer and deliver the Purchased
Assets to Buyer in accordance with the terms of this Agreement.
At the Closing, Seller shall deliver the Purchased Assets to Buyer, free and clear of any Encumbrances except for Permitted
Exceptions.
               (ii) ECI has good and
marketable fee simple title to all ECI Real Property, free and clear of any Encumbrances except Permitted Encumbrances. ECI has all rights, power and authority to lease the ECI Real
Property to Buyer in accordance
with the terms of this Agreement. At the Closing, Seller shall deliver possession of the ECI
Real Property to Buyer pursuant to
the New Leases, free and clear of any
Encumbrances except for Permitted Exceptions.
(d) The Real Property is in a reasonable and prudent state of maintenance and repair, has been regularly and appropriately maintained, repaired and replaced, is reasonably adequate for use in the Business and has no material physical, structural, geological or mechanical defects (including, without limitation, defects in the plumbing, heating, sprinkler, air conditioning, ventilation and electrical systems and the roof) and is in good operating condition.
(e)  Neither Seller nor ECI has received
notice of any proposed special assessments, or any proposed material changes in property tax or land use laws affecting the Real
Property.
          (f)  (i)  All Acquired Leases are
valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business.
               (ii) Seller has heretofore
delivered to Buyer a true, correct and complete copy of each Lease.
               (iii) The Leases constitute
the entire agreement to which Seller is a party with respect to the properties which are demised pursuant thereto (including all amendments, modifications or supplements
(whether written or otherwise)).
               (iv) The copies of the Acquired
Leases and other amendments, supplements, agreements relating thereto delivered to
Buyer are true, correct and complete copies, and there are no other leases, licenses or occupancy agreements affecting the Seller's interests under the Acquired Leases.
               (v)  The term of each Acquired
Lease is accurately set forth on Schedule 4.5B. Seller has accepted possession of each Leased Property and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest.
               (vi) As of the date hereof, all
conditions precedent to the enforceability of each Acquired Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of either Seller or the lessor thereunder. No lessor has asserted a defense to, or offset or claim against, its obligations under any Acquired Lease. Seller has not paid any rent under any Acquired Lease more than one month in advance.
               (vii) All space and
improvements leased by Seller have been fully and satisfactorily completed and furnished in accordance with the provisions of each Lease.
               (viii) There are no
brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of any of the Acquired Leases and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due during the terms of any of the Acquired Leases or with respect to any renewal or extension thereof or the leasing of additional space by Seller.
(g)  The use and operation of the Real
Property for purposes of and in connection with the Business is in compliance with applicable building codes, environmental, zoning, subdivision, and land use Laws, and other Laws, including the Americans with
Disabilities Act, Public Law 101-336, as such act has been codified. Neither ECI nor Seller has received (i) any notice from any Governmental Entity advising either of them of a violation (or an alleged violation) of any such Laws, (ii) any notice of non-compliance with any restriction encumbering any Real Property or (iii) notice of any zoning violations affecting any Real Property.
(h) To Seller's and ECI's knowledge, there is no pending or threatened Action that would materially interfere with the quiet enjoyment of any Real Property by Seller or ECI (as appropriate) or that might materially interfere with Buyer's quiet enjoyment of any Real Property, New Lease or the Distribution Center Sublease after the Closing.
(i)  All water, sewer, gas, electric,
telephone, and drainage facilities and all other utilities required by Law for the present use and operation of the Real Property are installed across public property or valid easements to the boundary lines of the Real Property, and are connected pursuant to valid permits, and such facilities are adequate to service the Real
Property and are in reasonable and prudent operating condition.
(j) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the value of any of the Real Property or the use and operation thereof for the
Business, nor does ECI or Seller know of any assessments affecting any of the Real Property.
(k)  There are no outstanding contracts made
by or on behalf of ECI or Seller for the construction or repair of any improvements to any of the Seller properties leased under the Acquired Leases or the ECI Leases (including, without limitation, tenant improvements) which have not been fully paid for and ECI or Seller, as appropriate, shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to Real Property prior to the Closing (regardless of whether such liens are filed prior to or after the Closing).
(l) Each Mall Agreement is valid and in full force and effect, and enforceable in accordance with its terms.
True and correct copies of all Mall Agreements, including any amendments, modifications and supplements thereto have been delivered to Buyer, except for any publicly available documents to which neither ECI nor Seller is a party.
(m)  Seller and ECI are in full compliance
with all Mall Agreements and there has been no default or event which, with the giving of notice or the passage of time, or both, would constitute a default by Seller or ECI under any Mall Agreement and no party to a Mall Agreement has asserted that Seller or ECI is in default under the applicable
Mall Agreement.  Seller or
ECI, as applicable, has paid or caused to be paid any and all amounts due and payable under all Mall
Agreements.

4.6  Intangible Property.
Schedule 4.6 lists any and all Marks and other material items of Intangible Property in which Seller has an interest and the nature of such interest. Such assets include all Permits or other rights with respect to any of the foregoing. Seller has complete rights to and ownership of all Intangible Property required for use in connection with the Business. Seller does not use any Intangible Property by consent of any other person and is not required to and does not make any payments to others with respect thereto. The
Intangible Property of Seller is fully
assignable free and clear of any Encumbrances.
Seller has in all material respects performed all obligations required to be performed by it, and Seller is not in default in any material respect under any Contract relating to any of the foregoing.
Neither ECI nor Seller has received any notice to the effect (or is otherwise aware) that the Intangible Property or any use by Seller of any such property conflicts with or infringes (or allegedly conflicts with or infringes) the rights of any Person.

4.7  Authorization; No Conflicts.
The execution, delivery and performance of this Agreement and any related agreements by each of ECI and Seller have been duly and validly authorized by the Board of Directors of ECI and Seller, respectively, and by all other necessary corporate action on the part of ECI and Seller. This Agreement and any related agreements constitute the legally valid and binding obligation of each of ECI and Seller, enforceable against ECI and Seller, respectively, in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

The execution, delivery and performance of this Agreement by each of ECI and Seller and the execution, delivery and performance of any related agreements or contemplated transactions by each of ECI and Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of either of such entities or any Contract of either ECI or Company, result in the imposition of any Encumbrance against any assets or properties of ECI or Seller or any of the Purchased Assets or violate any Law. Schedule
4.7 lists all Permits and
Approvals required to be obtained by ECI or Seller to consummate the transactions contemplated by this Agreement (including, without limitation, any Approvals required to be obtained from any lessors under Acquired Leases and any Persons holding
Encumbrances on Real Property). Except for matters identified in Schedule 4.7 as requiring that certain actions be taken by or with respect to a third party or Governmental
Entity, the execution and delivery of this Agreement by ECI and Seller and the performance of this Agreement and any related or contemplated transactions by ECI and Seller will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity under the terms of any applicable Laws or Contracts.

4.8  Legal Proceedings.
There is no Order or Action pending, or, to the best knowledge of Seller, threatened, against or affecting ECI or Seller or any of their respective properties or assets that individually or when aggregated with one or more other
Orders or Actions has or might
reasonably be expected to have a material adverse effect on Seller, the Business, the Purchased
Assets (or the use, operation
or value thereof), the Assumed Liabilities, ECI's or Seller's ability to perform this Agreement, or any aspect of the transactions contemplated by this Agreement.
There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim
(collectively, "Labor Matters"), pending or to the best knowledge of ECI or Seller threatened, against or affecting the Seller or the Business. Schedule 4.8 lists each Order,
Action and Labor Matter that involves a claim or potential claim of aggregate liability in excess of $10,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by Seller.

There is no matter as to which ECI or Seller has received any notice, claim or assertion, or, to the best knowledge of ECI or
Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or any other Person, nor to the best knowledge of ECI or Seller is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller.

4.9  Accounting Records; Internal Controls;
Absence of Certain Payments.
(a)  Accounting Records.  Seller has records
that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.
(b)  Data Processing; Access.  Such records,
to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

4.10 Insurance.
Seller is, and at all times during the past three years has been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds maintained by Seller are in full force and effect. Schedule 4.10 lists all insurance policies and bonds that are material to the Business. Seller is not in default under any such policy or bond.
Seller has timely filed claims with its insurers with respect to all matters and occurrences for which it believes it has coverage. Seller has received no notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets, including the
Purchased Assets, of Seller by any Board of Fire Underwriters or other body exercising similar functions or by any Governmental
Entity requiring or recommending any action which has not been taken.

4.11 Permits.
Seller holds all Permits that are required by any Governmental Entity to permit it to conduct the Business as now conducted and operate the Purchased Assets as they are now operated, and all such Permits are valid and in full force and effect and will remain in full force and effect for the benefit of Buyer upon consummation of the transactions contemplated by this Agreement, except for those Permits identified on
Schedule 4.11 as not transferable to Buyer. Except as set forth in Schedule 4.11, all such Permits are Purchased Assets. No suspension, cancellation or termination of any of such Permits is threatened or imminent.

4.12 Compliance with Law.
(a) Seller is organized and has conducted the Business in accordance with applicable Laws, and the forms, procedures and practices of Seller are in compliance with all such Laws, to the extent applicable. Without limiting the foregoing, the Seller has complied with all Laws relating to the extension of credit to consumers, usury, collections, truth in lending and any other Law applicable to Seller's store credit programs.
(b)  The use and operation of the Purchased
Assets are in compliance with all applicable Laws, and there are no violations of any such Laws.

4.13 Dividends and other Distributions.
There has been no dividend or other
distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent financial statements described in Section 4.2 by Seller.

4.14 Employee Benefits.
(a)  Employee Benefit Plans, Collective
Bargaining and Employment Agreements, and Similar
Arrangements.
(i)  Schedule 4.14 lists (by entity subject
thereto or bound thereby) all employee benefit plans and collective bargaining, employment or severance agreements and other similar arrangements, whether written or unwritten, to which Seller or any Subsidiary is or during the last five years has been a party or by which any of them is or during the last five years has been bound, legally or otherwise (except for any fully-performed employment agreements with respect to which Seller has no outstanding liabilities or obligations), including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or
(d) any other "employee benefit
plan" (within the meaning of Section 3(3) of ERISA).
(ii) Seller has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.
(iii)     There are no negotiations, demands
or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.
(iv) Seller and its Subsidiaries are in full compliance with the applicable provisions of ERISA (as amended through the date of this Arrangement), the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. Seller and its Subsidiaries have performed all of their obligations under all such plans, agreements and arrangements and all such plans, agreements and arrangements have been operated in compliance with their terms. To the best knowledge of Seller, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of Seller, no facts exist which could give rise to any such Actions.
(v)  All obligations of Seller and its
Subsidiaries under each such plan agreement and arrangement (x) that are due prior to the Closing Date have been paid or will be paid prior to that time and (y) that have accrued prior to the Closing Date have been or will be paid or properly accrued.
(b)  Qualified Plans.
(i) Schedule 4.14 lists all "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) in Schedule 4.14 which are also stock bonus, pension or profit-sharing plans within the meaning of Section
401(a) of the Code.
(ii) Each such plan has been duly authorized by the appropriate board of directors of Seller and each participating Subsidiary.
Each such plan is qualified in form and
operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. No prohibited transaction (within the meaning of Section
4975 of the Code) or party-in-
interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans.
(iii)     Seller has delivered to Buyer for
each such plan copies of the following documents: (i) the Form 5500 filed in the most recent plan year, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (ii) the most recent determination letter from the IRS, (iii) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results or operations of each of such plans as of such dates, in accordance with GAAP.
(c)  Title IV Plans.
No plan listed in Schedule 4.14 is a plan subject to Title IV of ERISA.
(d)  Multiemployer Plans.

No plan listed in Schedule 4.14 is a
"multiemployer plan" (within the meaning of Section
3(37) of ERISA). Neither Seller nor any Subsidiary has ever contributed to or had an obligation to contribute to any multiemployer plan.
(e) Health Plans. All group health plans of Seller, any Subsidiary and any ERISA Affiliate have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable. Except as required under Section
4980B of the Code, neither Seller nor any Subsidiary or ERISA Affiliate has any obligation to provide health benefits to any employee following termination of employment.
(f)  Fines and Penalties.  There has been no
act or omission by Seller or any Subsidiary or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

4.15 Certain Interests.
Except as specifically described on Schedule
4.15, no Affiliate of ECI or Seller nor any officer or director of any thereof, nor
Associate of any such individual, has any material interest in any of the Purchased Assets, the Assumed Liabilities or any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to Seller (except for employees' obligations under Seller's store credit card program which are customary and non-delinquent); and Seller is not indebted or otherwise obligated to any such Person, except for amounts due under the ECI Leases or normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth on Schedule 4.15, the consummation of the transactions contemplated by this Agreement and any related agreements will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Seller or the successor or assign of any thereof to any Person.

4.16 Intercompany Transactions.
Except as specifically described on Schedule

4.16, since January 31, 1998 Seller has not engaged in any transaction with ECI or any Affiliate of Seller or been subject to or bound by any Contract to which ECI or any Affiliate of ECI is a party. Seller does not have any liabilities or obligations to any Affiliate of Seller and none of such Affiliates has any obligations to Seller.
The consummation of the transactions
contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Seller or the successor or assign of any thereof to any Affiliate of Seller.

4.17 Bank Accounts, Powers, etc.
Schedule 4.17 ("Bank List") lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Seller has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto, and lists the names of each Person holding powers of attorney or agency authority from Seller and a summary of the terms thereof.

4.18 No Brokers or Finders.
No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions, other than Financo, Inc., as to which Seller shall have full responsibility and Buyer shall have no liability.

4.19 Net Assets.
[INTENTIONALLY OMITTED]

4.20 Inventories.
Schedule 4.20 is a complete and accurate list of the inventories of Seller as of July 4, 1998, including Seller's gross book value of the inventories and the amount of any reserves relating thereto.

4.21 Receivables.
Schedule 4.21 is a complete and accurate list of the amount of all receivables of Seller as of July
4, 1998.  Schedule 4.21 also
includes a complete and accurate aging list of all receivables of Seller as of July 4, 1998. Since
January 31, 1998, Seller has
not in any way changed or modified: (a) the criteria by which or manner in which Seller extends credit to its customers or generates its receivables; or (b) the manner, procedures or policies by which Seller takes reserves with respect to its receivables.

4.22 Vendor Obligations and Deposits and Bank
Loan. Schedule 4.22A is a complete and accurate list and description of all outstanding Vendor Obligations of the Seller as of July 4, 1998. Schedule 4.22B is a complete and accurate list by vendor and amount of all deposits Seller has made with its vendors as of July 4, 1998. As of July 4, 1998, the outstanding balance of
Seller's obligations under the Revolving
Credit Facility is $1,500,000.

4.23 Suppliers.
Schedule 4.23 lists the names of and describes all Contracts with and the appropriate percentage of Business attributable to, the ten (10) most significant vendors or suppliers of the Business at the date of this Agreement, and any sole-source vendors or suppliers of significant goods or services
(other than electricity, gas, telephone or water) to Seller with respect to which alternative sources of supply are not readily available on comparable terms and conditions.

4.24 Environmental Compliance.
To the best of Seller's and ECI's knowledge, no Hazardous Substances are located on any of the Real
Property.  To the best
of Seller's and ECI's knowledge, Seller has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance which is regulated or prohibited by any Law, or has created or might reasonably be expected to create any liability under any Law or which would require reporting to or notification of any Governmental Entity. To the best of Seller's and ECI's knowledge, there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the
Business of Seller or the use of any Real
Property or to the knowledge of ECI or Seller any nearby or adjacent properties which is regulated or prohibited by any Law, or has created or might reasonably be expected to create any liability under any
Law or which would require reporting to or notification of any Governmental Entity. To the best of Seller's and ECI's knowledge, no asbestos, lead-based paint or polychlorinated biphenyl or storage tank (above-ground or underground) is contained in or located at any facility of Seller. To the best of Seller's and ECI's knowledge, any Hazardous Substance handled or dealt with in any way in connection with the businesses of Seller, whether before or during Seller's ownership, has been and is being handled or dealt with in all respects in compliance with all applicable Laws. All liabilities of Seller in connection with Hazardous Substances or Laws regulating
Hazardous Substances are Excluded Liabilities.

4.25 Powers of Attorney Seller has not given any power of attorney (irrevocable or otherwise) to any person or entity for any purpose relating to the Business, Purchased Assets or Assumed Liabilities, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business.

4.26 Seller's Investment Representation.
Seller is acquiring the Buyer's Shares for Seller's own account for investment purposes only and not with a view to or for sale in connection with a distribution thereof
(except for a possible
transfer to an Affiliate of Seller as
permitted by the Stockholders' Agreement). Seller acknowledges that the Buyer's
Shares will be "restricted securities" under the Securities Act and will bear a prominent legend with respect to restrictions on transfer under the Securities Act, applicable state securities laws and the Standstill Agreement.

4.27 Discharge of Certain Obligations.
Except as set forth on Schedule 4.27 or
matters that do not exceed $15,000 in the aggregate, since January 31, 1998 Seller has not paid, satisfied, discharged or released any liability or obligation that would have been an Excluded Liability pursuant to this Agreement.

4.28 Employees.
Schedule 4.28 contains a complete list as of July 20, 1998 of all employees of Seller, including the name, job title, current compensation and date of hire.

4.29 Accuracy of Information.
The representations and warranties made by Seller and ECI herein, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.
If any of such
information, taken as a whole, at any time subsequent to its delivery and prior to Closing becomes untrue or misleading in any material respect, Seller will promptly notify
Buyer in writing of such fact and of the reasons for such change.


                ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF BUYER

Except as otherwise indicated on the Buyer
Disclosure Schedulepreviously delivered to Seller,
Buyer represents, warrants and
agrees as follows:
5.1  Organization and Related Matters.
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to carry on its business as now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

5.2  Authorization.
The execution, delivery and performance of this Agreement and any related agreements by Buyer:
(a) has been duly and validly
authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer; and (b) does not require the consent of Buyer's stockholders.
This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors'rights generally.

5.3  No Conflicts.
The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law to which Buyer is subject or (c) any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer, provided that the appropriate regulatory approvals are received as contemplated by Section 9.1 and the Approvals listed on Schedule 5.3 are secured.

5.4  No Brokers or Finders.
No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions other than Prudential Securities, Inc., as to which ECI and Seller shall have no liability.

5.5  Legal Proceedings.
There is no Order or Action pending or to the best knowledge of Buyer, threatened against or affecting Buyer that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on the
Buyer or Buyer's ability to perform this Agreement or any other aspect of the transactions contemplated by this Agreement.

5.6  Buyer's Stock.
As of July 14, 1998, the authorized capital stock of Buyer consists of 30,000,000 shares of Common
Stock, par value $.01 per
share of which 10,479,655 shares are issued and outstanding and 2,000,000 shares of preferred stock, par value $.10 per share, none of which are issued or outstanding. Upon issuance in accordance with the terms of this Agreement, Buyer's Shares will be validly issued, fully paid and nonassessable.

5.7  Buyer Reports; Financial Statements.
(a)  Since January 31, 1998, Buyer has filed
with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Buyer has delivered to ECI (i) the proxy statement filed by it with the SEC for the 1998
Annual Meeting of Stockholders, (ii) Buyer's
Annual Report on Form 10-K for the fiscal year ended
January 31, 1998, and (iii)
Buyer's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Buyer Reports").

As of their respective dates, the Buyer
Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the
Buyer Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Buyer and its subsidiary as of its date and each of the consolidated statements of income, of changes in stockholders' equity and cash flows included in or incorporated by reference into the Buyer Reports
(including any related notes
and schedules) fairly presents in all material respects the results of operations, retained earnings and cash flows, as the case may be, of Buyer and its consolidated subsidiary for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
Other than the Buyer Reports and the Annual Report on Form 11-K relating to Buyer's
Retirement Savings Plan, Buyer has not filed prior to the date hereof any definitive reports or statements with the SEC since
January 1, 1998.
(b) Interim Financial Statements. Buyer has delivered to Seller a consolidated balance sheet for Buyer and its subsidiary at May
30, 1998, and the related consolidated
statement of operations for the period then ended.
Such interim financial statements
have been certified by the chief financial officer of Buyer. All such interim financial statements have been prepared in conformity with GAAP applied on a consistent basis with the audited financial statements for January
31, 1998 except for
changes, if any, required by GAAP and
disclosed therein. The statement of operations presents fairly the results of operations of Buyer for the period covered, and the balance sheet presents fairly the financial condition of Buyer as of its date. All such interim financial statements reflect all adjustments (which consist only of normal recurring adjustments:
(i) not material in amount; or (ii) estimated provisions for year-end adjustments) necessary for a fair presentation. At the date of such balance sheet, Buyer did not have any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but were not except for the omission of notes with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the most recent of the audited statements delivered and that were of substantially the same type as so reported.

5.8  Absence of Certain Changes.
Except as disclosed in the Buyer Reports or as disclosed to Seller in writing on or prior to the date hereof, since January
31, 1998, to the date hereof, Buyer and its subsidiary have conducted their respective businesses only in, and have not engaged in any material transaction other than in the ordinary and usual course of such business and there has not been: (i) any material adverse change in the financial condition, cash flows, properties, businesses, prospects or results of operations of Buyer and its subsidiary taken as a whole or any development or combination of developments of which management of Buyer is aware which is reasonably likely to result in any such change; (ii) any change by Buyer in accounting principles, practices or methods, other than as disclosed in the Buyer
Reports; (iii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Buyer; or (iv) any material revaluation by Buyer of any of its assets. Neither
Buyer nor its subsidiary has any liabilities required to be set forth on a balance sheet in accordance with GAAP, except (i) liabilities that are reflected or disclosed in the financial statements referred to in Section 5.7 above, (ii) liabilities incurred after May 30, 1998 in the ordinary course of business and consistent in size and amount with Buyer's prior experience reflected in the Buyer Reports or (iii) liabilities that are set forth on Schedule 5.8.

5.9  Issuance of 8% Subordinated Note.
The execution and delivery of the 8%
Subordinated Note will not violate the provisions of or constitute a breach or default under any covenants of Buyer in any existing loan agreement to which Buyer is a party. The 8% Subordinated Note, when executed and delivered to Seller hereunder, will be a legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

5.10 Accounting Records; Internal Controls.
(a)  Accounting Records.  Buyer has records
that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.
(b)  Data Processing; Access.  Such records,
to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

                 ARTICLE VI
COVENANTS WITH RESPECT TO CONDUCT OF ECI,
                 SELLER
          AND BUYER PRIOR TO CLOSING

6.1  Access.
ECI and Seller will authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns, surveys, plans and specifications, certificate(s) of occupancy, warranties, and all other information with respect to the Business, the Purchased
Assets and the ECI Real Property as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such third Persons, including, without limitation, its directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Business, the Purchased Assets or the Assumed
Liabilities, obtaining any necessary
Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and
Business of Seller. In addition, Seller will authorize and permit Buyer and its representatives to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business to Seller's employees to enable Buyer to determine which, if any, of the Terminated Employees
Buyer will offer employment.
6.2  Material Adverse Changes; Reports;
Financial Statements. (a)  Seller will promptly notify
Buyer of any event of which ECI or Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or any of the Purchased Assets or Assumed Liabilities or which if known as of the date hereof would have been required to be disclosed to
Buyer.
(b) Seller will furnish to Buyer (i) as soon as available, and in any event within 10 days after it is prepared, any report by
Seller for ECI or for submission to Seller's board of directors and other operating or financial reports (including any projections and budgets) prepared for management of any of their respective businesses, together with any working papers related thereto, (ii) as soon as available, copies of all portions of all reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity, (iii) monthly and quarterly unaudited balance sheets, statements of operations and cash flow and changes in stockholder's equity of Seller, and (v) such other reports as Buyer may reasonably request relating to Seller. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be prepared in accordance with GAAP, consistently applied, except that such financial statements may omit statements of changes in financial position and footnote disclosures required by GAAP to the extent the content thereof would not materially differ from those disclosures reported in the most recent audited period and year-end adjustments to the extent not material. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be accompanied by a certificate of the Chief Financial Officer of Seller to the effect that such financial statements present fairly the financial condition and changes in equity and results of operations and cash flow of Seller for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.
(c) Buyer will promptly notify Seller of any event of which Buyer obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Buyer or which if known as of the date hereof would have been required to be disclosed to Seller.

6.3  Conduct of Business.
Seller will not, without the prior consent in writing of Buyer:
(a)  conduct the Business except in the
ordinary course consistent with past practices or engage in any transaction out of the usual and ordinary course of business;
or (b) amend, modify, terminate, renew or renegotiate any Assumed Contract or Material Contract or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Assumed Contract or Material Contract or enter into any new Material
Contract or take any action that
would jeopardize the continuance of its
material supplier or customer relationships; or (c) terminate or fail to renew any existing insurance coverage;
or (d) terminate, amend or fail to renew or preserve any Permits; or (e) incur or agree to incur any obligation or liability
(absolute or contingent) that individually calls for payment by Seller of more than $10,000 in any specific case or $100,000 in the aggregate, in each case excluding purchases of merchandise which shall not exceed in cost
$50,000 in any
individual order or $5,000,000 in the aggregate; or (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any Affiliate, director, officer, employee, shareholder or any of their respective Associates or Affiliates except for customary merchandise purchases using Seller's store credit card; or (g) grant any increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent or pay any bonus to any person, or enter into any new employment, collective bargaining or severance agreement, except that Seller may grant increases in the rates of pay to non-managerial employees in the ordinary course and consistent with its past practice provided that any such increase shall not exceed five percent (5%) in the case of any individual employee;
or (h) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, including the Purchased Assets and Assumed Liabilities, except, subject to paragraph (q) below, (i) for dispositions of property not material in amount, or (ii) in the ordinary course of business or (iii) as contemplated by this Agreement; or
(i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity
Securities of Seller; or
(j) declare, issue, make or pay any dividend or other distribution, whether consisting of money, securities, other personal property, real property or other thing of value, to its shareholder, or split, combine, dividend, distribute or reclassify any shares of its Equity
Securities; or (k) change or amend any of its charter documents or bylaws; or
(l)  make any capital expenditures or
commitments with respect thereto aggregating more than $20,000, except for necessary repairs to existing equipment in an amount not to exceed $50,000 in the aggregate; or
(m) make special or extraordinary payments to any Person; or (n) make any material investment, by purchase, contribution to capital, property transfer, or otherwise, in any other Person; or (o) dispose of or permit to lapse any Intangible Property or any rights to its use or disclosure any Intangible
Property not a matter of public knowledge; or
(p)  compromise or otherwise settle any
claims, or adjust any assertion or claim of a deficiency in Taxes, or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return, in any matter that involves or may involve any of the Assumed Liabilities or Purchased Assets, before furnishing a copy to
Buyer and affording Buyer an opportunity to consult with respect thereto; or
(q)  notwithstanding anything in this
Agreement to the contrary, pay or provide anything of value to satisfy, discharge or release any liability or obligation that is an
Excluded Liability hereunder; provided, however, that Seller may use its cash or Revolving Credit Facility to pay, satisfy, discharge or release any such liability or obligation if ECI simultaneously contributes an amount in cash equal to such amount to Seller without any obligation of Seller to repay such amount; or
(r) make any Tax election, change any method or period of accounting or change any significant accounting policy, practice or procedure, or introduce any new method of management or operation in respect of the Business; or
(s) fail to maintain or repair any Purchased Asset in accordance with reasonable and prudent maintenance and repair procedures; or (t) engage in any transaction with any Affiliate; provided, however that Seller may perform its existing obligations under those Contracts disclosed on Schedule
4.15 or 4.16; or
(u)  agree to or make any commitment to take
any action that is or would be prohibited by this
Section 6.3.

6.4  Notification of Certain Matters.
ECI and Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to ECI and Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

6.5  Subsequent Contracts; Termination
Notices.
(a)  From the date of this Agreement to the
Closing Date, Seller agrees to use its best efforts to include in each Contract entered into subsequent to the date of this Agreement ("Subsequent Contract") a provision permitting the assignment of any such Subsequent Contract to Buyer (which shall only become an Assumed Contract hereunder with Buyer's prior written consent which may be withheld in Buyer's sole and absolute discretion) and providing that upon such assignment, Buyer shall succeed to all of Seller's rights, title and interests thereunder subject only to Buyer's express assumption of all Seller's duties, powers and obligations after the Closing Date under such Subsequent Contract.
(b)  From the date of this Agreement to the
Closing Date, Seller shall, upon Buyer's request, give written notice to terminate any of the Assumed Contracts listed on Schedule
1.1(a) that Buyer desires to be so terminated. Until such Assumed Contracts are so terminated Buyer agrees to honor the terms of such contracts; provided that Buyer shall be obligated to perform the obligations under the Assumed Contracts relating to the Downtown San Bernardino Store and the Distribution
Center only until January
31, 1999 and Seller shall remain obligated to perform under such Contracts for any periods thereafter.

6.6  Preservation of Business Prior to Closing
Date.
During the period beginning on the date hereof and ending on the Closing Date, (a) Seller will use its best efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with Seller and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate to keep available to Buyer, the services of the officers and employees of Seller that Buyer may wish to retain. Nothing in this Section shall obligate Buyer after the Closing to retain or offer employment to any officer or employee of Seller.

6.7  Sales and Transfer Taxes.
Seller shall pay all real and personal
property transfer taxes, if any, and all sales, use and other similar taxes, if any, imposed on or in connection with the purchase, sale or transfer of the Purchased Assets to, and the assumption of the Assumed
Liabilities by, Seller pursuant to this
Agreement or on the use thereof by Buyer after the Closing Date.

6.8  Certain Filings.
Buyer and ECI will each make any and all filings required to be made on its part under the Hart-Scott-Rodino Act and within one week of the date of this Agreement, ECI and Buyer shall make their respective initial filings under such Act. ECI and Buyer shall furnish each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the provisions of such laws. ECI and Buyer will supply each other with copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, with representatives of any Governmental Entity or member of its staff, with respect to the transactions contemplated by this
Agreement and any related or contemplated or transactions, except for documents filed pursuant to
Item 4(c) of the Notification and
Report Form or communications regarding the same. All documents required to be filed by ECI or any Affiliate with any
Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

6.9  Repair of Damage; Condemnation.
(a)  In the event that prior to the Closing
there is any "Non-Material" (as defined in subsection
(e) hereof) damage to the
Purchased Assets, or any part thereof, at Buyer's option, either (i) ECI shall at its cost and in a good and workmanlike manner repair or replace such damage prior to the Closing, or (ii) Buyer shall accept such Purchased
Assets in their then-current
condition, and ECI shall promptly pay to Buyer an amount necessary to fully repair and restore such damaged Purchased
Assets, less (provided Buyer shall be entitled to all such insurance proceeds) the amount of insurance proceeds received by
Buyer with respect to such damage, and Buyer and Seller shall proceed with the Closing.
(b)  In the event that prior to the Closing
there is any "Non-Material" damage to ECI Real
Property, or any part thereof, at
Buyer's option either (i) ECI shall at its cost and in a good and workmanlike manner repair or replace such damage prior to the Closing, or (ii) the New Lease applicable to such property shall be modified (as reasonably necessary) to expressly provide (A)
ECI's obligation to promptly repair or replace such damage after the Closing, and (B) abatement of Buyer's rental obligations under such New Lease in proportion to the area rendered unusable for the Business pending such repair or replacement.
(c)  In the event that prior to the Closing,
any Non-Material portion of the Purchased Assets is subject to a taking, Buyer shall accept the Purchased Assets in their then-current condition and proceed with the Closing, in which case Buyer shall be entitled to an assignment of all of Seller's rights to any award in connection with such taking. In the event of any such Non-
Material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent.
(d)  In the event that prior to the Closing,
any Non-Material portion of the ECI Property is subject to a taking, Buyer shall accept the Purchased Assets in their then-current condition and proceed with the Closing, in which case Buyer shall be entitled to an assignment (from ECI or Seller, as appropriate) of that portion of any award in connection with such taking which Buyer would be entitled to claim as lessee under the terms of the applicable New Lease if such New Lease were in effect on the date of such taking. The provisions of the applicable New Lease which apply in the event of condemnation shall apply with respect to such taking. In the event of any such Non-Material taking, neither ECI nor Seller shall compromise, settle or adjust any claims to such award without Buyer's prior written consent.
(e)  For the purpose of this Section 6.9,
damage to the Purchased
Assets or a taking of a portion thereof shall be deemed to be "Non-Material" if: (i) in the case of inventory, the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking shall not exceed $5,000,000; and (ii) in the case of any damage to a Purchased Asset, or any part thereof, other than inventory, the reasonably estimated cost of restoration or repair of such damage shall not exceed $350,000 and the restoration or repair of such damage shall be completed within 90 days;
and (iii) in the case of a taking of any Purchased
Asset, or any part thereof,
other than inventory, the amount of the
condemnation award with respect of such taking shall not exceed $350,000. Any damage or cost of restoration or repair in excess of such amounts or time periods shall be deemed to be Material for the purposes of this
Section 6.9. (f) In the event that prior to the Closing there is any Material damage (as defined in subsection (e) above) to the Purchased Assets, or any part thereof, or the ECI
Real Property, or any
part thereof, or a Material taking of the Purchased Assets, or any part thereof, or the ECI
Property, or any part thereof, the
parties shall proceed with the Closing and Seller shall indemnify and hold harmless Buyer from and against any and all Losses of Buyer, directly or indirectly, as a result of, or based upon or arising from such damage or taking.
(g) Seller agrees to give Buyer prompt notice of any taking, damage or destruction of the Purchased
Assets or the ECI Real
Property.

6.10 Listing Application.
Buyer shall prepare and submit to the NYSE and the PSE listing applications covering the Buyer's
Shares, and shall use its best
efforts to obtain, prior to the Closing Date, approval for the Buyer's Shares to be admitted to trading on the NYSE and the PSE upon official notice of issuance.
6.11 No Other Bids.
ECI shall not, either directly or indirectly, through Seller or otherwise, and their respective
Affiliates, representatives and
agents shall not, initiate, solicit or
encourage any inquiry, offer or proposal with respect to, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the stock or other securities of Seller. ECI will promptly notify buyer of the details of any discussions with or proposal or offer from any other Person relating to an acquisition, merger, tender or exchange offer or other form of business combination involving Seller or any of its securities or substantial assets or any other proposal, the acceptance of which would be inconsistent with the consummation of this Agreement in accordance with its terms.
Compliance with this Section shall
not relieve ECI of any other express or
implied obligations under this Agreement or under applicable Law.

6.12 Real Property and Leases.
(a)  Seller shall not, without first obtaining
Buyer's consent, amend, modify, terminate, renew or renegotiate any Acquired Lease or the Distribution Center Lease or default
(or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Acquired
Lease or the Distribution
Center Lease or enter into any new Lease.
(b)  Seller shall not exercise any option
provided under any Acquired Lease without first obtaining Buyer's consent. If so instructed by Buyer, Seller shall take actions necessary to exercise or preserve Seller's rights under any option provided in any Acquired Lease.
(c)  Buyer may (without obligation to do so)
negotiate for a new lease or a lease renewal with the lessor under any Acquired Lease which is scheduled to expire within twelve months after the Closing Date, and Seller shall cooperate with Buyer's efforts to do so. (Buyer shall not bind Seller to any new lease or lease renewal without Seller's consent, which shall not be unreasonably withheld.)
(d)  Neither Seller nor ECI shall, without
first obtaining Buyer's consent, amend, modify, terminate, renew or renegotiate any Mall Agreement or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Mall Agreement or enter into any new Mall Agreement.
(e)  Seller and ECI shall maintain the Real
Property in reasonable and prudent condition and repair
(it being agreed that
the foregoing covenant does not alter Seller's and ECI's agreement to allocate responsibility for such maintenance between them pursuant to the ECI Leases).
6.13 Revolving Credit Facility.
In order to assist Buyer in promptly having
Seller's inventory included in the "borrowing base" under Buyer's revolving credit facility as of the Closing and to allow Buyer to repay Seller's Revolving Credit Facility as of the Closing as provided in
Section 9.3(a) hereof, ECI and Seller shall cooperate with, and use their best efforts to, assist
Buyer in the audit or
evaluation of the Purchased Assets by Buyer's lender, including, but not limited to, providing Buyer, its lender and their respective representatives with access to the Purchased Assets and the books and records relating thereto.

             ARTICLE VII
COVENANTS RELATING TO APPROVALS, ESTOPPELS,
          SNDA'S AND PERMITS

7.1  Mutual Cooperation.
ECI, Seller and Buyer each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to obtaining all) Approvals and Permits required to be obtained by such party pursuant to the terms of this Agreement that may be necessary or that may be reasonably requested by the other party to consummate the transactions contemplated by this Agreement.

7.2  Third Party Approvals.
To the extent that the Approval of a third party (including without limitation, any lessor under an Acquired Lease, any party to a Mall Agreement or any mortgagee of, or party holding a security interest in, any Leased
Property or ECI Real Property)
or any Permit is required in connection with the transactions contemplated by this Agreement
(including without limitation, any
change in the name under which the Business is conducted), Seller or ECI (as appropriate) shall use its best efforts to obtain such Approval prior to the Closing Date.

7.3  Estoppel Certificates.
(a)  Seller and ECI shall use their best
efforts to obtain, prior to Closing Date, executed lessor estoppel certificates, in the form of Exhibit P hereto, and executed landlord agreements, in the form of Exhibit S hereto, from each lessor under any Acquired
Lease.
(b)  Seller and ECI shall use their best
efforts to obtain, prior to Closing Date, executed estoppel certificates, in the form of Exhibit Q hereto, from each Person which is a party to a Mall Agreement (other than Seller or ECI), with respect to each Mall
Agreement to which such Person is a party.

7.4  SNDA's.
Seller and ECI shall use their best efforts to obtain, prior to Closing Date, executed SNDA's with respect to all Acquired Leases and the New Leases executed by the Person holding the subject Encumbrance and the lessor under the subject lease (if required by the form of SNDA).

7.5  Certificates of Occupancy.
Seller and ECI shall use their best efforts to obtain and furnish to Buyer any and all certificate(s) of occupancy or similar documents required from any Governmental
Entity in connection with Buyer's possession of the Real Property under the New Leases and the Acquired Leases.

7.6  Failure to Obtain Approvals, Permits,
Estoppels or SNDA's Prior to Closing.
If Seller or ECI fails to obtain any of the items described in this Article VII prior to the Closing, Seller and ECI shall continue to use their best efforts to obtain and provide to Buyer as soon as possible following the Closing all such Approvals,
Permits estoppel certificates, SNDA's and certificates of occupancy in the form required by this
Article VII.

                ARTICLE VIII
        ADDITIONAL CONTINUING COVENANTS

8.1  Noncompetition.
(a)  Restrictions on Competitive Activities.
ECI and Seller agree that, after the Closing, Buyer shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law.
ECI and Seller also acknowledge that in light of the experience and understanding of ECI and Seller of the Business and ECI's future representation on Buyer's Board of Directors, it would be unfair for ECI or Seller to compete with Buyer and that ECI's and Seller's management contributions to the
Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Business. For these and other reasons and as an inducement to Buyer to enter into this Agreement, ECI and Seller agree that for a period ending on the earlier of: (i) five years after the Closing; and (ii) approval by the Board of Directors of Buyer (without ECI's, or its Affiliates' approval) of a Covered
Transaction (as such term is defined in the Standstill Agreement) ECI and Seller will not, directly or indirectly, for their own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or in the case of Seller, allow its name or reputation to be used in or by any other present or future business enterprise that competes with Buyer in activities similar to the Business as of the Closing Date (i) in the counties of Los
Angeles, Orange, Riverside, Kern, San Bernardino,
Imperial, and San Diego in which
Buyer now operates; (ii) in the state of California; and (iii) in the states of Arizona, Colorado, Idaho, Montana, Nevada, New
Mexico, Oklahoma, Oregon, Texas, Utah,
Washington or Wyoming. (b) Exceptions. Nothing contained herein shall limit the right of ECI or Seller, as an investor, to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided
ECI's and Seller's combined equity interest therein together with any of their
Affiliates does not equal or exceed 5% of the outstanding shares or interests in such corporation or partnership.
(c)  Special Remedies and Enforcement.  ECI
and Seller recognize and agree that a breach by ECI or Seller of any of the covenants set forth in this Section 8.1 could (and likely would) cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach may be difficult to ascertain with sufficient certainty and accordingly that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller, in addition to any other rights and remedies which are available to Buyer. If this Section 8.1 is more restrictive than permitted by the Laws of any jurisdiction in which Buyer seeks enforcement hereof, this
Section 8.1 shall be limited to the extent required to permit enforcement under such Laws. In particular, the parties intend that the covenants contained in the preceding portions of this Section 8.1 shall be construed as a series of separate covenants, one for each county and/or state specified.
Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, it is determined in any judicial proceeding, that any of the separate covenants deemed included in this paragraph may not be enforced, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.
(d) Tax Allocation. For income tax purposes only, Buyer and Seller agree that $100,000 of the purchase price under this Agreement shall be allocated to the covenants in this Section 8.1.

8.2  Nondisclosure of Proprietary Data.
None of ECI, Seller nor any of their
respective representatives shall, except as required by law, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data
(including, but not limited to, any customer list, record or financial information) concerning the Business or the business or policies of Seller related to the Business that ECI or Seller or any representative of ECI or Seller may have learned as an owner or a shareholder, employee, officer or director of the Business. In addition, none of ECI, Seller nor any of their respective representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the Business that may have been learned in any such capacity.

8.3  Tax Cooperation.
After the Closing, Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer in the preparation of all Tax
Returns and shall provide, or cause to be provided at Seller's sole cost and expense, to Buyer any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the Auditors of Seller and its Affiliates. After the Closing, Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer in connection with any
Tax investigation, audit or other proceeding relating to the Business. Any information obtained pursuant to this Section 8.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section
12.9.

8.4  Employment Matters.
(a) Employees. Seller shall terminate all of its employees as of the Closing (the "Terminated
Employees") except for those
employees identified in writing by Buyer that are to be leased from Seller to Buyer after the Closing
(the "Leased Employees")
and those employees to be retained by Seller that will continue to provide services to Seller after the Closing that are identified in writing by Seller at least two days prior to the Closing Date (the "Retained
Employees") (it being understood that
Seller shall not retain any employee that Buyer notifies Seller of its desire to employ at least three days prior to the Closing
Date).  As of the Closing Date, Buyer may, at
its option, offer employment to any Terminated Employee on such terms and conditions as Buyer may determine in its sole and absolute discretion. Seller shall use its best efforts to assist Buyer in hiring any Terminated Employees with respect to whom Buyer elects to offer employment. Seller shall not take any action, directly or indirectly, to prevent or discourage any such Terminated Employee from being employed by Buyer as of the Closing Date and shall not solicit, invite, induce or entice any such Terminated Employee to remain in the employ of Seller or its Affiliates or otherwise attempt to retain the services of any such Terminated Employee, except with the prior written consent of Buyer. Seller agrees to consult with Buyer on all material oral or written communications or meetings primarily regarding future employment with the Terminated Employees or the Leased
Employees.
(b)  Payment of Pre-Closing Employee Benefits.
Seller shall be responsible for and promptly pay all obligations for compensation, wages, bonuses, vacation time, pay in lieu of vacation, sickness and accident benefits, leaves of absence, and similar employee benefits provided by Seller for the period prior to the Closing
Date.
(c)  Severance Obligations.
     (i)  Fully-Reimbursed Severance Amounts.
Subject to subsection (vi) below, with respect to those Terminated Employees working at the store-level (other than store-level employees located at the San Bernardino
Store) to whom Buyer has not
offered employment (the "Group A Employees"),
Buyer shall reimburse Seller for all severance obligations paid or owed to such employees by Seller pursuant to the severance policies (the "Severance Amounts").
     (ii) Allocated Severance Amounts.
Subject to subsection (vi) below, with respect to all employees of Seller other than the Group A Employees (the "Group B
Employees"), Buyer and Seller will share the cost of all of Seller's Severance Amounts, the cost of any Retention Bonuses (as defined below) and the cost of any Initial WARN Liability to employees to whom Buyer has not offered employment, as follows: (A) Buyer shall bear the first $1.353 million of Severance
Amounts, Retention Bonuses and
Initial WARN Liability and 50% of any
Severance Amounts, Retention Bonuses and Initial WARN
Liability above $1.353
million; and (B) Seller shall bear only 50% of such Severance Amounts, Retention Bonuses and Initial
WARN Liability above
$1.353 million.
     (iii)     Retention Bonuses.  Buyer may
hire certain of the Terminated Employees immediately following the Closing (the
"Hired Employees").  Certain of such Hired
Employees Buyer may hire for only a temporary period of time following the Closing
(the "Temporary Employees"). Buyer may offer retention bonuses to such Temporary Employees in order to encourage them to remain in the employ of Buyer for the period Buyer desires. Any such Retention Bonuses shall be in an amount equal to the amount of severance that such Hired Employee would have received from Seller pursuant to the Severance Policies had such Hired Employee not been hired by Buyer immediately following the Closing.
(iv) Employee Lease Agreement. Seller shall retain and lease to Buyer the Leased Employees pursuant to the terms of the Employee
Lease Agreement.  Provided that the Leased
Employees remain in the employ of Seller and are leased to Buyer up until the time
Buyer no longer desires such Leased Employees' services, Severance Amounts paid to such Leased
Employees shall be included
in the amounts allocated between Buyer and Seller pursuant to paragraph (c)(ii) above.

               (v)  Procedures for
Reimbursement.
                    (A)  Accounting.  Prior to
the time at which the first Severance Amounts are to be paid to the Terminated
Employees, Seller shall provide Buyer with a written notice setting forth a detailed accounting of the Severance Amounts for which Seller believes it should be reimbursed by Buyer pursuant to this paragraph (c) with respect to such Terminated Employees
(including the names of all employees, the amount of the severance paid or to be paid to such employee, the date on which such severance was paid or is to be paid and a statement to the effect that such amounts were paid or are to be paid pursuant to the Severance Policies and are the subject of proper reimbursement pursuant to this Agreement (each a "Reimbursement
Notice"). To the extent that Seller desires to be reimbursed for such amounts prior to the payment to employees, Seller shall provide Buyer with the Reimbursement Notice at least three business days prior to payment by Seller.
Buyer shall promptly review the Reimbursement Notice, and, subject to subsection (C) below, not later than one business day prior to such scheduled payment, pay to Seller the amount set forth in the Reimbursement
Notice.
                         (B)  Subsequent
Accounting. If further Severance Amounts become due and owing to Buyer as a result of the termination of Leased Employees, Seller shall provide Buyer with a Reimbursement Notice with respect to such Severance
Amounts. To the extent that Seller desires to be reimbursed for such amounts prior to the payment to employees, Seller shall provide Buyer with the Reimbursement Notice at least three business days prior to payment by Seller.

Buyer shall promptly review the Reimbursement Notice, and, subject to subsection (C) below, not later than one business day prior to such scheduled payment, pay to Seller the amount set forth in the Reimbursement
Notice.  If Seller is required to pay
additional compensation to any terminated employee as a result of its failure to timely comply or provide notices under WARN, Seller shall promptly provide Buyer with a written notice setting forth a detailed accounting of such liability for which Seller believes it should be reimbursed by Buyer pursuant to this Section (each a "WARN
Notice")at least three business days prior to any payment thereof by Seller. If Buyer has paid any Retention Bonuses pursuant to subsection (iii) above, Buyer shall, on a monthly basis, provide Seller with a written notice of the names of all employees to whom a payment was made, the amount of the Retention Bonuses paid and a statement to the effect that such amounts are the subject of inclusion as a Retention Bonus pursuant to the Agreement.
                         (C)  Objections to
Reimbursement Notices and WARN Notices. If Buyer believes in good faith that any amount set forth in a Reimbursement Notice or a WARN Notice is not due and owing to Seller pursuant to this Agreement, either because such amount is improper, or because, with respect to Reimbursement Notices, Buyer has paid
Retention Bonuses that
pursuant to subject (iii) above shall reduce the amount owing by Buyer to Seller, Buyer shall pay to Seller the amount it believes is proper and at the same time provide Seller with written notice of any objections or differences in amount.
If, with respect to Reimbursement Notices, as a result of paying Retention Bonuses, the amounts reimbursed by Buyer to Seller and the amounts paid pursuant to the Retention Bonuses exceeds the total amount for which Buyer is responsible pursuant to subsection (ii), Seller shall promptly pay to Buyer any amount of overpayment. Buyer and
Seller shall endeavor to resolve by written agreement any differences with respect to amounts to be paid pursuant to this paragraph (c). In the event the parties are not able to resolve any differences within 10 days, then the parties shall seek to resolve such dispute pursuant to the dispute resolution mechanisms set forth in this Agreement.
(vi) Reimbursement Limitations.
Notwithstanding anything in this
Agreement to the contrary: (A) Buyer shall only be required to reimburse Seller for amounts paid or owed by Seller pursuant to the Severance Policies and for liabilities of Seller for Seller's failure to timely provide notices under WARN as provided for in this Section 8.4; (B) Buyer shall have no liability or obligation whatsoever to pay or reimburse Seller for any severance amounts paid or owed by Seller to any Terminated Employee that is offered employment by Buyer following the
Closing (where, in the case of any individual
Terminated Employee other than Louis Horvitz, such offer of employment does not require any such Terminated Employee to relocate); (C) Buyer shall have liability or obligation whatsoever with respect to any severance obligation paid or owed by Seller to any Leased Employee that does not remain in the employ of Seller and leased to Buyer until Buyer no longer desires such Leased Employee's services pursuant to the Employee
Lease Agreement; and (D) Buyer
shall have no liability or obligation
whatsoever with respect to any severance obligation paid or owed by Seller to any Retained Employee of Seller that is terminated after January 30, 1999.
(d) Cooperation and Records. ECI and Seller will provide Buyer with access to and copies of personnel files, grievance and arbitration files, health and safety files, negotiation files, and the availability of and access to Seller's labor relations personnel for information and advice regarding arbitrations and negotiating history with respect to all Terminated Employees of
Seller that are hired by Buyer.
(e)  Worker Adjustment and Retraining
Notification (WARN). Not later than one day after the date hereof, Seller shall provide proper notice under WARN to all of its employees. If Seller provides the notice required by WARN as provided herein, the parties acknowledge and agree that any Initial
WARN Liability shall be allocated between Buyer and Seller as set forth in
Section 8.4(c)(ii) above and that, if Seller is required to pay additional compensation to any terminated employee as a result of Seller's failure to provide notices within the time periods specified by WARN in excess of the Initial
WARN Liability, Buyer
shall promptly reimburse Seller for 50% of any such additional compensation; provided, however, that Buyer shall reimburse
Seller for 100% of any compensation required to be paid to Group A Employees as a result of Seller's failure to provide notices within the time periods specified by WARN.
(f)  No Third Party Beneficiaries.
Notwithstanding any possible
inferences to the contrary, none of ECI, Seller or Buyer intends for this Section 8.4 to create any rights or obligations except as among ECI, Seller and Buyer, and no past, present or future employees of Seller or Buyer shall be treated as third-party beneficiaries of this Section 8.4.

8.5  Auditor's Consent.
ECI and Seller shall use their best efforts to cause Auditors to provide any and all consents necessary in connection with filing the Auditors' report on the financial statements of Seller in any documents filed by Buyer with the SEC.

8.6  San Bernardino Store.
Buyer shall operate Seller's store located in downtown San Bernardino (the "Downtown San Bernardino
Store") until January
31, 1999, or such longer period as the parties hereto may agree, if Buyer and ECI secure Buyer's release, to the satisfaction of
Buyer, from an existing lease clause
restricting Buyer from directly or indirectly operating the Downtown San Bernardino
Store. Buyer and ECI shall use commercially reasonable efforts to secure such release. If Buyer operates the Downtown San
Bernardino store pursuant to this Section 8.6, Buyer will enter into a lease of such facility in the form of Exhibit G hereto.

8.7  Point of Sale Equipment; ECI Software.
(a)  The parties acknowledge that Seller's
sales transactions using its existing point of sale equipment are processed through
ECI's mainframe computer location in Spain.
ECI acknowledges that Buyer may, at Buyer's option, continue to use ECI's existing point of sale equipment after the Closing. In connection therewith, ECI agrees that it shall, at Buyer's option, provide
Buyer through December 15, 1998 (i) the same point of sale processing capabilities (using ECI's mainframe computer located in Spain) for Buyer's point of sale transactions relating to the
Business as ECI provided to Seller prior to the date hereof at no cost to Buyer; and (ii) maintain in San Bernardino and provide to Buyer the services of those employees of ECI listed on Schedule 8.7 hereto (the "Designated MIS
Employees") at no cost to Buyer
to assist Buyer in operating the mainframe computer and related programs through such period;
provided, however, that ECI shall
not be required to pay for or maintain any other employees at the Downtown San Bernardino Store for such purposes.
(b)  The parties acknowledge and agree that
the software owned by ECI listed on Schedule 4.15 is an Excluded Asset as provided in
Section 2.1(b)(x). However, ECI agrees to provide Buyer with a royalty-free license to allow
Buyer to continue to use all
software owned by ECI and currently used by Seller through December 15, 1998.

8.8  ECI Cooperation.
If requested by Buyer, ECI agrees to cooperate with and assist Buyer in purchasing merchandise at prices obtained by ECI, including having ECI's merchandise buyers and other employees cooperate with Buyer's personnel.

8.9  Buyer SEC Reports.
For five years after the date of Closing, Buyer agrees to promptly provide ECI with copies of all statements, reports and documents filed by Buyer under the Exchange
Act and the rules and regulations thereunder.

8.10 Letters of Credit.
Seller agrees that it shall keep outstanding its letters of credit listed on Schedule 4.4 (the
"Letters of Credit") until the
current expiration of such Letters of Credit.
Buyer agrees to pay any fees incurred by Seller after the Closing that are required to maintain such Letters of Credit until their expiration date and to indemnify Seller with respect to any draws on such Letters of Credit between the Closing and the termination of such Letters of Credit.

8.11 San Bernardino Offices.
Following the Closing, those Retained
Employees of Seller listed on Schedule 8.11 hereto shall be entitled to have access to office space in the Buyer's offices at the Downtown San Bernardino Store until no later than January 30, 1999. Such
Retained Employees may enter such premises only during Buyer's normal business hours at such location and shall abide by all of Buyer's policies, rules and regulations relating to such location.


                   ARTILE IX
             CONDITIONS OF PURCHASE

9.1  General Conditions.
The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:
(a)  No Orders; Legal Proceedings.  No Law or
Order shall have been enacted, entered, issued, promulgated or enforced by any
Governmental Entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of any party have been threatened and remain so by any Governmental Entity at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of
Buyer only) which would not permit the
Business as presently conducted to continue unimpaired following the Closing Date. No
Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction and/or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the scheduled Closing.
(b)  Approvals.  To the extent required by
applicable Law, all Permits and Approvals required to be obtained from any
Governmental Entity shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse to the party or parties entitled to the benefit thereof and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

9.2  Conditions to Obligations of Buyer.
The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:
(a)  Representations and Warranties and
Covenants of ECI and Seller. The representations and warranties of
ECI and Seller herein contained shall be true at the Closing Date with the same effect as though made at such time, ECI and Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing
Date, and ECI and Seller shall have delivered to Buyer certificates of ECI and Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of ECI and Seller to such effect.

(b) No Material Adverse Change. There shall not have been any material adverse change in or affecting the Business, or Seller or any of the Purchased Assets or Assumed
Liabilities subsequent to January 31, 1998.

(c)  Listing Application.  Buyer shall have
obtained approval of its NYSE and PSE listing applications covering the Buyer's
Shares.

(d) Opinion of Counsel. Buyer shall receive at the Closing from McPeters, McAlearney, Shimoff &
Hatt, counsel to ECI and Seller,
an opinion dated the Closing Date, in form and substance as set forth in Exhibit T hereto.

(e)  Consents.  Seller, ECI and Buyer shall
have obtained all Approvals and Permits required by Law.

(f)  Seller Investment Letter.  Buyer shall
have received from Seller an Investment Letter, in the form of Exhibit V hereto.

(g)  Related Agreements.
               (i)  ECI shall have executed
and delivered to Buyer the Standstill Agreement, the Stockholders' Agreement and, the New Leases.
               (ii) Seller shall have executed
and delivered to Buyer the Registration Rights
Agreement, the Distribution Center
Sublease, the Tradename License Agreement and the Employee Lease Agreement.

(h) Opinion of Spanish Counsel. Buyer shall receive at the Closing from outside Spanish counsel to ECI, an opinion dated the
Closing Date, in form and substance as set forth in Exhibit W hereto.

(i) Certified Resolutions. Buyer shall have received copies of the resolutions of ECI and Seller approving this Agreement and the transactions contemplated hereby and the transactions certified as of the Closing Date by the Chief Executive Officer or Secretary of ECI and Seller, respectively.

9.3  Conditions to Obligations of Seller.
The obligations of ECI and Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by ECI or Seller:

(a)  Representations and Warranties and
Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true at the Closing Date with the same effect as though made at such time; Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Buyer shall have delivered to Seller certificates of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by
Chief Executive Officer and Chief Financial
Officer of Buyer, to such effect.

(b) No Material Adverse Change. There shall not have been any Material Adverse Change in or affecting Buyer subsequent to
January 31, 1998.

(c) Opinion of Counsel. Seller shall receive at the Closing from O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, in form and substance as set forth in Exhibit X hereto.

(d)  Listing.  The Buyer's Shares shall have
been approved for listing on the NYSE.

(e)  Related Agreements.
               (i)  Buyer shall have executed
and delivered to ECI the Stockholders' Agreement and the New Leases.
               (ii) Buyer shall have executed
and delivered to Seller the Registration Rights
Agreement and the Distribution
Center Sublease.

(f) Certified Resolutions. Seller shall have received a copy of the resolutions of Buyer approving this Agreement and the transactions contemplated hereby, certified as of the Closing Date by the Chief Execute Officer or Secretary of Buyer.

(g)  Revolving Credit Facility.
Simultaneously with the Closing, Buyer shall repay
Seller's outstanding obligations under the Revolving
Credit Facility and Seller shall
deliver UCC-3 Termination Statements evidencing the release of the liens of
Bank of America with respect to the Revolving
Credit Facility.


                ARTICLE X
     TERMINATION OF OBLIGATIONS; SURVIVAL

10.1 Termination of Agreement.
Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate at the close of business on August 24, 1998 unless extended by mutual consent in writing of Buyer, ECI and Seller and may otherwise be terminated at any time before the Closing as follows and in no other manner:

(a)  Mutual Consent.  By mutual consent in
writing of Buyer, ECI and Seller.
(b)  Conditions to Buyer's Performance Not
Met. By Buyer upon written notice to ECI or Seller if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in
Section 9.1 or 9.2.

(c)  Conditions to Seller's Performance Not
Met. By ECI and Seller upon written notice to Buyer if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 9.1 or 9.3.

(d)  Material Breach.  By Buyer on the one
hand or ECI or Seller on the other hand if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties or covenants set forth herein.

(e)  Withheld Information; Pursuit of Other
Offers. By Buyer, if Seller shall under Section 6.1 withhold material information requested by Buyer in writing or deny access to Buyer in any material respect or if Seller solicits, encourages, initiates or negotiates any other sale or combination of the Business or any substantial part thereof.

10.2 Effect of Termination.
In the event that this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 12.9 [Confidentiality],
Section 12.13 [Expenses] and Section 12.15 [Attorney's
Fees] shall survive any
such termination.  A termination under Section
10.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy
(including specific performance if available) for any such breach or misrepresentation.

10.3 Survival of Representations and
Warranties.
The representations and warranties contained in or made pursuant to this Agreement shall expire on the second anniversary of the
Closing except that (i) the representations and warranties contained in Sections 4.1 [Organization and Related Matters], 4.7
[Authorization; No Conflicts], 4.18 [No
Brokers or Finders], 4.24
[Environmental Compliance], 5.1 [Organization and Related Matters], 5.4 [No Brokers or Finders],
Section 6.7 [Sales and
Transfer Taxes], and 6.9 [Repair of Damage;
Condemnation] shall survive the Closing and shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Section 4.3 [Tax and Other
Returns and Reports] shall continue
through the expiration of the applicable statute of limitations (or, if a claim has been asserted prior to such expiration, until after the date of its final resolution), (iii) the agreements made in this Section 10.3 and Sections
8.1 [Noncompetition], 11.1
[Indemnity Obligations of ECI and Seller],
11.2 [Special Indemnity Obligations of Seller and ECI],
11.3 [Obligations of
Buyer],11.4 [Certain Tax Matters] and 12.4
[Governing Law] and Article XIII [Arbitration] shall survive indefinitely, unless otherwise stated therein, and (iv) if a claim or notice is given under Article XI [Indemnification] with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until the applicable claim is finally resolved.


                ARTICLE XI
             INDEMNIFICATION
11.1 Indemnity Obligations of ECI and Seller.
ECI and Seller agree to indemnify and hold harmless Buyer, and its directors, officers, employees, affiliates, agents and assigns (each a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from and against any and all Losses of Buyer, directly or indirectly, as a result of, or based upon or arising from:

(a)  any inaccuracy in or breach or
nonperformance of any of the
representations or warranties made by ECI or Seller in or pursuant to this Agreement; or
(b)  any breach or nonperformance of any of
the covenants or agreements made by ECI or Seller in or pursuant to this
Agreement; or (c) any matter arising from or related to any Excluded Liability or Excluded Asset; or (d) any liability or obligation of Seller or any of its Affiliates not expressly assumed by Buyer pursuant to Section 2.2(b) hereof; or
(e)  any other matter as to which ECI or
Seller in other provisions of this Agreement has agreed to indemnify Buyer; or
(f)  any third party claims or demands in
respect of the Business (or regarding the conduct of the Business) prior to the Closing that are asserted after the Closing.

11.2 Special Indemnity Obligations of Seller and ECI.
(a)  ECI and Seller agree to indemnify and
hold harmless the Buyer Indemnified Parties from and against any and all Losses of Buyer (other than indirect or consequential damages or lost profits of Buyer due to Buyer's inability to operate any of the Acquired Locations for which ECI and Seller agree to indemnify the Buyer Indemnified Parties pursuant to paragraph (b) below) directly or indirectly, as a result of, or based upon or arising from:
               (i)  Seller's or ECI's failure
to obtain any of the Approvals, Permits, estoppels, SNDA's, certificates of occupancy or other items described in Article
VII (such that Buyer shall be placed in the same position Buyer would have been if had such Approvals, Permits, estoppels, SNDA's certificates of occupancy or other items described in Article VII been obtained prior to the Closing); or
               (ii) any Encumbrance on the
Real Property other than the Permitted Exceptions (such that Buyer shall be placed in the same position Buyer would have been in if such Encumbrance did not exist).
(b)  If Seller or ECI fails to obtain any of
the Approvals, Permits, estoppels, SNDA's, certificates of occupancy or other items described in Article VII or there is any Encumbrance on the Real Property other than the Permitted Exceptions, in addition to any Loss for which Seller and ECI are required to indemnify the Buyer Indemnified Parties pursuant to paragraph (a) of this
Section 11.2, the parties agree that if Buyer is at any time prevented from operating any of the Acquired Locations in the ordinary course, Seller and ECI shall pay to Buyer as liquidated damages (in lieu of lost profits arising from Buyer's inability to operate an Acquired Location) the amount set forth on Schedule 11.2 for each of the Acquired
Locations that Buyer is prevented
from operating in the ordinary course. The parties further acknowledge and agree that such amounts are not penalties but the parties' good faith estimate of the lost future profits of Buyer as a result of such inability to operate an Acquired Location and are not in lieu of actual damages for not being able to operate an Acquired Location (including, but not limited to such actual damages as severance obligations paid to employees terminated as a result of the inability to operate a store, the cost of moving merchandise, inventories and fixtures out of such locations, claims of third parties for breach of contract or tortious interference etc.) for which Seller and ECI are required to indemnify the Buyer Indemnified Parties pursuant to paragraph (a) of this Section
11.2.
11.3 Obligations of Buyer.
Buyer agrees to indemnify and hold harmless, ECI and Seller (each a "Seller Indemnified Party" and collectively, the "Seller
Indemnified Parties") from and against any and all Losses of ECI or Seller, directly or indirectly, as a result of, or based upon or arising from:
(a)  any inaccuracy in or breach or
nonperformance of any of the
representations or warranties made by Buyer in or pursuant to this Agreement; or

(b)  any breach or nonperformance of any of
the covenants or agreements made by Buyer pursuant to this Agreement; or

(c)  any other matter as to which Buyer in
other provisions of this Agreement has agreed to indemnify ECI and Seller.

11.4 Certain Tax Matters.
(a) ECI and Seller Indemnity. ECI and Seller agree to indemnify, defend and hold harmless Buyer against (i) any Tax payable by or on behalf of Seller or any of its Affiliates, (ii) any deficiencies in any Tax payable by or on behalf of Seller or any of its Affiliates with respect to any period ending (or treated by this Agreement as ending) on or prior to the Closing
Date, (iii) Taxes of any member of a
consolidated or combined tax group of which Seller or any of its Affiliates is, or was at any time, a member, for which Buyer is jointly or severally liable as a result of Seller's or any Subsidiary's inclusion in such group,
(iv) any claim or demand for reimbursement or indemnification resulting from any transfer by Seller or any Subsidiary prior to the Closing to any other person of any Tax benefits or credits attributable to the Business, the Purchased Assets or the Assumed
Liabilities, (v) any Tax liability arising out of the transfer of the Purchased Assets, or assumption of the Assumed
Liabilities, and (vi) with respect to any Taxes payable by Buyer with respect to the operation of the Business and the ownership of the Purchased Assets (other than Buyer's income or franchise taxes) due for periods commencing on or prior to and ending after the Closing Date (whether or not assessed prior to the Closing Date), a pro-rata share of such Taxes, calculated as if the period ended on the Closing Date.
(b)  Audit Matters.  Seller shall have the
responsibility for, and the right to control, at Seller's expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and shall have the right to participate in and approve the disposition of the audit of any
Tax Return relating to the periods ending after the Closing Date if and to the extent that such audit or disposition thereof could give rise to a claim for indemnification hereunder. Buyer shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Governmental Entity relating to periods ending (or treated by this Agreement as ending) on or prior to the
Closing Date and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of
Buyer for any period beginning at or after the Closing.

11.5 Limitations on Indemnification.
(a)  Seller and ECI shall not be required to
indemnify a Buyer Indemnified Party under Section
11.1(a) unless the aggregate of
all amounts for which indemnity would
otherwise be payable to the
Buyer Indemnified Parties thereunder exceeds
$400,000, in which case Seller and ECI shall be responsible for all Losses, including amounts under $400,000. The indemnity obligations of
Seller and ECI under Section 11.1(a) shall be limited, in the aggregate, to $40 million; provided, however, that if ECI or
Seller shall be found to have committed an intentional misrepresentation, the limitations on indemnification under this paragraph (a) shall be ignored.
(b) Buyer shall not be required to indemnify a Seller Indemnified Party under Section 11.3(a) unless the aggregate of all amounts for which indemnity would otherwise be payable to the
Seller Indemnified Parties thereunder exceeds
$400,000, in which case Buyer shall be responsible for all Losses, including amounts under $400,000. The indemnity obligations of Buyer under Section 11.3(a) shall be limited, in the aggregate, to $40 million;
provided, however, that if Buyer shall be found to have committed an intentional misrepresentation, the limitations on indemnification under this paragraph (b) shall be ignored.

11.6 Procedure.
(a)  Notice.  Any party seeking
indemnification (an "Indemnified
Party") with respect to any Loss shall give notice thereof to the party required to provide indemnity hereunder
(the "Indemnifying Party"). The Indemnifying Party shall promptly respond in writing to the Indemnified Party and, if not a third party claim, either admit such claim and make prompt payment thereof or dispute such claim.
(b)  Defense.  If any claim, demand or
liability is asserted by
any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any action or proceeding brought against the Indemnified
Party in respect of matters embraced by the indemnity with counsel satisfactory to the Indemnified
Party but the Indemnified
Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the
Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying
Party who
shall be bound by the result so obtained to the extent provided herein. If, after a request to defend any action or proceeding, the Indemnifying Party neglects or refuses to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the
Indemnified Party, or is not allowed to
control its defense, judgment against the Indemnified
Party is only presumptive
evidence against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

11.7 Survival.
This Article XI shall survive any termination of this Agreement.

11.8 Notice by ECI and Seller.
ECI and Seller agree to notify Buyer of any liabilities, claims or misrepresentations, breaches or other matters covered by this
Article XI upon discovery or receipt of notice thereof (other than from Buyer), whether before or after Closing.

11.9 Not Exclusive Remedy.
This Article XI shall not be deemed to
preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

11.10     Offset.
At the time any payment is due from Buyer to ECI or Seller under this Agreement or any related agreement, Buyer shall have the right, in addition to other rights and remedies (whether under this Agreement or applicable
Law), to withhold
from such payment an amount equal to the amount of any Undisputed Claim.

11.11     Prejudgment Interest.
In the event a claim for indemnification is made hereunder and such claim is disputed by the Indemnifying Party, if it is finally determined (by agreement among the parties or by arbitration as provided in Article XII) that such claim is an
Indemnifiable Claim hereunder, the Indemnified
Party shall be entitled to receive the amount of such claim, together with interest at 10% per annum from the date such claim was made on the Indemnifying Party until paid.

              ARTICLE XII
               GENERAL

12.1 Amendments; Waivers.
This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

12.2 Schedules; Exhibits; Integration.
Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This
Agreement, together with such schedules
and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including, but not limited to, the letter of intent dated July 3, 1997, between ECI and Buyer and any term sheet subsequent thereto.

12.3 Best Efforts; Further Assurances.
(a)  Standard.  Each party will use its best
efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as feasible.
The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.
(b)  Limitation.  As used in this Agreement,
the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than in payment of reasonable out-of-pocket expenses incurred in satisfying obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professional advisers.

12.4 Governing Law.
This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the State of Delaware, the jurisdiction of incorporation of the Buyer.
Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably designates and appoints the individual identified in or pursuant to Section 11.12 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section
11.12; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 11.12. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by Law.

12.5 No Assignment.
Neither this Agreement nor any rights or obligations under any of them are assignable.

12.6 Headings.
The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

12.7 Counterparts.
This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

12.8 Publicity and Reports.
ECI, Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other party except to the extent that a particular action is required by applicable Law. Seller shall obtain the prior consent of Buyer to the form and content of any application or report made to any Governmental Entity that relates or refers to this Agreement.

12.9 Confidentiality.
All information disclosed in writing and designated in writing as confidential by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this
Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party
(and, in the case of
reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this
Section 11.9, unless the
recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

12.10     Parties in Interest.
This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

12.11     Performance by Subsidiaries.
Each party agrees to cause its Subsidiaries to comply with any obligations hereunder relating to such Subsidiaries and to cause its Subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this
Agreement.

12.12     Notices.
All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (i) when delivered personally or by telecopier, (ii) if to a party in the same country as the mailing party, when mailed first class registered or certified mail, postage prepaid, or (iii) if to a party in a different country from the sending party, on the second day following deposit with a reputable commercial air courier, charges prepaid, to each respective party as shown below:

If to Buyer, addressed to:
Gottschalks Inc.
7 River Park Place
Fresno, CA  93720
Attn:  General Counsel
Facsimile:  (209) 434-4666

With a copy to:
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA  90071
Attn:  D. Stephen Antion, Esq.
Facsimile:  (213) 430-6407

If to ECI or Seller, addressed to:
El Corte Ingles, S.A.
Hermosilla, 112
28009 Madrid SPAIN
Attn:  Jorge Pont
Facsimile:  011-34-91-402-1567

With a copy to:
McPeters McAlearney Shimoff & Hatt
4 W. Redlands Boulevard, 2nd Floor
P.O. Box 2084
Redlands, CA  92373
Attn:  Thomas H. McPeters, Esq.
Facsimile:  (909) 792-6234

or to such other address or to such other person as either party shall have last designated by such notice to the other party.

12.13     Expenses.
Each of ECI and Buyer shall pay its own
expenses incident to the negotiation, preparation and performance of this Agreement, the transactions contemplated hereby and any agreements contemplated hereby, including but not limited to the fees, expenses and disbursements of its investment bankers, accountants and counsel and of securing third party consents and approvals required to be obtained by it. Seller's expenses shall be paid by ECI.

Seller shall pay any documentary transfer tax, real property transfer or gains tax, document recording fees and charges, and any income, franchise or revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of the transactions contemplated by this Agreement.
Buyer shall pay the filing fee imposed on Buyer as a result of its Hart-Scott Rodino filing and ECI shall pay the filing fee imposed on ECI as a result of its Hart-Scott
Rodino filing.

12.14     Remedies; Waiver.

Subject to Article XII, all rights and
remedies existing under
this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

12.15     Attorney's Fees.
In the event of any Action by any party
arising under or out of, in connection with or in respect of, this Agreement and the transactions contemplated hereby, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action in addition to pre-judgment interest on the amount of any monetary award calculated at 10% per annum from the date the claim was made on the other party. Attorney's fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item.
The parties intend that the
preceding sentences be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

12.16     Knowledge Convention.
Whenever any statement herein or in any
schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to [its] knowledge" or "to [its] best knowledge" or words of similar intent or effect of any party or its representative, such person shall make such statement only after conducting a diligent investigation of the subject matter thereof, and each statement shall be deemed to include a representation that such investigation has been conducted.

12.17     Representation By Counsel;
Interpretation.
ECI, Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this
Agreement and the transactions contemplated by this Agreement.

Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil
Code, or any legal decision
that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

12.18     Specific Performance.
ECI, Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

12.19     Severability.
If any provision of this Agreement is
determined to be invalid, illegal or unenforceable by any Governmental
Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

12.20     Currency; Withholding.
Any monetary amounts to be paid or delivered under this Agreement or any transactions in connection herewith shall be payable in
U.S. dollars.  If and to the extent
withholding is necessary under the Code or any other applicable Law with respect to any payment obligations due from Buyer to Seller or ECI under this Agreement or any related agreement by virtue of ECI's foreign status, Buyer may withhold such amounts as it reasonably deems necessary under the Code or any other applicable Law.

12.21     Force Majeure.
Notwithstanding any other provisions of this Agreement, Buyer shall not be required to purchase or pay for any assets and Buyer may terminate this Agreement or may delay payment for assets, if prior to the Closing Date any of the following conditions exist or shall have occurred and, at the time Buyer gives notice to Seller of Buyer's intent to invoke this provision, shall be continuing: (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE, (ii) a declaration of a banking moratorium by federal or state authorities or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) imposed by any federal or state authority on the extension of credit by lending institutions in the United States, or (iv) a decline of at least 25% in the Dow
Jones Industrial Average or the Standard & Poor's 500
Index as measured from the
close of business on the date on which this Agreement is signed, (v) any material disruption or material adverse change in the financial or capital markets generally or (vi) any other occurrence or circumstance beyond the reasonable control of Buyer or occurring without negligence on the part of Buyer (including but not limited to sudden actions of the elements, actions by any
Governmental Entity, epidemic, riot,
unavailability of resources
due to national defense priorities, delays resulting from the failure of a third party to perform any related matter which such third party is required to perform, strikes, walkouts, major accidents, flood, drought, earthquake, storm, fire, pestilence, lightning, volcanic eruption, or other natural catastrophe or civil disturbance) that renders materially more burdensome the obligations, or materially less valuable the rights, of Buyer hereunder.

             ARTICLE XIII
        ARBITRATION OF DISPUTES

13.1 Agreement to Arbitrate.
Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Agreement or this Article XIII shall be determined by arbitration conducted in accordance with the Commercial
Arbitration Rules or then
existing rules for commercial arbitration of the American Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act.
The arbitration shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American
Arbitration Association with
ECI and/or Seller, on the one hand, and Buyer, on the other, alternately striking names, with the last name remaining to be the arbitrator so selected. In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the Cal. Civ. Proc. Code shall apply. The arbitration of such issues, including without limitation any party's rights to specific performance pursuant to Section
8.1(c) or 12.18 hereof or to any
award of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

13.2 Choice of Law.
Proceedings under and the provisions of this
Article XIII shall be subject to Section 12.4 of this Agreement.

13.3 Place of Arbitration.
Any arbitration proceedings hereunder shall be held in Los Angeles, California.

13.4 Judgment.
Judgment upon any award rendered by the
arbitrator(s) may be entered by any court having jurisdiction thereof.

IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


GOTTSCHALKS INC.

By: \s\ JAMES FAMALETTE

Its:    PRESIDENT

By: \s\ ALAN WEINSTEIN

Its:    SENIOR VP/CFO


THE HARRIS COMPANY

By: \s\ LOPOLDO DEL NOGAL

Its:    PRESIDENT AND CEO

By: \s\ JORGE PONT

Its:     DIRECTOR



EL CORTE INGLES, S.A.

By: \s\ CARLOS MARTINEZ ECHAVARRIA

Its:     EXECUTIVE DIRECTOR








            NON-NEGOTIABLE, EXTENDABLE,
       SUBORDINATED NOTE DUE _________, 2003

$22,217,598.00              Fresno, California

                           __________ __, 1998


FOR VALUE RECEIVED, GOTTSCHALKS INC., a
Delaware corporation (the "Buyer"), promises to pay to The Harris Company, a California corporation (the "Seller"), the principal amount of Twenty Two Million Two Hundred Seventeen
Thousand Five Hundred Ninety-Eight
Dollars ($22,217,598.00) as specified below.

1.   Interest.  Buyer promises to pay simple
interest on the unpaid principal amount hereof from the date hereof until paid at the rate of eight percent (8%) per annum.

2.   Payments.
(a) Accrued interest shall be due and payable semi-annually on __________ and __________ of each year, until the indebtedness evidenced by or payable pursuant to this Extendable Subordinated Note is paid in full. Interest on this Extendable Subordinated
Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

(b)  Principal shall be due and payable on
__________, 2003 [fifth anniversary of Closing] (the
"Maturity Date"), unless the
Maturity Date is extended pursuant to Section
6.

3. Prepayments. Buyer shall have the right at any time to prepay the principal of this Extendable
Subordinated Note in
whole or in part without penalty or premium.

4.   Subordination.  This Extendable
Subordinated Note is issued
subject to, and Seller accepts and agrees to, the provision that the indebtedness evidenced by this Extendable Subordinated Note shall be subordinate and subject in right of payment to the prior payment in full of Senior Debt to the extent set forth in paragraphs (b) and (c) below.

(a)  As used in this Extendable Subordinated
Note, the following terms have the following meanings:

"Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange
Act, and as in effect on the date
hereof.

"Beneficially Own" shall mean with respect to any security, having direct or indirect (including through any Subsidiary or
Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

"Board" shall mean the board of directors of Gottschalks.

"Change in Control" shall mean the occurrence of any of the following events:

(1) An acquisition (other than directly from Buyer) of any Voting Securities by any person immediately after which such person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Buyer's then outstanding Voting
Securities; provided, however, in determining whether a Change in Control has occurred, Voting
Securities which are acquired in a
"Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.
A "Non-Control Acquisition" shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) Buyer or (ii) a Subsidiary of Buyer, (b) Buyer or any Subsidiary of Buyer, (c) any person or Group who, immediately prior to the date hereof had Beneficial Ownership of fifteen percent (15%) or more of the Gottschalks Common Stock or
(d) any person in connection with a
"Non-Control Transaction" (as
hereinafter defined).

(2) A merger, consolidation or reorganization involving Buyer unless:
               (a)  the stockholders of Buyer
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent
(50%) of the combined
voting power of the outstanding voting
securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and
               (b)  the individuals who were
members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of the Surviving
Corporation; and
               (c)  no person (other than
Buyer or any Subsidiary of Buyer, an employee benefit plan (or any trust forming a part thereof) maintained by Buyer, the Surviving
Corporation or any Subsidiary of Buyer, or any person who, immediately prior to such merger, consolidation or reorganization had
Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding
Voting Securities) has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the
Surviving Corporation's then outstanding voting securities; and
               (d)  a transaction described in
clauses (a) through (c) of this paragraph (2) shall herein be referred to as a "Non-Control Transaction."

(3) A complete liquidation or dissolution of Buyer.

(4)  An agreement for the sale or other
disposition of all or substantially all of the assets of Buyer to any person (other than a transfer to a Subsidiary).

(5) The acquisition of any Voting Securities by Joseph Levy, Sharon Levy or their lineal descendents immediately after which
Joseph Levy, Sharon Levy and their lineal descendents together have a pecuniary interest in more than fifty percent (50%) of the combined voting power of Gottschalks' then outstanding Voting Securities.

(6) The acquisition of any Voting Securities by Gerald Blum, his spouse or his lineal descendents immediately after which Gerald
Blum, his spouse and his lineal descendents together have a pecuniary interest in more than fifty percent (50%) of the combined voting power of Gottschalks' then outstanding Voting Securities.

(7)  Buyer is no longer a reporting company
under the Exchange Act.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Buyer which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially
Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Buyer, and after such share acquisition by
Buyer, the Subject Person becomes the
Beneficial Owner of the additional Voting Securities which increases the percentage of the then outstanding Voting Securities
Beneficially Owned by the Subject Person, then a Change in Control shall occur.
"Director" shall mean a member of the Board.
"Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.
"Event of Default" shall mean an event of default or a default under Funded Debt of Buyer, whether now existing or hereafter arising.

"Funded Debt" shall mean all present or future indebtedness, contingent or otherwise, created, incurred, assumed, or guaranteed by Buyer in respect of borrowed money, or evidenced by bonds, notes, reimbursement agreements in respect of letters of credit, debentures, or similar instruments, and any and all amendments, renewals, extensions, refinancings, or refundings thereof, and any and all interest (including all interest accruing after the filing of any petition under the Bankruptcy
Code of the United States), fees, costs, expenses and other amounts due in connection therewith, unless the instrument under which such indebtedness is created, incurred, assumed, or guaranteed expressly provides that such indebtedness is not senior or superior in right of payment to this Extendable Subordinated Note.

"Gottschalks Common Stock" shall mean the common stock, par value $0.01 per share, of Gottschalks.

"Potential Event of Default" shall mean a condition or event that, after notice or lapse of time or both, would constitute an
Event of Default.

"Senior Debt" shall mean the Funded Debt and the Trade Debt together.

"Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, business trust or other entity of which the specified person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors
(or others performing similar functions) with respect to such corporation or other organization, or otherwise has the ability to control such corporation, partnership, limited liability company, joint venture, business trust or other entity.

"Trade Debt" shall mean all present or future indebtedness created or incurred by Buyer in respect of merchandise or services provided to Buyer by vendors.

"Voting Securities" shall mean at any time
shares of any class of capital stock of Gottschalks
which are then entitled to vote
generally in the election of Directors.
(b)  Notwithstanding any other provisions of
this Extendable Subordinated Note:
(i)  no direct or indirect payment, whether in
cash, issuance of Gottschalks Common Stock or a
combination thereof, on account of
the principal of or interest on this
Extendable Subordinated Note
shall be made, nor shall any property or
assets of Buyer be applied to the purchase or other
acquisition or retirement of
this Extendable Subordinated Note, unless full
payment of amounts then due for principal of, premium,
if any, or interest on the
Funded Debt has been made;
|(ii)     no direct or indirect payment,
whether in cash, issuance of Gottschalks Common Stock,
or a combination thereof,
on account of principal of or interest on this
Extendable Subordinated Note shall be made, nor shall
any property or assets
of Buyer be applied to the purchase or other
acquisition or retirement of this Extendable
Subordinated Note, if immediately
after giving effect to such payment or
application an Event of Default or Potential Event of
Default (other than an Event of
Default or Potential Event of Default arising
solely from the nonperformance or nonobservance of any
provision contained in
this Extendable Subordinated Note) exists or
would exist; and |(iii)    in the event of any
dissolution, winding up,
liquidation, reorganization or other similar proceedings relative to Buyer, or any of its properties or operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets of Buyer or otherwise), then all principal of, premium, if any, and interest on Senior
Debt shall first be paid
in full in cash before Seller shall be
entitled to receive any payment, whether in cash, issuance of Common Stock, or a combination thereof, or distribution in respect to principal of or interest on this Extendable
Subordinated Note, and in any such
proceedings any payment or distribution of any kind or character, whether in cash, securities or other property, to which Seller would be entitled if this Extendable
Subordinated Note were not subordinated to Senior Debt, shall be paid by the trustee or agent or other person making such payment or distribution, or by
Seller if received by it, directly to the holders of Senior Debt (according to their relative priorities) or to the representative of such holders to the extent necessary to make payment in full of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, and Seller hereby irrevocably authorizes and empowers each holder (and its representative or representatives) of Senior Debt to demand, sue for, collect and receive all such payments and distributions, and to file and prove all such claims and take all such other actions in the name of Seller or otherwise, as such holder of Senior Debt determines to be necessary or appropriate.
(c)  In the event that Seller shall receive
any payment or distribution on this Extendable
Subordinated Note which Seller is
not entitled to retain under the provisions of the foregoing subparagraph (b), it will hold any amount so received in trust for the holders of the Funded Debt and, upon the request of any holder of The Funded Debt, will forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of the Funded Debt (pro rata) in the form received to be applied to the Funded Debt. Any such payments transferred by
Seller to the holders of Funded Debt shall not be considered a payment of interest or principal under this Extendable
Subordinated Note.
(d)  The holders of Senior Debt may, at any
time and from time to time, without the consent of or notice to Seller, without incurring responsibility to Seller and without impairing or releasing the obligations of Seller hereunder to the holders of
Senior Debt: (i) renew, extend, modify or amend the Senior Debt;
(ii) change the manner or place of payment of Senior Debt; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Debt; (iv) release any person liable in any manner for the collection of
Senior Debt; (v) exercise or refrain from exercising any rights against Buyer or any other person; and (vi) apply any sums by whomsoever paid or however realized to Senior
Debt.
(e)  The foregoing provisions regarding
subordination are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and Seller on the other hand. Such provisions are for the benefit of the holders of Senior Debt and shall be enforceable by them directly against Seller, and no holder of Senior Debt shall be prejudiced in its right to enforce subordination of this Extendable Subordinated
Note by any act or failure to act by Buyer or anyone in custody of its assets or property. Seller waives any right it may now or hereafter have to require any holder of Funded Debt to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order. Nothing contained in this Extendable Subordinated Note is intended to or shall impair, as between Buyer and Seller, the obligation of Buyer, which is unconditional and absolute, to pay to Seller the principal of and interest on this Extendable
Subordinated Note as and when the same shall become due in accordance with its terms, nor shall anything herein prevent
Seller from exercising all remedies otherwise permitted by applicable law upon default under this Extendable Subordinated
Note subject, however, to the rights under the foregoing subparagraphs of the holders of Senior Debt.

No modification may be made to this Extendable
Subordinated Note if it would
adversely affect the rights of any holder of Funded Debt.

5. Notice of Event of Default. Buyer shall provide Seller with notice of the occurrence of an Event of Default or Potential
Event of Default within 10 days of the
occurrence thereof.

6.   Buyer's Option to Extend Maturity Date.
Buyer shall have the right to extend the Maturity Date of this Extendable
Subordinated Note so that the principal shall be due and payable on _________, 2006 (the "Extended
Maturity Date") [eighth
anniversary of Closing] in the event that an Event of Default or Potential Event of Default exists, or would exist as a result of the repayment of the outstanding principal amount plus accrued interest of this Extendable
Subordinated Note
at the Maturity Date, with respect to Funded Debt existing at the Maturity Date;
provided, that, if some portion of the amount due under this Extendable Subordinated Note could be paid at the Maturity Date without resulting in an Event of Default or Potential Event of Default with respect to Funded Debt existing at the Maturity
Date, Buyer shall pay such amount at the Maturity Date, with any and all remaining amounts to be paid at the Extended Maturity
Date and provide further, that Buyer will use commercially reasonable efforts to refinance the debt evidenced by this
Extendable Subordinated Note with replacement debt if at the Maturity Date an Event of Default exists or would exist as a result of repayment of the outstanding principal amount plus accrued interest of this Extendable Subordinated Note at the
Maturity Date.

7. Acceleration. If Buyer fails to make any payment of interest when due under this Extendable
Subordinated Note and
such failure continues for 10 business days, Seller may, by written notice to Buyer, declare the principal amount of this
Extendable Subordinated Note together with accrued interest thereon to be due and payable, and the principal amount of this
Extendable Subordinated Note together with such interest shall thereupon become immediately due and payable without presentment, demand, notice, protest or other requirements of any kind (all of which are expressly waived by Buyer) (an
"Acceleration"), subject to the provisions of Section
4; provided, however, that in the
event that an Event of Default or Potential
Event of Default exists, or as a result of such Acceleration would exist, with respect to Funded Debt as described in Section
4, notwithstanding the provisions of Section 4(e) above, Seller shall not declare an Acceleration or exercise any other remedies with respect to such non-payment of interest for the shorter of (i) a period of 180 days or (ii) until the Maturity Date or the Extended Maturity Date, as applicable.

8.   Cancellation of Extendable Subordinated
Note.  Seller shall cancel this Extendable Subordinated
Note and return it to Buyer
upon repayment in full.

9.   Asset Purchase Agreement.  This
Extendable Subordinated Note is issued pursuant to the terms of an Asset
Purchase Agreement by and among Buyer, Seller and El
Corte Ingles, S.A., a Spanish
corporation and the parent of the Seller, dated as of July 21, 1998 and is subject to the terms and conditions thereof, including Buyer's right of offset contained in
Section 11.10 thereof.

10.  Miscellaneous.
(a) All payments of interest and principal in respect of this Extendable Subordinated Note shall be made in lawful money of the United States of America at
_____________________ [location
designated by Seller] or at such other place as shall be designated in writing for such purpose by Seller.

(b)  This Extendable Subordinated Note shall
be governed by, and shall be construed and enforced in accordance with, the laws of the State of California and Seller and any future holder of this Extendable Subordinated Note consent to exclusive jurisdiction in
California, service of process pursuant to the laws of the State of California and waives any defense of forum non conveniens.

11.  Change in Control.  Buyer shall provide
Seller with notice of a Change in Control within 10 days of Buyer becoming aware of such Change in Control. Subject to Section 4, upon the occurrence of a Change in Control, Seller may, by written notice to Buyer, require Buyer to redeem this Extendable Subordinate Note within 30 days of the notice given by Seller following a Change in Control by paying to Seller all principal, plus accrued interest, to the date of such repayment.

12. Senior Subordinated Indebtedness. Buyer shall not create, incur, issue assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness that is subordinate in right of payment to the Funded Debt, unless such indebtedness is specifically by its terms made pari passu with or subordinate in right of payment to this Extendable Subordinated
Note.

13.  Assignment.  This Extendable Subordinated
Note shall not be assigned, except that Seller may assign its rights hereunder to
El Corte Ingles, S.A., its parent.

IN WITNESS WHEREOF, Buyer has caused this
Extendable Subordinated Note to be executed and delivered by its duly authorized officer, as of the day and year and the place first written above.
                         GOTTSCHALKS INC.



                         By:
                         Name:
                         Title:



                   EXHIBIT B
      FORM OF DISTRIBUTION CENTER SUBLEASE

               636 South G Street
             San Bernardino, California


THIS SUBLEASE (this "Sublease") is entered into as of _______________, 1998, by and between THE
HARRIS COMPANY, a
California corporation ("Sublessor"), and
GOTTSCHALKS INC., a Delaware corporation ("Sublessee").


                R E C I T A L S

A. Sublessor is the "Tenant" under the lease described on Schedule 1 hereto (the "Lease"). The following (collectively, "Landlord") comprise the
"Landlord" under the
Lease: (i) West 38th Street Partnership, a Colorado general partnership, as to an undivided 50% interest; (ii) Tennyson
Investments, L.P., a Utah limited partnership, as to an undivided 45% interest; and (iii)
Herrick Johnson and Eileen M. Johnson, husband and wife, as joint tenants, as to an undivided 5% interest. The Lease covers certain premises located at 636 South G
Street, San Bernardino, California, as more particularly described in the Lease (the
"Premises").

B.   In conjunction with the transactions
contemplated by that certain Asset Purchase Agreement
(the "Asset Purchase
Agreement"), dated as of July 21, 1998, among Sublessor, Sublessee, and El Corte Ingles, S.A., a
Spanish corporation, Sublessee wishes to sublease from Sublessor the Premises covered by the Lease, on the terms described herein.

NOW, THEREFORE, for good and valuable
consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublessee hereby subleases the entire Premises from Sublessor upon the following terms:

1. Term. The initial term of this Sublease shall commence on the Closing Date (as such term is defined in the Asset Purchase
Agreement), and shall expire on January 30, 1999 (the "Sublease Term").

2. Rent and other Charges. Sublessee shall pay directly to Landlord (or to Sublessor, if so instructed by Sublessor) base rent, at the same monthly rate as the base rent specified in the Lease, on the first day of each month of the Sublease Term.
Sublessee shall be responsible for paying for all utilities used in or in connection with the Premises. In addition, Sublessee shall pay directly to Landlord (or to Sublessor, if so instructed by Sublessor) all other charges due under the Lease as and when such sums shall become due and payable under the terms of the Lease. All rent and other charges due under this Sublease shall be prorated, based upon a 30-day month, for any partial month during the Sublease Term. Any payments made by Sublessee to
Landlord shall be deemed the equivalent of payments of such sums to Sublessor.

3.   Obligations of Sublessee.
a.   Sublessee shall perform all of the
obligations, and shall have all of the rights, of Sublessor under the Lease to the extent applicable to the Sublease Term as if Sublessee were the tenant under the Lease and Sublessor were the landlord under the
Lease; provided, however, that Sublessee shall have no obligation to perform obligations under the Lease which are inconsistent with this Sublease. Sublessor shall perform all Lease obligations which are not assumed by Sublessee hereunder.

b.   In the event Sublessee fails to comply
with the terms of this Sublease, Sublessor, after giving Sublessee five days written notice and an opportunity to cure, shall be entitled to all of the remedies granted to Landlord in the Lease, together with any other rights Sublessor might otherwise have under applicable law.

c.   Sublessee will indemnify, defend, and
hold harmless Sublessor against any loss, liability, and expense (including reasonable attorney's fees and costs) arising out of any default under the Lease caused by a default by Sublessee under this
Sublease, and Sublessor will indemnify,
defend, and hold harmless
Sublessee against any loss, liability, and expense (including reasonable attorney's fees and costs) arising out of any default under the Lease caused by Sublessor.

d.   Sublessee shall perform routine
maintenance to the Premises and its systems, as necessary to maintain them in good operating condition, but shall have no obligation to perform capital repairs or improvements of any kind to the Premises or to its systems (except to the extent of damages caused by Sublessee).

4.   Representations of Sublessor.
a.   Sublessor represents and warrants that
the Lease is in good standing and that Sublessor has, to the best of its knowledge, complied with all of its obligations under the Lease through the date hereof. So long as Sublessee is not in default hereunder,
Sublessor shall make all rental and other payments required by the Lease.

b. Sublessor hereby represents and warrants that all of Sublessor's representations and warranties contained in the Asset
Purchase Agreement (specifically including, without limitation, those representations and warranties in Sections 4.5(c) through
4.5(k), 4.8, 4.10 through 4.12, and 4.24) are
true, accurate and complete as of the date hereof, insofar as such representations and warranties are applicable to the Lease and the Premises. All such representations and warranties are hereby incorporated by reference into this Sublease as if set forth in full herein.

5.   Insurance.  During the Sublease Term,
Sublessee shall carry all insurance required to be carried by the Tenant under the terms of the Lease.

6. Severability. If any term, covenant, or provision of this Sublease is held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of the provisions shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

7.   Assigns.  This Sublease shall inure to
the benefit of and be binding upon the successors and assigns of the parties hereto, subject to the restrictions on transfer set forth in the Lease.

8.   Entire Agreement.  This Sublease and the
Asset Purchase Agreement set forth the entire agreement between the parties with respect to the subject matter hereof; no other agreements or negotiations, whether oral or written, shall affect this
Sublease. Any amendment to this Sublease must be in writing and signed by the parties.

9.   Attorneys' Fees.  Section 12.15 of the
Asset Purchase Agreement is hereby incorporated by reference into this Sublease as if set forth in full herein.

10.  Counterparts.  This Sublease may be
executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document.

[SIGNATURES APPEAR ON NEXT PAGE]



IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized representatives as of the date stated above.

     Sublessor:
     THE HARRIS COMPANY,
     a California corporation
   By:_________________________________
       Name:
       Title:

   Sublessee:
   GOTTSCHALKS INC.,
   a Delaware corporation

   By: _________________________________
       Name:
       Title:



                LANDLORD CONSENT

Landlord, by its signature below, hereby consents to the foregoing Sublease, provided such consent shall not relieve
Sublessor of any of its liability under the Lease, nor shall this consent be deemed consent to any further subletting or assignment thereunder.

           WEST 38TH STREET PARTNERSHIP,
           A Colorado general partnership

  By:_________________________________
     Name:
     Title:


           TENNYSON INVESTMENTS, L.P.,
           a Utah limited partnership

  By:_________________________________
     Name:
     Title:

           HERRICK JOHNSON

_________________________________

           EILEEN M. JOHNSON

_________________________________





              SCHEDULE 1
          Description of Lease

1.  Lease, effective as of April 1, 1998,
between Kevin J. Waddell (as landlord) and The Harris
Company (as tenant);

2. First Amendment to Lease, effective as of May 8, 1998, among Kevin J. Waddell (as former landlord), Aquarius Partners, LLC (as new landlord) and The Harris Company (as tenant);

3.   Assignment of Lease with Lease Assignment
Acceptance and Assumption, dated June 10, 1998, among
Aquarius Partners, LLC (as
assignor) and West 38th Street Partnership, a
Colorado general partnership, as to an undivided 50% interest; Tennyson
Investments, L.P., a Utah limited partnership, as to an undivided 45% interest; and Herrick Johnson and Eileen M. Johnson, husband and wife, as joint tenants, as to an undivided
5% interest (as assignees).



                 EXHIBIT C
     FORM OF LEASE ASSIGNMENT AND ASSUMPTION
                 AGREEMENT



PREPARED BY AND
RETURN TO WHEN RECORDED:
Gottschalks Inc.
7 River Park Place East
Fresno, California 93729
Attn:  Warren L. Williams, Esq.
______________________________________________


  LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT
(this "Assignment") is dated as of
_________________, 1998, and is
entered into by and between THE HARRIS
COMPANY, a California corporation ("Assignor"), and GOTTSCHALKS INC., a Delaware corporation ("Assignee").

              R E C I T A L S

A.   Assignor is currently the lessee under
the lease described on Schedule 1 hereto (the "Lease"),
whereby Assignor leases
certain premises, more particularly described
in the Lease, located in the           [name of
shopping center]          ,
[city]         , California.

B.   In conjunction with the transactions
contemplated by that certain Asset Purchase Agreement
(the "Asset Purchase
Agreement"), dated as of July 21, 1998, among Assignor, Assignee, and El Corte Ingles, S.A., a
Spanish corporation, Assignor wishes
to assign to Assignee all right, title and interest of Assignor under the Lease, and Assignee wishes to assume all obligations of Assignor under the Lease.


NOW, THEREFORE, for good and valuable
consideration, the receipt
and sufficiency of which are hereby
acknowledged, the parties hereto agree as follows:

1.   Assignment.  Assignor hereby assigns to
Assignee all right, title and interest of Assignor in, to and under the Lease and the rights and premises covered thereby, subject to the terms and provisions of the Asset Purchase
Agreement, TO HAVE AND TO HOLD
the same unto Assignee and to its successors and assigns forever.

2. Assumption. Assignee hereby accepts the foregoing assignment and agrees to assume and perform all obligations of
Assignor under the Lease, subject to the terms and provisions of the Asset Purchase Agreement. From and after the date of this Assignment, Assignee will be the lessee under the Lease for all purposes.

3.   Counterparts.  This Assignment may be
executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON NEXT PAGE]


IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the date stated above.

              Assignor:
              THE HARRIS COMPANY,
              a California corporation

       By:_________________________________
            Name:
            Title:



              Assignee:
              GOTTSCHALKS INC.,
              a Delaware corporation

        By:_________________________________
            Name:
            Title:

 State of California               )
                         ) SS.
County of ____________________     )
On ______________________, 1998 before me,
___________________________, personally
appeared
______________________________________,
personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature ________________________________
(Seal)





State of California           )
                         ) SS.
County of ____________________     )
On ______________________, 1998 before me,
___________________________, personally
appeared
______________________________________,
personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.
Signature ________________________________
(Seal)


SCHEDULE 1
Description of Lease
[Insert description of Lease]





     STORE LEASE AGREEMENT


        by and between


        EL CORTE INGLES,

         as "Landlord"

            and

        GOTTSCHALKS INC,

          as "Tenant"




     Dated as of __________, 1998








     East Hills Mall, Bakersfield, California




            STORE LEASE AGREEMENT

     East Hills Mall, Bakersfield, California


          THIS STORE LEASE AGREEMENT (this
"Lease"), made as of this ___ day of ___________, 1998,
by and between EL CORTE
INGLES, S.A., a Spanish corporation, having an address at Hermosilla, 112, 28009 Madrid SPAIN,
Attention:  _______________
("Landlord"), and GOTTSCHALKS INC., a Delaware corporation, having an address at 7 River Park Place
East, Fresno, California
93720, Attention:  General Counsel ("Tenant").

               R E C I T A L S


          A.   Landlord, Tenant and Harris
(defined below) are parties to that certain Asset
Purchase Agreement (defined below).
Prior to the date hereof, Harris leased the Premises (defined below) from Landlord. Pursuant to the Asset Purchase Agreement,
Tenant is to purchase certain assets of Harris
(defined below).

The Asset Purchase Agreement requires Landlord to terminate Harris' lease and enter into this Lease with Tenant.

          B.   Concurrently with execution of
this Lease, Landlord has terminated Harris' lease.
Landlord now desires to
lease to Tenant, and Tenant desires to lease from Landlord, the Premises on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of
the foregoing Recitals, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of execution and delivery hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein, Landlord and Tenant agree as follows:

                ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS

          Section I.1    Definitions.  As used
in this Lease, the following Terms shall have the meanings set forth below:

                   "Alterations" shall have
the meaning ascribed thereto in Section 5.3.

                   "Annual Report" shall have
the mean-ing ascribed thereto in Section 4.2(b).

                   "Asset Purchase
Agreement": That certain Asset Purchase Agreement dated as of July 21, 1998, by and among Tenant, as Buyer, Harris, as Seller, and
Landlord, in its capacity as the sole shareholder of Harris, together with all other agreements and documents entered into by Landlord and Tenant in connection therewith.

                   "Common Areas":  The
parking areas, side-walks, landscaped areas, courts, malls, roofs, streets, roadways, loading platforms, service area, curbs, corridors, stairways, elevators, escalators, comfort stations, lounges and shelters and all other facilities designated as ["Common
Areas"] under the REA.

                   "Default" shall have the
meaning ascribed thereto in Section 10.1.

                   "Developer" shall mean the
Person responsible for managing and maintaining the Common Areas under the REA.

                   "Fair Market Rental Value"
shall mean the fair market rental value of the Premises, as of the date and for the time period of determination, to be determined in accordance with the terms of Article XII and, as necessary, Exhibit E attached hereto and made a part hereof.

                   "Floor Area" shall have
the meaning given such term in the REA.

                   "Gross Sales" shall mean
the gross selling price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees or concessionaires, whether for cash or on credit, adjusted by excluding the following:

          (i)  Any exchange of merchandise
between stores owned by or affiliated with Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving
Landlord of the benefit of a sale
which would otherwise be made in or at the Premises;

          (ii) Returns to shippers or
manufacturers;

          (iii)     Cash or credit refunds to
customers on transactions (not to exceed the actual selling price of the item returned) otherwise included in Monthly Gross
Sales, including, without limitation, (a) sums and credits received in the settlement of claims for loss of or damage to merchandise, to the extent previously reported as part of Gross Sales and (b) the price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof, but not including any amount paid or payable for what are commonly referred to as trading stamps;

          (iv) Sales of fixtures, machinery,
equipment or property which are not stock in trade;

          (v)  Amounts collected and paid by
Tenant to any government for any sales, excise, luxury, gross receipts taxes or other similar taxes now or hereafter imposed upon the sales of merchandise or services;

          (vi) The amount of any discount on
sales to employees;

          (vii)     Alteration workroom
charges and delivery charges;

          (viii)    Interest, service or sales
carrying charges or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

          (ix) Receipts from public
telephones, stamp machines, public toilet locks or vending machines installed solely for use by Tenant's employees; and

          (x)  Gift certificates, or like
vouchers, until such time as the same shall have been converted into a sale by redemption.

                   "Harris" means The Harris
Company, a California corporation, a wholly-owned subsidiary of Landlord.

                   "Imposition" shall have
the meaning ascribed thereto in Section 4.5.

                   "Initial Term":  The
initial 10-year Term of this Lease.

                   "Interest Rate":  The rate
of inter-est per annum equal to the lesser of: (i) the highest lawful rate of interest that Tenant may be charged; or (ii) the "prime rate" announced from time to time by Chase
Manhattan Bank, N.A., New
York, New York, for short-term, unsecured loans to its most credit-worthy customers. In the event Chase Manhattan Bank, N.A.
shall discontinue reporting its "prime rate" or shall cease to exist, Landlord shall select a substitute bank, and the "prime rate" reported by such bank shall be used for computing interest payable hereunder.

                   "Lease Year":  A period of
twelve (12) consecutive full calendar months, commencing as of the day after the Saturday which is closest (by number of days) to January 31 and ending on the Saturday which is closest (by number of days) to January 31 of the following calendar year.
The first Lease Year shall be the period commencing on the Term Commencement Date and ending on January 30, 1999. The final
Lease Year shall be the period commencing on the day after the Saturday which is closest (by number of days) to January 31st of the calendar year in which the Lease Term (as it may be extended) expires and ending on the expiration date of the Lease
Term.  It is acknowledged that this definition of Lease
Year is intended to coincide with Tenant's fiscal year.

                   "Major" shall mean each of
the parties to the REA, as more particularly set forth in Exhibit D attached hereto and made a part hereof.

                   "Minimum Annual Rent"
shall have the meaning ascribed thereto in Section 4.1.

                   "Mortgages" shall have the
meaning ascribed thereto in Section 13.3.

                   "Notice" shall have the
meaning ascribed thereto in Section 13.1(a).

                   "Option(s)" shall have the
meaning ascribed thereto in Article XII.

                   "Percentage Rent" shall
have the meaning ascribed thereto in Section 4.2(a).

                   "Permitted Use" shall mean
any lawful use which complies with the REA and is not prohibited for the Premises by the REA.

                   "Person" means any
individual, part-nership, corporation, business trust, joint stock compa-ny, trust, unincor-porated association, joint venture, governmental authority or other entity of whatever na-ture.

                   "Premises":  That certain
real property and improvements thereon described in Exhibit C attached hereto and made a part hereof.

                   "Prohibited Use" shall
mean any use which is prohibited for the Premises by the REA.

                   "REA" shall mean that
certain East Hills Mall Construction, Operation and
Reciprocal Easement Agreement and each of the other documents related thereto, as more particularly described in Exhibit D attached hereto and made a part hereof, all as the same may be amended or modified from time to time.

                   "Renewal Term(s)" shall
have the meaning ascribed thereto in Article XII.

                   "Rent":  Minimum Annual
Rent, Per-centage Rent, utilities charges, Impositions, insurance costs and all other amounts and charges payable by Tenant under any provision of this Lease.

                   "Requirements" shall mean
all feder-al, state and local statutes, laws, ordinances, rules, regulations, autho-rizations and requirements relating to the Premises or the use thereof, including, without limitation, planning, zoning, subdi-vision, environmental, toxic and hazardous waste, health, fire safety and handi-cap access and all encumbrances, covenants, conditions and restrictions, violation of which encumbrances, cove-nants, conditions and restrictions could either create a lien or result in a termination of any agreement beneficial to the use or manner of use of the Premises or any portion thereof.

                   "Shopping Center":  The
land and improvements known as "East Hills Mall", with a street address of 300 Mall
View Road, in the City of Bakersfield, County of Kern, and State of California, more particularly described in Exhibit A attached hereto and made a part hereof and depicted on the site plan attached hereto as Exhibit B and made a part here-of.

                   "Taking" shall have the
meaning ascribed thereto in Section 7.2(a).

                   "Tenant's Employees and
Invitees" shall have the meaning ascribed thereto in
Section 5.4.

                   "Term":  The 10-year
period commenc-ing on the Term Commencement Date and expiring on __________, 2007
[INSERT TERMINATION DATE FOR INITIAL 10-YEAR
TERM], as such term may be extended or shortened pursuant to the terms hereof, including, without limitation, as it may be extended for the period of any Renewal Terms(s).

                   "Term Commencement Date":
_______________ ___, 1998.

                   "Unavoidable Delays" shall
have the meaning ascribed thereto in Section 13.4.

          Section I.2    Effect of Basic
Terms. Each of the fore-going definitions and basic provisions is set forth in this
Article I for convenient reference only and shall be construed in conjunction with, and limited by, references thereto in other provisions of this Lease.


               ARTICLE II
             GRANT AND TERM

          Section II.1   Grant and Term of
Lease.

               (a)  Landlord does hereby let
and lease to Tenant the Premises, together with all right to use the Common Areas for the Term, subject to the terms and conditions set forth in this Lease.

               (b)  Landlord reserves the
right to enter the Premises at any time in case of emergency and at all other reasonable times and upon reasonable advance notice (i) to inspect the condition of the Premises;
and (ii) to make repairs
to the building in which the Premises are located, to the extent Landlord is required to do so, or is otherwise permitted to do so, pursuant to the terms of this Lease.

          Section II.2   Acceptance of
Premises; Quiet Enjoyment.

               (a)  Acceptance of Premises.
Tenant accepts the Premises "as-is," but subject to the express representations, warranties and covenants of Landlord set forth in the Asset Purchase Agreement and in this Lease.

               (b)  Quiet Enjoyment.  Landlord
cove-nants that Tenant, upon paying the Rent and performing and observing all other terms and conditions of this Lease to be performed or observed by Tenant, shall peace-fully and quietly have, hold and enjoy the Premises and the appurtenances thereto throughout the Term without hindrance, ejection or molestation by Landlord or any other person or entity lawfully claiming through Landlord or claiming paramount title to Landlord, subject only to the terms of this Lease, the REA and any Mortgage or ground lease to which this Lease is subordinate.

          Section II.3   Surrender of
Premises. Upon the expiraion or earlier termination of the Term, Tenant shall deliver up and surrender to Landlord possession of the
Premises, including all alterations, additions, improvements and fixtures, other than Tenant's trade fixtures, in good order, condition and state of repair, ordinary wear and tear excepted, and shall deliver all keys to the Premises to the office of Landlord at the Shopping Center or as otherwise directed by Landlord.

Tenant shall have fifteen (15) days after the date the Term of this Lease expires or earlier terminates to remove its personal property, trade fixtures; provided, however, that (a)
Tenant shall repair all
damage to the Premises resulting from or arising out of such removal, (b) during such period
Tenant shall perform and be
liable for all obliga-tions and condi-tions imposed on Tenant hereunder except for the payment of Rent, including, without limitation, maintenance, repair, apportionment of taxes, maintenance of insurance, compliance with Requirements and assumption of liability for the Premises. The obligations set forth in the preceding sentence shall survive the termination of this Lease. Any property of Tenant not removed from the Premises within such fifteen (15) day period shall be deemed abandoned. In addition to all other remedies available, Landlord may, but shall not be obligated to, retain or dispose of any or all such property without liability to Tenant. In the event that Landlord elects to dispose of such property, Landlord shall so notify
Tenant, and Tenant shall, no later than ten
(10) days after such notice, remove all such property from the Premises; provided, however, that if Tenant fails to so remove such property, then Landlord may do so, and Tenant shall pay to Landlord, on demand, all costs and expenses incurred by Landlord in disposing of such property, including, without limitation, reasonable attorneys' fees and disbursements, together with interest thereon, calculated at the Interest Rate, from the date
Landlord ex-pended such
amounts.

          Section II.4   Holding Over.  If not
sooner terminated, this Lease shall end on the date set forth in Section 1.1 without the necessity of notice from either Landlord or Tenant to terminate this Lease, Tenant hereby waiving notice to vacate the
Premises. If Tenant, or any party claiming under Tenant, including, without limitation, subtenants, licensees or concessionaires, re-mains in possession of the Premises or any part thereof after the expiration or termination of this Lease, no tenancy or interest in the Premises shall result there-from but such holding over shall, at Landlord's option, be deemed a month-to-month tenancy and, otherwise, shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. As Landlord's sole remedy for such holding over, Tenant shall pay to Landlord for any full or partial month Tenant holds over in the Premises after the expiration or termination of this Lease a sum equal to one hundred fifty percent (150%) of the
Minimum Annual Rent and Percentage Rent paid or payable by Tenant under this Lease with respect to the last full month of the Lease
Term.

                ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
                AGREEMENT

          Section III.1  Lease Controls Over
REA. As between Landlord and Tenant, the terms and provisions of this Lease shall control notwithstanding any conflict with the provisions of the REA. Tenant shall be fully liable for the performance of all obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has expressly assumed responsibility for the performance of any such obligations under the terms of this Lease.

Landlord is and shall remain fully liable for the performance of all of Landlord's obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has not expressly assumed responsibility for the performance of such obligations under the terms of this Lease.

          Section III.2  Covenants Regarding
REA. Landlord will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA to be performed by the Landlord. Tenant will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA which, under the express terms of this Lease, are to be performed by the Tenant. Landlord will exert its best efforts in exercising all
Landlord's rights and remedies under the REA to enforce performance of all terms, covenants, provisions, and conditions of the REA; and Landlord will not take any of the actions requiring Landlord's approval thereunder, without first having delivered to Tenant a copy of the request for approval and any documentation or material as to which such approval is requested or required and thereafter obtained Tenant's written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will not enter any agreement amending, supplementing or cancelling the REA without first obtaining Tenant's prior written approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.
Landlord hereby appoints Tenant as Landlord's true and lawful attorney-in-fact to take in Landlord's name whatever reasonable action Tenant may deem appropriate to enforce performance of the terms of the REA and to avail itself on Landlord's behalf of any remedy therein granted Landlord in the event
(i) Tenant shall notify Landlord that the obligations under the REA are not being properly performed and (ii) Landlord shall fail to take action to Tenant's reasonable satisfaction within a reasonable time after receiving notice thereof.

     It is the intent of the parties to this
Lease that this Lease and the REA are and shall remain mutually dependent and co-existent documents. Tenant shall have the right (in its sole and absolute discretion) to terminate this Lease by giving Landlord notice to such effect within ninety (90) days after the REA shall, under its express terms and conditions, expire or terminate or be cancelled, and this Lease shall terminate on the last day of the month next succeeding the month in which such notice is given.


                ARTICLE IV
           RENT AND OTHER CHARGES

          Section IV.1   Minimum Annual Rent.
Tenant agrees to pay to Landlord as rental for the Premises the sum of
_____________________ Dollars ($__________)
per Lease Year [INSERT AMOUNT EQUAL TO 3% OF ACTUAL
1997 GROSS SALES PER LETTER
OF BUSINESS TERMS] (the "Minimum Annual
Rent"), payable in advance in equal monthly installments of_____________________________________________________
Dollars ($_________), on or before the first (1st) day of each calendar month for the balance of the Term. Minimum
Annual Rent shall be prorated (on the basis of a 30-day month and 360-day year for any partial month and partial Lease Year comprising a portion of the Term of this Lease. In the event that the
Term expires or is terminated on a date other than the last day of a calendar month, Tenant shall pay Landlord, on the first (1st) day of the last month of the Term, a pro rata portion of a monthly installment of such Minimum Annual Rent, calculated on a per diem basis for a month of thirty (30) days.

          Section IV.2   Percentage Rent.

               (a)  Formula for Calculation.
In addition to Minimum Annual Rent, Tenant covenants and agrees to pay to Land-lord as additional rent for each Lease Year the sum of Three percent (3.0%) of the amount by which Tenant's Gross Sales for such Lease Year exceeds the Minimum Annual
Rent ("Percentage Rent"). Percentage Rent shall be payable, in arrears, on or before March 10 for the immediately preceding
Lease Year.  The amount of Percentage Rent payable by
Tenant hereunder for the
first Lease Year shall be prorated by
computing the Percentage Rent that would be payable based on Gross Sales for the first 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the first Lease Year and the denominator of which is 365. Such prorated Percentage Rent for the first Lease Year shall be payable prior to the 455th day of the Term. The Percentage Rent payable by Tenant for the final Lease Year shall be prorated by computing the Percentage
Rent that would be payable based on Gross
Sales for the last 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the final Lease Year and the denominator of which is
365.  Such prorated Percentage
Rent for the final Lease Year shall be payable within 90 days after the Term expiration date.

               (b)  Annual Report.  On or
before March 10 during the Term (including the March 10 following the end of the Term), Tenant shall furnish Landlord with a written state-ment (the "Annual Report"), certified by Tenant's chief financial officer or comptroller, of total Gross Sales made from the Premises during the preceding Lease Year, which Annual Report shall contain Tenant's computation of Percentage
Rent for such Lease Year. The Annual Report shall be in form reasonably satisfactory to Landlord and shall contain such details and breakdown as may accurate-ly depict Gross Sales. The
Annual Report shall not
carry forward transactions completing in the preceding Lease Year, or carry back transactions completed in the following Lease
Year.

               (c)  Records.  Tenant shall
maintain at the Premises or at its principal record keeping office within the continental United States at all times during the Term, full, complete and accurate books of account and records in accordance with accepted accounting practices consis-tently applied for all operations of the business con-ducted in or from the Premises, including the recording of Gross
Sales and the receipt of all
merchandise into, and the delivery of all merchandise from, the Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, electronic data recordings and other documents, recordings, and papers in any way related to the operation of such business for at least three
(3) years from the end of the period to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated, even though such retention period may extend beyond the expira-tion of the Term or earlier termination of this Lease.

               (d)  Review of Books and
Records. The acceptance by Landlord of pay-ments of Percentage Rent or any Annual Report pursuant to
Section 4.2(b) above shall not prejudice Landlord's right to examine Tenant's books, records and accounts in order to verify the amounts set forth thereon.
Landlord may at any reasonable time during the Term
(but not more frequently than once
during any calendar year) cause a complete or partial audit to be made of Tenant's books, records and other documents relating to the Premises, including the books and records of any subtenant, licensee or concessionaire, for all or any part of the three (3) year period immediately pre-ceding the day of the giving of such notice by Landlord to Tenant.
Landlord or its duly authorized
representa-tives shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be neces-sary for a proper examination and audit thereof. If such audit discloses an understatement in an Annual Report of Gross Sales, Tenant shall pay the deficiency in Percent-age Rent with, interest thereon calculated at the Inter-est Rate, and, if Gross Sales have been understated in any
Annual Report by four percent (4%) or more, Tenant shall pay to Landlord, as Rent, the cost of said audit, upon demand.

               (e)  Confidentiality.  Any
information regarding Tenant's business operations delivered to or made available to Landlord, or otherwise obtained by Landlord in the exercise of its rights under subsection (d), above, shall be held in strictest confidence by Landlord. Landlord shall disclose such information only to its accountants, attorneys and other consultants and shall require all such parties to keep all information regarding Tenant strictly confidential. Nothing in this subsection (e) prohibits Landlord from disclosing such material when ordered to do so by a court of competent jurisdiction, or when necessary to properly plead or prosecute a legal action brought by Landlord against Tenant for nonpayment of Percentage Rent.

          Section IV.3   Utilities Charge.

               (a) Tenant shall apply to the
municipality or respective utilities companies for all required utility services to the Pre-mises. Tenant shall pay all required deposits and meter charges for utilities to the Premises to the respective utility supplier(s).

               (b)  Tenant shall pay promptly,
as and when same shall become due, all water rents, rates and charges, all sewer rents, rates and charges and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, sprinkler systems and all other utilities sup-plied to the Premises.

          Section IV.4   Common Area
Maintenance Costs.  Tenant shall pay, as Rent, Common
Area Maintenance charges as specified
in the REA or any lesser amount specified in a separate letter thereunder. Tenant shall pay Common
Area Maintenance charges as
referenced herein within thirty (30) days after Tenant has received a bill therefor.

          Section IV.5   Taxes.

               (a) Tenant shall pay before
delinquency all real and personal property taxes, general and special assessments, and other public charges levied upon or assessed against the Premises, the land thereunder, or any of the building structures, fixtures, equipment, or improvements thereon
(collectively, "Impositions"). Tenant shall deliver to Landlord reasonable evidence of payment prior to the time said Impositions have become delinquent.

               (b)  Any Imposition relating to
a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included prior to the beginning of the Term of this Lease or after the termination of this Lease shall (whether or not such Imposition shall be paid, assessed, levied or imposed upon or become due and payable and a lien upon the Premises or a part thereof during the term of this Lease) be adjusted as between Landlord and Tenant as of the Term Commencement Date or as of the date of the termination of the Term of this Lease, as the case shall require, so that
Landlord shall pay that proportion of such Imposition which that part of such fiscal period included in the period of time prior to the commencement or after the termination of the Term, as the case may be, bears to such fiscal period, and Tenant shall pay the remainder thereof.

               (c)  In the event Landlord is
unable to secure separate tax bills for Tenant as herein described, then Tenant shall pay to Landlord, prior to such time as said Impositions would be due and payable, all Imposi-tions attributable to the
Premises. Personal property taxes shall be allocated directly to Tenant's personal property. Real property taxes will be allocated by virtue of the ratio of the Floor
Area of the Premises to the total gross leasable area in the Shopping Center, which said gross leasable area shall not include any part of the Common Area in the Shopping
Center, being assessed on the tax
bill which relates to the Premises.

               (d)  If Tenant fails to pay any
such taxes, assessments or other public charges which it is obligated to pay as provided in this section before the same become delinquent, then and in such event, Landlord may pay the same together with any interest and penalties thereon, and the amount so paid shall be deemed addition-al Rent immediately due and payable by Tenant to Landlord on demand, together with interest thereon at the Interest Rate.

               (e)  Anything in this section
to the contrary notwithstanding, Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to contest the legality or validity of any Impositions payable by Tenant, but no such contest shall be carried on or maintained by Tenant after such Impositions become delinquent unless
Tenant shall have duly paid
the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the leased property, and shall also provide for payment thereof together with all penalties, interest, costs and expenses by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accom-plish such stay. Landlord shall, at the request of Tenant and at Tenant's sole expense, execute or join in the execution of any instrument of documents necessary in connection with any such contest except bonds of undertakings. In the event of any such contest made by Tenant, Tenant shall promptly, upon final deter-mination thereof, pay and discharge the amount indicated or resulting from said contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

          Section IV.6   Late Payment Charges.
Late pay-ments of Rent or any other sum due from Tenant hereunder, including all amounts paid by Landlord on behalf of Tenant to satisfy any condition or covenant of this Lease and all costs incurred by
Landlord in enforcing the terms of this Lease, shall bear interest from the date Tenant receives written notice of such late payment or default (as applicable) until paid at the Interest Rate.

          Section IV.7   Rent Payments.  All
Rent payable by Tenant under this lease shall be paid in United States Dollars without prior demand therefor and without any deductions, offsets or counterclaims except those expressly permitted under the terms of this Lease, to Landlord and shall be delivered on or before the due date thereof at _______________________________________________, or to
such other payee and at such other place as Landlord may hereafter designate from time to time by written notice to Tenant.
Notwithstanding anything to the contrary in this Lease, Tenant may withhold any portion of Rent which Tenant is required to withhold by virtue of Landlord's status as a foreign person under Section 1445 of the Internal Revenue Code or other applicable law.


                ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS

          Section V.1    Permitted Use.

               (a) Tenant shall use the
Premises only for the Permitted Use and for no other purpose whatsoever.

               (b)  Tenant covenants that
Tenant shall not use or allow the Premises or any part thereof to be used or occupied for any Prohibited Use or any immoral or unlawful purpose or in violation of any certificate of occupancy or certificate of compliance for the Premises.

          Section V.2    Signs.  Tenant shall
have the right, without Landlord's consent, to erect any and all signs on or about the Premises it elects, provided that such signage complies with the REA and all Requirements. From time to time upon Tenant's request, Landlord covenants to assist Tenant (at no cost or expense to Landlord) in processing any and all approvals necessary for Tenant to erect such signage.

          Section V.3    Alterations of
Premises.

               (a) All changes, alterations or
modifications to the Premises (collectively,
"Alterations") shall be made in
accordance with this Section 5.3. Tenant shall have the right to perform non-structural modifications to, remodel and redecorate, retexturize, recarpet and repaint the Premises without obtaining the prior written consent of Landlord; provided (i) the proposed
Alteration does not affect the exterior
appearance of the Premises, including, without limitation, the storefront or the storefront sign of the Premises, or the roof, foundation, supports or structural integrity of the building of which the
Premises is a part; (ii) Tenant submits an information copy of all remodeling plans to Landlord at least thirty (30) days prior to the date any such work is scheduled to commence; (iii) the total cost of all work involved in the Alteration does not exceed
Three Hundred Thousand Dollars ($300,000) in any one project or an aggregate amount of Six Hundred
Thousand Dollars ($600,000) in
any one Lease Year; and (iv) such work does not violate any code, ordinance or Requirement and does not cause Landlord's insurance rates to increase. Except for the foregoing, Tenant shall not make any Alterations to any portion of the Premises without, in each instance, obtaining Landlord's prior written consent.

               (b)  All work ("Work")
pertaining to any Alteration to the Premises, including, without limitation,
Tenant's Work, shall comply with the
following:

                    (i)  No Work shall be
undertaken until Tenant shall have procured and paid for, so far as the same may be required, from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Provided no default exists hereunder, Landlord shall join in the application for such permits and authorizations whenever such action is necessary;
provided, however, that
Landlord shall not incur any expense or be subject to any liability as a result of joining in any such application. Within ten (10) days after completion of the Work, Tenant shall deliver to Landlord a certificate of occupancy or such similar certificates as may be required or customary by applicable laws and legal requirements.

                    (ii) All Work shall be
performed promptly and in a good and workmanlike manner and in compliance with all applicable permits and laws, and in accordance with the orders, rules and regulations of the National
Board of Fire Underwriters
or any other body hereafter exercising similar functions, and Tenant shall furnish Landlord with evidences and assurances reasonably acceptable to Landlord that all such Work shall be completed, subject to Unavoidable
Delays, at least one (1) year
prior to the end of the Term of this Lease.

                    (iii)     The cost of any
Work shall be paid promptly by Tenant so that the Premises shall at all times be free and clear of liens for labor and materials supplied or claimed to have been supplied in connection therewith.

                    (iv) Tenant shall carry,
or shall cause to be carried, worker's compensation insurance covering all persons employed in connection with any Work and with respect to whom death or bodily injury claims could be asserted against Landlord,
Tenant or the Premises, and, without
duplication of any insurance required by Article VIII hereof, adequate all-risk and builders risk insurance for the mutual benefit of Tenant and Landlord in amounts satisfactory to Landlord and, at Landlord's request, such other insurance in favor of Landlord in types and amounts as are reasonable and customary, all at Tenant's expense, at all times when any such Work is in progress; provided, however, that Tenant shall be fully liable for any failure to maintain such insurance, including, without limitation, Tenant's obligation to indemnify Landlord for the failure to maintain insurance in accordance with the provisions of this Lease. All such insurance shall be provided by a company or companies of recognized responsibility and reasonably satisfactory to Landlord, and all policies or certified copies of policies issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any Work.

          Section V.4    Use of Common Areas.

               (a)  All Common Areas shall be
subject to the exclusive control and management of Developer as set forth in the REA. Tenant and Tenant's officers, directors, employees, agents, subtenants, contractors, subcontractors, concessionaires and licensees, and to the officers, directors, employees and agents of Tenant's subtenants, concessionaires and licensees, and to the customers, patrons and business invitees of Tenant and of Tenant's subtenants, concessionaires and licensees (hereinafter, collectively, "Tenant's Employees and
Invitees") shall have the non-exclusive right to use
(without cost or expense to Tenant or
Tenant's Employees or Invitees other than as expressly provided in this Lease) the Common Areas for the purpose of gaining ingress to and egress from the Premises, for the passage and parking of vehicles, and for the passage and accommodation of pedestrians, such right to be in common with Landlord and those occupants (and the employees and invitees of such occupants) of the Shopping Center from time to time authorized to use said common areas for such purposes.

               (b)  Notwithstanding anything
to the contrary contained in Section 5.4(a) hereof, Landlord shall exercise best efforts to cause Developer to maintain, manage and operate the Common Areas (including, but not by way of limitation, the parking area) in good order, condition and repair in conformity with the REA so as to at all times maintain an appearance and attractiveness reasonably equivalent to the level of same existing as of the date hereof.
Developer's obligations to be
enforced by Landlord pursuant to the preceding sentence in respect of the maintenance, management and operation of the
Common Areas shall include, but not be limited to, the following:

                    (i)  Undertaking such
maintenance and construction work (including replacements as required) as is necessary to preserve and maintain the utility of the Common Areas;

                    (ii) The care and
maintenance of all identification signs and all planters (including those adjacent to the Premises but excluding any signs and planters of Tenant) and landscaping at the Shopping
Center;

                    (iii)     The adequate
illumination of the Common Areas at all times of darkness that Tenant is open for business (plus a period of one-half hour after Tenant closes for business);

                    (iv) The payment prior to
delinquency of all real estate and personal property taxes and assessments levied on the Common Areas;

                    (v)  The removal of dirt
and debris and rubbish (including the regular sweeping of the parking area and all sidewalks); and

                    (vi) The operation,
management and maintenance of the enclosed mall, including the heating, ventilating, air-conditioning, lighting and housekeeping of the same and the maintenance (and replacement as required) of landscaping therein.

          Section V.5    Compliance with REA.
Tenant shall abide by the terms of the REA. Landlord agrees that it will not change, amend or alter (or agree or consent to change, amend or alter) any term or condition of the REA without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

          Section V.6    Compliance with
Requirements.

               (a) Insofar as the same relate
to or are caused by Tenant's occupancy and use of the Premises, and Tenant's other activities under this Lease, throughout the Term, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Requirements applicable to the Premises, subject, however, to Tenant's rights to contest any such
Requirements, as set forth in clause (b) below. Tenant shall likewise comply with the provisions of all of Tenant's insurance policies required to be maintained hereunder or otherwise carried by Tenant with respect to the Premises from time to time.

               (b)  Tenant shall have the
right, after prior notice to Landlord, at Tenant's sole cost and expense, to contest by appropriate legal proceedings diligently prosecuted in good faith, in the name of Tenant, the validity or application of any
Requirements; provided, however, that Tenant may delay compliance therewith until the final determination of such proceeding only if by the terms of any such Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without subjecting Landlord to the risk of any criminal liability, or imminent forfeiture of its estate, for failure so to comply therewith, and provided further that if any fine, lien, charge or civil liability may be incurred by reason of such non-compliance, provided that (i) Tenant furnishes to Landlord security satisfactory to Landlord, against such fine, lien, charge or civil liability in accordance with
Section 5.7, and (ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto.

          Section V.7    Liens.

               (a)  Tenant agrees that it will
pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on Landlord's reversionary estate therein, and Tenant shall keep the Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.
If any such lien shall at any time be filed against the Premises, Tenant shall either cause the same to be discharged within thirty
(30) days after the recording thereof, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the
Premises during the pendency of such contest.
If Tenant shall fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default,
Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due, procuring the discharge of such lien by giving security, or in such other manner as is, or may be, prescribed by law.

Tenant shall repay to Landlord, as Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this
Section 5.7, including all costs, expenses and attorneys' fees incurred by
Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject
Landlord's estate to liability under any mechanics' lien or other lien law.

               (b)  Should any claims of lien
be filed against the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.
Landlord or its representative shall have the right to post and keep posted upon the Premises notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord advance written notice of its intention to do so in reasonably sufficient time to enable the posting of such notices.

            ARTICLE VI
     REPAIRS AND MAINTENANCE

          Section VI.1   Tenant's Obligations.

               (a)  Tenant shall, at its sole
cost and expense (except as provided to the contrary in this Section 6.1) at all times during the Term and any extensions thereof, keep the Premises in good order, condition and repair, damage by casualty excepted. Subject to the limitations set forth in Section 6.1(b), Tenant's maintenance and repair obligation hereunder include, without limitation:

                    (i)  all equipment or
facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical or lighting facilities, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior) including reasonably periodic painting of interior walls in painting of exterior walls to the extent required by the REA, ceilings, floors, windows, doors, plate glass, landscaping, driveways, parking lots, fences, signs, sidewalks and parkways; and

                    (ii) restorations,
replacements or renewals, when necessary, to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

                    (iii)  Tenant shall
maintain maintenance contracts with respect to the elevators, the escalators and the heating, ventilation and air conditioning systems located in the Premises.

               (b)  Notwithstanding anything
to the contrary in Section 6.1(a), Tenant is not responsible for maintenance, repairs or replacements which are

                    (i)  the responsibility of
Landlord pursuant to Section 6.2, or

                    (ii) the responsibility of
the Developer or any other party pursuant to the REA.

               (c)  Notwithstanding anything
to the contrary in Section 6.1(a), if (i) any repair or replacement which is reasonably estimated to exceed $100,000 is required with respect to any portion of the Premises for which Tenant is responsible pursuant to Section 6.1(a) (hereinafter, a "Capital Repair"), and (ii) the Useful Life of such
Capital Repair (as defined herein)
exceeds the Remaining Term of the Lease (as defined herein), then Landlord shall fund a portion of the cost of such repair or replacement equal to a fraction, the numerator of which is the Excess Useful Life (as defined herein) and the denominator of which is the Useful Life. As used herein, (A) the "Useful Life" of a Capital Repai means the reasonably anticipated useful life of such Capital Repair (determined by generally accepted accounting standards, consistently applied), (B) the "Remaining
Term" means the portion of the Term remaining, including the Renewal Term under any Option which has been exercised, but not the Renewal Term under any Option which has not been exercised and (C) the term "Excess Useful
Life" means, with respect to a
Capital Repair, the difference between the Useful Life thereof and the Remaining Term. As used herein, "Landlord's Capital
Repair Contribution" means, with respect to any Capital Repair, Landlord's contribution to the cost of such Capital Repair made pursuant to this Section 6.1(c). Landlord shall fund Landlord's Capital Repair Contribution within ten (10) business days after receipt of invoices therefor from Tenant
(which may be submitted as Tenant receives invoices for such work).

               (d)  If Tenant exercises an
Option after the Excess Useful Life of a Capital Repair has been determined, then
Tenant shall reimburse to Landlord, on the first day of the Renewal Term with respect to such Option, a portion of Landlord's
Capital Repair Contribution equal to a
fraction (not to exceed 100%), the numerator of which is the Renewal Term and the denominator of which is the Excess Useful
Life. In order that this Section 6.1(d) may be properly applied with respect to subsequent Option exercises, (i) the Excess
Useful Life of a Capital Repair will be deemed reduced by the period of each
Renewal Term with respect to which payment is made by Tenant pursuant to this Section 6.1(d) and (ii)
Landlord's Capital
Repair Contribution with respect to a Capital
Repair will be deemed reduced by each payment received by Landlord pursuant to this Section 6.1(d) with respect to that Capital Repair.


          Section VI.2   Landlord's

Obligations.  Notwithstanding
anything to the contrary herein, Landlord shall be responsible throughout the Term for maintaining and repairing all structural portions of the Building, including the roof
(including any skylights), foundations, structural walls, and other load-bearing portions of the structure.

               ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION

          Section VII.1  Damage or
Destruction.

               (a)  Tenant shall give Landlord
prompt notice of any damage to the Premises by fire or other casualty.

               (b)  If the Premises shall be
rendered wholly untenantable by a casualty, unless terminated pursuant to Section
7.1(d)(i) or 7.1(d)(ii) hereof, this Lease shall remain in full force and effect except that Rent shall fully abate commencing on the date of loss and continuing until the earlier to occur of:

(i) the date Tenant reopens the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Tenant completes the restoration, pursuant to Section 7.1(e), of the structural elements of the building of which the Premises form a part.

               (c)  If only a portion of the
Premises shall be rendered untenantable, this Lease shall remain in full force and effect except that Rent shall partially abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date Tenant reopens the repaired portion of the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Landlord completes the restoration, pursuant to Section
7.1(e), of the structural elements of the building of which the Premises form a part. In such event, the Rent shall be reduced to an amount computed by multiplying the Rent applicable prior to such damage by a fraction, the numerator of which is the Floor
Area of the Premises tenantable after such damage and the denominator of which is the Floor Area of the Premises prior to such damage.

               (d)  If there shall be damage
to the Shopping Center by fire or other casualty, whether or not the Premises is affected thereby, in which: (i) the Premises shall be sufficiently damaged to render the entire
Premises wholly untenantable; (ii) the damage or destruction to the Premises is to an extent that it cannot be repaired with reasonable diligence within one (1) year after the destruction or damage; (iii) either the Shopping Center or the building of which the Premises are a part is damaged to the extent of fifty percent (50%) or more of its insured replacement cost; (iv) the loss is caused by any risk not covered by either Landlord's or Tenant's insurance; (v) the damage occurs during the last three (3) years of the Term; or, (vi) any insurance proceeds received by Landlord or Tenant for such damage are inadequate or unavailable for repairs, other than because of any deductible amount of any policy other than
Tenant's earthquake insurance policy, then, in any such event, either party shall have the option to terminate this Lease. Said option shall be exercised, if at all, by notice to the other party on or before the ninetieth
(90th) day after the date of
loss and, if exercised, shall be effective on the last day of the first (1st) full calendar month falling at least sixty (60) days after such notice. If Tenant elects to terminate this Lease pursuant to this Section 7.1(d), then Tenant shall turn over to Landlord any insurance proceeds received by Tenant with respect such damage and destruction (other than proceeds of insurance covering tenant's personal property
(including, without limitation, merchandise and equipment) and trade fixtures. If either party elects to terminate this Lease pursuant to clause (iv) or (vi), above, the other party may avoid termination of this Lease by (i) committing in writing to pay the additional funds required to complete the necessary repairs and restoration, which writing shall be delivered to the terminating party within ten (10) days after delivery of the termination notice, and (ii) providing to the terminating party, within a reasonable period after delivery of such notice, not to extend beyond the date which is 90 days after the date of loss, security for payment of such excess costs reasonably satisfactory to the terminating party and its lenders (if any).

               (e)  If there shall be damage
to the Premises by fire or other casualty and this Lease is not terminated, Tenant shall promptly commence and diligently prosecute the restoration and repair of the Premises, including all exterior walls, roofs, floors and supports, all internal partitions, fixtures, trade fixtures, shelving, casework, furniture and furnishings used in connection with the operation of Tenant's business in the Premises, as nearly as practicable to their respective conditions prior to such damage.

          Section VII.2  Condemnation.

               (a)  The term "Taking" as used
in this Section 7.2, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

               (b)  In the event of a Taking
of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after such termination.

               (c)  If there is a Taking of
(a) more than twenty-five percent (25%) of the Premises, or (b) any portion of the Building and, regardless of the amount taken, if the remainder of the Building is not one undivided structure, either Landlord or
Tenant may terminate this Lease as of the date
Tenant is required to vacate the Premises upon giving notice in writing of such election within thirty (30) days after receipt of Tenant from Landlord of written notice that a portion of the Premises has been so appropriated or taken.

               (d)  If this Lease is
terminated as a result of a Taking, Tenant shall be entitled to any separate award made to Tenant for relocation costs, good will and any of Tenant's fixtures and equipment which are not capable of removal from the
Premises; provided such separate award does not diminish Landlord's award. Subject to the foregoing, Landlord shall be entitled to the entire awarded or compensation in such condemnation proceedings, or settlement in lieu thereof, irrespective of whether such award or settlement shall be obtained as compensation for diminution in value to the leasehold or the leasehold improvements thereto or to the fee of the Premises, but the Minimum Annual Rent, Percentage Rent and any other Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual
Rent, Percentage Rent and other Rent paid in advance.

Notwithstanding the foregoing and subject to
Section 2.3, in the event this Lease is terminated as provided above, Tenant may remove all of its removable trade fixtures, furniture and equipment from the Premises, provided that Tenant immediately repairs any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Notwithstanding the foregoing, in no event shall Tenant be entitled to any portion of any award or compensation, if following the payment of such sum to Tenant, there would not be sufficient funds or proceeds to pay the unpaid principal balance of any obligation of Landlord secured by a deed(s) of trust or mortgage(s) on the fee interest in the Premises and/or the Building.

               (e)  In the event of a Taking,
if Landlord and Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Tenant agrees, at Tenant's cost and expense (subject to Tenant's rights hereunder) as soon as reasonably possible after the Taking, to restore the Building on the Land remaining to a complete unit of like quality and character as existed prior to the Taking, and thereafter the Minimum Annual Rental payable hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared by the portion remaining. In such event, Tenant shall be entitled to receive any and all award of compensation in connection with such Taking until Tenant has received funds sufficient to complete such restoration, and Landlord shall be entitled to receive the remaining portion of the total award of compensation.

             ARTICLE VIII
              INSURANCE

          Section VIII.1 Tenant's Insurance.

               (a) Tenant shall carry, from
and at all times after the date hereof, at Tenant's sole cost and expense, the following insurance:

                    (i)  public liability and
property damage insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring in, on or about the Premises and affording protection to the limits of not less than Three Million Dollars
($3,000,000) per occurrence with respect to any one (1) bodily injury or damage to property, which insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities contained in
Section 8.5 by contractual liability
endorsement.  All liability
policies shall contain a so called "occurrence clause";

                    (ii) fire and casualty
insurance covering the Premises, in an amount equal to ninety percent (90%) of the replacement cost thereof (excluding foundations and footings);

                    (iii)     fire insurance
with extended coverage, covering such items of Tenant's merchandise, inventory, signs, furniture, trade fixtures, equipment, leasehold improvements and other property of Tenant, now or hereafter placed in, on or about the Premises in an amount equal to ninety percent (90%) of the replacement cost thereof;

                    (iv) business interruption
insurance covering Tenant's loss of business income for the period it would take to reconstruct the Premises after a casualty using reasonable diligence and rental loss insurance covering Tenant's obligation to pay Minimum Annual Rent under this Lease;

                    (v)  in the event Tenant
installs in, adjoining or beneath the Premises any steam boiler or similar equipment, broad form boiler insurance;

                    (vi) earthquake insurance
in an amount equal to one hundred percent (100%) of the replacement cost of the
Premises, to the extent the same is available at commercially reasonable rates and with deductibles of commercially reasonable amounts (it being agreed that Tenant may maintain required earthquake coverage through a blanket policy covering several (or all) store locations owned or affiliated with Tenant and having a maximum aggregate coverage limit of Twenty Million Dollars
($20,000,000)); and

                    (vii)     such other
insurance as may in Tenant's reasonable judgment be prudent to carry from time to time.

               (b)  All insurance policies
required to be carried by Tenant shall be issued by companies with a general policyholder's rating of not less than "A" and a financial size rating of "VI" as rated in the most current available "Best's
Insurance Reports", and qualified to do
business in the State of California. Each insurance policy shall name Landlord, Tenant and Mortgagee as insureds as their interests may appear and, to the extent possible, any other parties in interest from time to time designated in writing by notice from Landlord to Tenant.

Executed copies of each insurance policy, duplicate originals or original certificates thereof
(provided that such certificates
shall evidence all of the required coverage herein provided) shall be delivered by Tenant to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of prior policies. All insurance policies shall contain a provision that the underwriter will give
Landlord and Mortgagee at least
thirty (30) days prior written notice of any cancellation or lapse of such insurance or the effective date of any reduction in the amounts thereof or increase of the deductible. All insurance policies shall be written as primary policies which do not contribute to, and are in excess of, any coverage which Landlord may carry. All insurance policies shall contain an agreement by the insurers that the coverage afforded thereby shall not be affected by any construction work in or about the Premises and that no act or omission by the Tenant shall impair or affect the rights of the Landlord to receive and collect the proceeds under the policies.

               (c)  Any insurance required to
be carried by Tenant may be provided under a blanket policy of insurance covering additional items or locations or insureds; provided, however, that: (i) Landlord and Mortgagee shall be named as an additional insured thereunder (or covered by broad form Landlord endorsement or contractual coverage); (ii) any such blanket policy or policies shall specify total insurance allocated to Tenant's improvements and property; and (iii) the requirements for Tenant's insurance set forth herein are otherwise satisfied.

Tenant agrees to use its best efforts to ensure that the coverage afforded Landlord and any such other parties in interest under any future blanket policy of insurance will not be diminished by reason of the use of such blanket policy of insurance, and Tenant shall expend commercially reasonable amounts in connection with obtaining such coverage.

               (d)  The deductibles and
self-insured retentions included in Tenant's insurance policies shall be in amounts as may be commercially reasonable from time to time.

               (e)  If Tenant refuses or
neglects to secure and maintain insurance policies complying with the provisions of this
Section 8.1, Landlord may secure the
appropriate insurance policies and Tenant shall pay, upon demand, the costs of same to Landlord as Rent.

          Section VIII.2 Landlord's Insurance.

Landlord at its cost shall carry, from and at all times after the date of delivery of the Premises to Tenant, all insurance required to be carried by Landlord pursuant to (i) any Mortgages which either presently or in the future may exist as a lien against the Premises and (ii) the REA, to the extent that insurance required to be carried by Tenant pursuant to this Lease is insufficient to satisfy either of such obligations of Landlord.

          Section VIII.3 Waiver of

Subrogation. Landlord and Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Shopping Center arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease.

Each of the parties hereto, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to the extent of any recovery under such insurance, waives any right of subrogation that it may have against the other. Each waiver shall be expressly included in, and shall comply with the requirements of, the respective insurance policies.

          Section VIII.4 Governmental and
Insurance Requirements.

               (a) Tenant shall comply, at
Tenant's sole cost and expense, with all reasonable requirements of the insurance underwriters, or any similar public or private body, provided that any such requirements of such insurance underwriters, or any similar public or private body, are conditions to the continuance of any of the insurance coverage required hereunder, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Premises as a part of Shopping Center, including, without limitation
(i) installing fire extinguishers or automatic dry chemical extinguishing systems; (ii) making any changes, modifications, alterations or additions in the sprinkler system within the Premises; and (iii) relocating partitions, trade fixtures or other contents within the Premises.

               (b)  Tenant shall not commit
any act or suffer to exist on the Premises any circumstances which will violate any reasonable restrictions contained in any of Tenant's or Landlord's policies of fire and casualty or public liability insurance, prevent Landlord from continuing the coverage presently provided in Landlord's insurance policies from insurance companies reasonably acceptable to
Landlord or cause
the rates for any such policies to increase beyond the minimum rates from time to time applicable to the Premises or the
Shopping Center for the Permitted Use,
provided such minimum rate
would have been available to Landlord but for Tenant's actions or use. In the event that Landlord receives any notice from
Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify
Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

               (c)  In the event that Landlord
receives any notice from Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

          Section VIII.5 Indemnification.  To
the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after the date Tenant is given access to the Premises from any cause whatsoever related to the use, occupancy or enjoyment of the Premises including, but not limited to, the sidewalks and landscaped areas immediately adjacent to the Building and Tenant's drive-through area, if any, by Tenant or any person thereon or holding under
Tenant including, without limitation, damages resulting from any labor dispute, and Tenant shall defend (using counsel mutually approved by Landlord and Tenant or Tenant's insurer), indemnify and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements (including any improvements and fixtures constructed or installed by Tenant) which Tenant may make or cause to be made with respect to the Premises, and any loss or interruption of business or loss of rental income resulting therefrom.
Notwithstanding anything to the contrary in the foregoing, Tenant shall not be liable for damage or injury occasioned by the negligence or willful misconduct of Landlord or any ground lessor, mortgagee or owner of all or any part of the Shopping Center or their respective employees, agents or contractors.

          Section VIII.6 Landlord Exculpation.

Landlord shall endeavor to conduct its activities with respect to the Premises in a prudent and businesslike manner.
However, Landlord shall not be liable for any damage to property entrusted to employees of Landlord, its partners or agents, nor for loss of or damage to any property damage or loss of business which may be sustained by the person, goods, ware, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from, but not limited to, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of same, whether the injury, damage or loss of business results from conditions arising upon the Premises, other portions of the Shopping Center or from other sources, so long as the same does not result from the negligence or wilful misconduct of
Landlord or its employees, agents, and
contractors or Landlord's breach of any of its express obligations under this Lease.
Landlord shall not be liable for interference with the light or other incorporeal hereditaments.
Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Shopping Center or of defects therein or in the fixtures or equipment. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Shopping Center, except to the extent of Landlord's liability for breach of Landlord's obligation to enforce the REA, as provided in Section 3.2.

            ARTICLE IX
     ASSIGNMENT AND SUBLETTING

          Section IX.1   Notice to Landlord.
If Tenant wishes to assign its rights under this Lease or sublet all or any portion of the Premises, Tenant shall deliver written notice of its intention to do so to Landlord at least thirty (30) days prior to the effective date of any such proposed assignment or subletting, specifying in such notice whether Tenant proposes to assign or sublet, the proposed effective date thereof, identification of the proposed assignee or sublessee with a description of the proposed business operations to be conducted at the Premises.
Such notice shall also be accompanied by current financial statements of the proposed assignee or subtenant, a copy of the proposed assignment or sublease documents, or, if not available, a letter of commitment or letter of intent setting forth material terms and provisions of the proposed assignment or sublease.

          Section IX.2   Landlord's Approval.

Landlord will notify Tenant of its approval or disapproval of a proposed assignment or sublease within a reasonable time (in no event earlier than fifteen (15) days nor longer than thirty (30) days) after receipt of such notice from Tenant as set forth above.

Landlord shall not unreasonably withhold its approval of Tenant's assignment of this Lease or subletting of the Premises. The factors which may be viewed in determining the reasonableness of Landlord's approval or disapproval of a proposed assignment or subletting and the conditions which may be imposed by Landlord as part of its consenting thereto shall be as follows:

          (a)  The use of the Premises
following the assignment or sublease would be different from the Permitted Use set forth in this Lease;
          (b)  In Landlord's reasonable
business judgment, the proposed assignee or subtenant lacks sufficient business reputation or experience to operate a business of the type and quality permitted under the terms of this Lease;
          (c)  In Landlord's reasonable
business judgment, the present financial worth of the proposed assignee or subtenant is inadequate to ensure such assignee's or subtenant's performance under the terms of its agreement relating to the Premises;

          (d)  The proposed assignment or
sublease transaction would breach a covenant of Landlord respecting radius, location, use or exclusive use in any other lease, financing agreement or other agreement relating to the Shopping Center.

It is expressly understood and agreed that Landlord's consent shall not be required for any transfer of Tenant's interest under this Lease which is considered to be a Permitted Transaction (as defined below).

          Section IX.3   Permitted
Transactions.

Notwithstanding anything to the contrary herein, Landlord's consent shall not be required for any of the following
(collectively, "Permitted
Transactions"):

     (i)  Any transfer by Tenant of any
interest under this Lease
to any corporation, partnership or other entity which controls, is controlled by, or is under common control with the named Tenant hereunder or its successors by merger, consolidation or other comparable transaction, the primary purpose of which is not the transfer of Tenant's interest under this
Lease.

     (ii) Any transfer by Tenant of any
interest under this Lease to the owner of a department store chain with assets equal to or greater than Tenant's.

     (iii)     Tenant may enter into
concession arrangements or license agreements, or otherwise permit the occupation and use of a portion of the Premises by a subtenant, licensee or concessionaire, provided that the areas covered by such licenses or concession agreements do not exceed usage in excess of twenty-five percent (25%) of the Floor
Space of the Premises; provided,
however that all sales of licensees or
concessionaires shall be included within Gross Sales as defined in this Lease.

          Section IX.4   Compliance with REA.
Tenant shall not assign its rights under this Lease or sublet all or any portion of the Premises unless Tenant complies, at Tenant's expense, with the provisions of the REA applicable to such assignment or subletting. Landlord agrees to cooperate, at no expense to Landlord, with Tenant's efforts to obtain any consents required under the REA and to otherwise comply with the REA in connection with any proposed assignment or sublease.

          Section IX.5   Documentation and
Expenses. Each assignment or sublease shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and the assignee or subtenant. In the event of an assignment, the assignee shall assume and promise to perform the terms, covenants and conditions of this Lease which are obligations of Tenant, from and after the date the Assignee takes possession. Unless expressly released by Landlord, in writing,
Tenant shall remain fully liable to perform its duties under this Lease following any assignment of the Lease.

Tenant shall, on demand of Landlord, reimburse Landlord for Landlord's reasonable costs, including attorneys' fees, incurred in obtaining advice and preparing documentation for each assignment or sublease, up to a maximum of $1,500 per transaction.

            ARTICLE X
             DEFAULT

          Section X.1    Events of Default.
Each of the following events shall constitute a "Default" by Tenant under this Lease:

               (a)  If Tenant shall fail to
pay any Rent under this Lease when the same shall become due and payable and the failure shall continue for five (5) business days after written notice (it being understood such period shall run concurrently with any statutory notice period); or

               (b)  If Tenant shall transfer
Tenant's interest in this Lease in contravention of
Article IX hereof; or

               (c)  If Tenant shall fail to
perform or observe any of its obligations under this Lease (including, without limitation, Tenant's failure to perform those obligations under the REA expressly assumed by Tenant in this Lease) other than those specified above in this Section 10.1 and the failure shall continue for thirty (30) days after notice, unless a shorter period of time for such performance or observance is otherwise expressly set forth in this Lease; provided, however, that in the case of a Default which cannot with reasonable diligence be remedied by Tenant within said period of thirty (30) days, if
Tenant proceeds as promptly as may reasonably be possible after the service of such notice and with all reasonable diligence to remedy the Default and thereafter prosecute the remedying of such Default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the Default shall be extended for such period as shall be reasonably necessary to remedy the same with all reasonable diligence;

               (d)  If the Premises are deemed
abandoned pursuant to California Civil Code Section
1951.3; or

               (e)  If an event of insolvency
shall occur including:

                    (i)  Tenant's making an
assignment for the benefit of creditors;

                    (ii) Tenant's failure
generally to pay its debts as they become due;

                    (iii)     A material
adverse change in the financial condition of Tenant;

                    (iv) Tenant's filing, or
acquiescing to the filing of, a petition seeking an order for relief against it in any state or federal court in any bankruptcy, reorganization, liquidation, composition, extension, arrangement or insolvency proceeding;
                    (v)  Tenant's making an
application for, or acquiescing to, the appointment of a trustee, examiner or custodian for it or all or any portion of its property;

                    (vi) Any petition being
filed against Tenant in any state or federal court seeking reorganization or liquidation or insolvency proceedings, and the proceedings shall not be dismissed, discontinued or vacated within ninety (90) days; or
                    (vii)     Any trustee,
examiner or custodian being appointed for Tenant, or for all or any portion of Tenant's property, and the trustee, examiner, or custodian shall not be set aside within ninety (90) days after such appointment.

          Section X.2    Remedies.  Upon the
occurrence of a Default, and in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the right to:

          (a)  terminate this Lease and all
rights of Tenant by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of:

               (i)  the worth at the time of
award of any unpaid Rent that had been earned at the time of termination.

               (ii) the worth at the time of
award of the amount by which (A) the unpaid Rent that would have been earned after termination until the time of award exceeds
(B) the amount of rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

               (iii)     the worth at the time
of award of the amount by which (A) the unpaid Rent for the balance of the Term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount necessary
to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result;
and
               (v)  all other amounts in
addition to or in lieu of those previously stated as may be provided from time to time by California law; or

          (b)  continue this Lease, and from
time to time, without terminating this Lease, either
(i) recover all Rent and
other amounts payable as they become due or
(ii) relet the Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as Landlord deems advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises.

     As used in clauses 10.2(a)(i) and
10.2(a)(ii) of this Section, the worth at the time of award is computed by allowing interest at the Interest Rate. As used in clause 10.2(a)(iii) of this Section, the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)  Upon the occurrence of a
Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the
Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          (d)  None of the following remedial
actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by Landlord to maintain or preserve the Premises; any efforts by
Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any reentry, repossession, or reletting of the Premises by Landlord pursuant to this Section.

If Landlord takes any of the previous remedial actions without terminating this Lease, landlord may nevertheless at any time after taking any remedial action terminate this lease by written notice to Tenant.

          (e)  If Landlord relets the
Premises, Landlord shall apply the revenue as follows:
first, to the payment of any
reasonable cost of reletting, including
without limitation finder's fees and leasing commissions; and second, to the payment of Rent and other amounts due and unpaid under this Lease.

Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due and, to the extent the residue exceeds such amounts, shall remit such excess to Tenant.

Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the reasonable cost of reletting and the Rent and other amounts due and unpaid under this Lease, Tenant shall pay the deficiency to Landlord promptly upon demand.

          (f)  After the occurrence of a
Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Default for the account and at the expense of Tenant; provided that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant.

Tenant shall, upon demand, immediately
reimburse Landlord for all costs, including costs of settlements, defense court costs, and attorney fees, that Landlord may incur in the course of any such cure.

          (g)  No security, guaranty or
security interest granted for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by a Default.

          (h)  Except as expressly provided in
this Lease to the contrary, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute.
Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

          (i)  Landlord may require Tenant or
any trustee for Tenant under the United States
Bankruptcy Code (as amended, the
"Bankruptcy Code") to cure Tenant's Default and to provide adequate assurances of future performance of this Lease as provided in Section 365(b)(3) of the Bankruptcy Code, including, without limitation, adequate assurance that;
(i) Rent will be paid when due; (ii) there shall be no substantive breach in the provisions of this Lease relating to the Shopping Center including, without limitation, the Permitted Use; and (iii) that there shall be no disruption in any Tenant mix or Tenant balance in the Shopping Center. If Tenant or the trustee does not cure existing Defaults and provide such assurances of future performance within sixty (60) days after there has been an order for relief pursuant to the Bankruptcy Code, this Lease shall be deemed rejected, and Landlord shall have no further liability hereunder to Tenant or any person claiming through or under Tenant and, if Tenant or any such person is in possession.
Tenant or any such person shall forthwith quit and surrender the premises to Landlord.

          Section X.3    Attorneys' Fees.  In
the event that either party hereto commences an action related to this Lease, the prevailing party shall be entitled to recover from the other party all of its costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and disbursements.

If either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease due to such other party's fault, such other party shall indemnify the party innocently involved and defend and hold it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys' fees and disbursements.

          Section X.4    Agreement to
Arbitrate. Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Lease, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Lease or any provision hereof shall be determined by arbitration conducted in accordance with the Commercial
Arbitration Rules or then
existing rules for commercial arbitration of the American Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act.
The arbitration shall be conducted in a location in San
Bernardino County and
shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American
Arbitration Association with
each party alternately striking names, with the last name remaining to be the arbitrator so selected.

In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section 1281.8 of the California Code of Civil Procedure shall apply.
The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
Judgment upon any award rendered by the
arbitrator(s) may be entered by any court having jurisdiction thereof. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.
It is understood and agreed that the terms of this Section 10.4 shall not apply to a determination of Fair Market Rental Value, which shall be determined pursuant to Section
12.3 of this Lease.

          Section X.5    No
Set-off/Counterclaims.  Tenant shall
pay all Rent due hereunder, free of any
charges, assessments, impositions or deductions and without abatement, deferral, reduction, set-off, counterclaim, defense or deduction except as permitted under the express terms of this Lease or the Asset
Purchase Agreement.  Tenant shall not
interpose any counterclaim(s) in any action brought by Landlord based, in whole or in part, on Tenant's failure to pay Rent;
provided, however, that, the foregoing to the contrary notwithstanding: (i) Tenant may interpose any counterclaim deemed
"compulsory" under applicable court rules of civil procedure;

(ii) Tenant shall be
permitted to bring a separate action against Landlord based on any claim which Tenant is prohibited by this Lease from asserting as a set-off or counterclaim; and (iii) Tenant may bring actions and assert defenses, setoffs and counterclaims permitted to be brought or asserted against Landlord in accordance with the terms of the Asset Purchase
Agreement.

          Section X.6    Right of Redemption.
Tenant hereby waives, for itself and all persons claiming by, through or under
Tenant, any right of redemption or for the restoration of the operation of this Lease under any present or future law in the event Landlord shall obtain possession of the Premises.

          Section X.7    No Waiver.  No
receipt of monies by Landlord from Tenant after the termination or cancellation of this Lease in any lawful manner shall reinstate the Term of this Lease, or operate as a waiver of the right of Landlord to enforce the payment of Rent then due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy;
it being agreed that, after the
termination or cancellation of this Lease, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupation or Tenant's liability hereunder.

          Section X.8    Unperformed Covenants
of Landlord May Be Performed By Tenant. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of any emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have served upon Landlord notice of such failure, or for a period of twenty-four (24) hours after service of such notice, if in Tenant's judgment reasonably exercised such failure related to a matter which is of an emergency nature, then Tenant may at Tenant's option, at any time prior to commencement of Landlord's acting to cure such failure and thereafter if Landlord fails to diligently perform the curing of such failure, perform any such term, provision, covenant or condition or to make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor, and Tenant shall not be liable or responsible for any loss or damage resulting to Landlord or anyone holding under Landlord on account thereof. The full amount of the cost and expense entailed, or payment so made, shall immediately be owing and payable by Landlord to Tenant. The option given in this Section is for the sole protection of Tenant, and its existence shall not release Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

           ARTICLE XI
     [INTENTIONALLY OMITTED]

     ARTICLE XII
     OPTIONS

          Section XII.1  Renewal Options.
Contingent upon Tenant
satisfying all of the following conditions, and provided that Tenant has not filed for protection under the Federal Bankruptcy
Laws at the time such option is exercised, Tenant is hereby granted four (4) separate options
(each an "Option" and two or
more, collectively, the "Options")) to extend the Term of this Lease, each for an additional period of five (5) years (each a "Renewal Term"), conditioned upon satisfaction of the following requirements:

               (a)  No Default by Tenant shall
have occurred and remain uncured as of the date of Tenant's exercise of its Option;
and

               (b)  Tenant shall deliver
written notice to Landlord exercising the applicable
Option not less than six (6)
full calendar months prior to the expiration of the Term (as it may be extended by Tenant's exercise of any Options).

          Section XII.2  Lease Terms
Applicable.  In the event
that Tenant exercises one or more of the Options herein granted, then all of the terms and provisions of this Lease as are applicable during the initial Term shall likewise be applicable during each of the applicable Renewal Terms except that Minimum Annual Rent and Percentage Rent payable by Tenant for each
Renewal Term shall be as set forth in Section
12.3 below.

          Section XII.3  Rent During Renewal
Terms.

               (a)  The Minimum Annual Rent
(as defined in Section 4.1 of this Lease) which shall be due and payable during the first Renewal Term, if exercised by Tenant, shall be determined prior to the commencement of each applicable Renewal
Term and shall be equal to three percent
(3.0%) of the average of
annual Gross Sales at the Premises for the two
(2) Lease Years preceding the commencement of the applicable Renewal Term.
Percentage Rent for the first Renewal Term shall be calculated in accordance with the terms of
Section 4.2 of this Lease.

               (b)  Minimum Annual Rent and
Percentage Rent (including the formula for the calculation thereof) for each of the second, third and fourth Renewal Terms, if exercised by Tenant, shall be equal to the Fair Market
Rental Value of the
Premises, each with respect to the 5-year term first day as of the commencement of the applicable
Renewal Term.  The Fair Market
Rental Value of the Premises shall be based upon the rental amounts paid by tenant-operators of department stores for retail store space of substantially the same type, size and quality as the Premises, and located in major regional malls in San Bernardino County or Riverside County.
Within thirty (30) days
following Landlord's receipt of Tenant's written notice that it wishes to exercise the applicable Option, Landlord shall deliver to Tenant a written notice specifying
Landlord's good faith estimate of the Fair Market
Rental Value for the Premises for the
applicable Renewal Term. Within thirty (30) days following Tenant's receipt of Landlord's good faith estimate of the Fair
Market Rental Value of the Premises, Tenant may deliver a written notice to Landlord either setting forth Tenant's good faith of
Fair Market Rental Value, in which case
Landlord and Tenant will promptly meet and attempt to agree in good faith upon the Fair
Market Rental Value, or agreeing to Landlord's estimate of Fair Market Rental Value. If no agreement regarding the applicable
Fair Market Rental Value for the Premises can be reached within fifteen (15) days after Landlord's receipt of Tenant's estimate of Fair Market Rental Value for the Premises,
Tenant shall have ten (10) days to cancel its exercise of the applicable Option by delivering written notice to Landlord within such 10-day period.

If Tenant does not terminate its exercise of the applicable Option within such 10-day period, the Fair Market Rental Value of the Premises for the applicable Renewal Term shall be determined in accordance with the terms of Exhibit E.

          Section XII.4  Lease Amendment.
Following Tenant's exercise of each Option and the determination of the Fair Market
Rental Value of the Premises for the
applicable Renewal Term,
Landlord and Tenant will enter into an
amendment to this Lease
confirming the extension of the Term of this Lease in accordance with the terms hereof.

         ARTICLE XIII
     MISCELLANEOUS PROVISIONS

          Section XIII.1 Notices.

               (a)  Any notice, demand,
request, approval, consent or other instrument
(collectively, a "Notice") which may
be, or is required to be, given under this Lease shall be in writing and given by hand or sent by United States certified o r registered mail, return receipt requested, postage prepaid, or by an overnight nationally recognized courier service, addressed to
Landlord at the address herein first given with a copy to:

McPeters McAlearny Shimoff & Hatt, 4 West
Redlands Boulevard,
P.O. Box 2084, Redlands, CA  92373-0661
Attn:
Thomas H.
McPeters, Esq., or to such other address as Landlord may from time to time designate to Tenant by notice in accordance with this Section, and to Tenant at the Premises and to Tenant's address herein first given Attention: Law
Department, or to such other address as Tenant may from time to time designate to
Landlord by notice in accordance with this Section. All Notices shall be deemed given or served three (3) business days after the date of registration or certification by the postal authorities, if mailed, or upon receipt, if sent by overnight courier or delivered in person.

               (b)  Any notice which may or
shall be given under this Lease by Landlord may be given by Landlord, by any employee of Landlord, by any attorney representing
Landlord, by any management company operating the Shopping Center on behalf of
Landlord or any employee of, or attorney retained by, said management company, and all notices from any of the foregoing shall be as effective as if given by Landlord itself.
               (c)  Any Notice with respect to
any assignment, alleged default, termination or other material issue given to
Landlord shall also be given to each mortgagee of Landlord's interest in the Shopping Center, the name and address of which mortgagee Landlord has previously given Tenant written notice.

          Section XIII.2 Brokers.  Landlord
and Tenant each warrants and represents to the other party hereto that it has not dealt with any broker in negotiating or consummating this Lease, and Landlord and Tenant each hereby agrees to indemnify, defend and hold harmless the other party hereto against and from any and all claims losses or liabilities as a result of any inaccuracy in the foregoing representation.
This Section
shall survive the Term of this Lease.

          Section XIII.3 Subordination of
Lease.

               (a) This Lease is subordinate
to the lien of all mortgages, deeds of trust and security instruments (collectively,
"Mortgages"), and to all ground leases,
easement agreements and operating agreements now covering or affecting all or any part of the Shopping Center, including, without limitation, the REA, and to all modifications, consolidations, renewals, replacements and extensions of any of the foregoing. Landlord hereby represents and warrants that there are no Mortgages in effect with respect to the Shopping Center or the Premises except as specifically set forth in Exhibit G attached hereto and made a part hereof, nor are there any REAs affecting the Shopping
Center or Tenant's rights under this Lease except as set forth in Exhibit D attached hereto and made a part hereof. Landlord shall exercise best efforts to obtain from each mortgagee under a Mortgage listed on
Exhibit G a nondisturbance agreement in the form of the "SNDA" attached to the Asset Purchase
Agreement.

               (b)  Subject to the terms of
any nondisturbance agreement entered into by Tenant, should any mortgagee under a
Mortgage succeed to Landlord's interest in this Lease, Tenant shall, upon demand, attorn to and recognize such mortgagee as
Landlord under this Lease. In the event of a sale or assignment of Landlord's interest in this Lease or the Premises, Tenant shall attorn to and recognize such purchaser or assignee as Landlord under this Lease without further act by Landlord or such purchaser or assignee.

          Section XIII.4 Unavoidable Delays.
In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by such party and such delay or hindrance is due to: (i) strikes, lockouts, or other labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; or, (iii) acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered
(collectively, "Unavoidable Delays"), then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended by a period equivalent to the period of such delay. In no event shall any such delay constitute a termination or extension of this Lease. The provisions of this Section shall not operate to excuse Tenant from the timely payment of Rent.

          Section XIII.5 Estoppel
Certificates.  Upon ten (10)
business days prior written request therefor by Landlord or Tenant from time to time, each party agrees to execute and to deliver to the requesting party, or to such other addressee or addressees as the requesting party may designate, a written statement certifying that: (i) this Lease is in full force and effect and unmodified, or describing any modification; (ii) that there are no defenses or offsets against the enforcement of this Lease, or stating with particularity defenses or offsets claimed;
stating the date to which Rent has been paid;
and (iv) stating the Term Commencement Date and the date this Lease expires.

          Section XIII.6 Relationship of
Parties. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing
Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

          Section XIII.7 Governing Law;
Jurisdiction.

               (a)  Governing Law.  This
Lease, the legal relations between the parties and any Action (defined below), whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Lease, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Lease, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorpora-tion of the Tenant.

               (b)  Jurisdiction.  Each party
hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of
California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Lease or any related document or obligation.
Each party further
irrevocably desig-nates and ap-points the individual identified in or pursuant to Section 13.1 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effect-ive and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section 13.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 13.1.
Each party hereby acknowledges
that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by applicable law.

               (c)  As used in this Section
13.7, "Action" shall mean any action, complaint, petition, investigation suit or other proceeding before any arbitrator or any other governing body or entity having appropriate jurisdiction.

          Section XIII.8 Interpretation.  The
neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. In the event of any conflict between the terms of this
Lease, and the terms of the Asset Purchase
Agreement (including any related agreements entered into by Landlord and Tenant), the terms of the Asset Purchase Agreement shall prevail over any contrary term of this Lease.

          Section XIII.9 Captions.  The
captions of Articles and
Sections contained in this Lease are for convenient reference only and shall not be deemed or construed as in any manner limiting or amplifying the terms and provisions hereof.

           Section XIII.10    Partial
Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          Section XIII.11     Waivers.  The
waiver by Landlord of any breach of any term, covenant or condition contained in this
Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord.

          Section XIII.12     Accord and
Satisfaction. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment due under this Lease shall be deemed or construed to be other than a payment or receipt on account of the earliest Rent due. Neither the endorsement or statement on any check nor the receipt or negotiation of any such check by
Landlord, shall be deemed or construed to be an accord and satisfaction.

          Section XIII.13     Counterparts.
This Lease may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section XIII.14     Entire Agreement.
This Lease and the Asset Purchase Agreement incorporate all undertakings between the parties hereto with respect to Tenant's lease of the Premises.

Tenant hereby acknowledges that neither
Landlord nor Landlord's employees, agents or contractors have made any representations or promises to Tenant with regard to the Premises or the Shopping Center or this Lease that have not been expressly stated in this
Lease and, therefore, Tenant hereby waives any and all claims against, or liability of, Landlord and Landlord's employees, agents, and contractors based thereon.
Landlord hereby acknowledges that Tenant and its employees and officers have made no representations or promises with regard to Tenant's operations, sales figures or methods of doing business or any other matter except as expressly contained in this Lease, and Landlord, therefore, hereby waives any claim with respect thereto or based thereon.

     Section XIII.15     Successors and
Assigns. This Lease and each of the terms and conditions hereof shall inure to the benefit of, and be binding upon, Landlord, and Landlord's heirs, executors, administrators, successors and assigns. This Lease and each of the terms and conditions hereof shall also be binding upon Tenant, and Tenant's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of Article IX of this Lease.

     Section XIII.16     Survival of
Obligations. All obligations of each party which by their nature involve performance after the end of the Term, or which cannot be ascertained or have been fully performed until after the end of the Term, shall survive the expiration or earlier termination of this Lease.

     Section XIII.17     Submission of Lease.
Submission of this Lease by one party to the other for examination or execution does not constitute an offer made, or an option granted, to enter into this Lease.

     Section XIII.18     Memorandum of Lease.
Landlord and Tenant agree to execute a memorandum of this Lease, which memorandum shall be substantially in the form attached hereto as Exhibit F and shall be recorded in the applicable real property records as soon as possible after the date of this Lease.

     Section XIII.19     Attachments.
Attached hereto and made a
part of this Lease are the following:
Exhibits A-G, inclusive.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused their duly authorized representatives to execute this Lease as of the date first above written.



                 LANDLORD:
                 EL CORTE INGLES, S.A.

   By:_______________________


   Its:____________________

   By:_______________________


   Its:____________________




                  TENANT:
                  GOTTSCHALKS INC.

   By: _______________________


   Its:____________________

   By: _______________________


   Its:____________________




                EXHIBIT A

     LEGAL DESCRIPTION OF SHOPPING CENTER


                EXHIBIT B

         SITE PLAN OF SHOPPING CENTER


                EXHIBIT C

            SITE PLAN OF PREMISES


                EXHIBIT D

     SCHEDULE OF REA AND RELATED AGREEMENTS


                EXHIBIT E

     DETERMINATION OF FAIR MARKET RENTAL VALUE

1.   Efforts to Agree Upon Fair Market Rental
Value.  If pursuant to the terms of the Lease, Fair
Market Rental Value is to be
determined with respect to any Renewal Term, Landlord and Tenant shall promptly commence negotiation to reach agreement on Fair
Market Rental Value for the applicable Renewal
Term. If Landlord and Tenant are unable to reach agreement on Fair Market Rental
Value within the time period provided in the Lease and the parties wish to proceed with a method of resolving the disagreement regarding Fair Market Rental
Value, the terms of Section 2 below shall apply.

2.   Arbitration Regarding Fair Market Rental
Value.

     (a)  If Landlord and Tenant are to
proceed with the method
of determining Fair Market Rental Value under this Exhibit E, then within ten (10) days of the date either Landlord or Tenant delivers written notice to the other party hereto confirming that, pursuant to the terms of the Lease, Fair Market Rental
Value is to be determined in accordance with the terms of Exhibit E, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market
Rental Value. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then Fair Market Rental Value shall be the average of the two estimates. If one party ("Refusing
Party") refuses to
simultaneously submit such estimate to the other party ("Other") within such 10-day period, then the Other may notify the Refusing
Party of the Other's willingness to make such simultaneous submittal. If the Refusing Party fails to make such simultaneous submittal within five (5) business days thereafter, the other party's good faith estimate of Fair Market Rental Value shall be
Fair Market Rental Value.

     (b)  If the higher of the estimates is
more than one hundred five percent (105%) of the lower of such estimates, then either
Landlord or Tenant may, by written notice to the other at any time within ten (10) days following the exchange of estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable independent
MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising anchor store retail space in major regional shopping malls. If the parties cannot agree on an appraiser within such seven (7) day period, then within a second period of seven (7) days, each shall select and inform the other party of an independent MAI appraiser meeting the aforementioned criteria and within a third period of seven (7) days, the two appraisers shall select a panel of three additional appraiser meeting the aforementioned criteria and the three appraisers shall determine Fair Market Rental
Value pursuant to this Exhibit
E by majority vote of such three appraisers.
Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three appraisers. If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator, who shall determine Fair
Market Rental Value pursuant to this Exhibit
E.
     (c)  Once the arbitrators have been
selected as provided above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrators shall select one of the two estimates of Fair Market
Rental Value submitted by
Landlord and Tenant, which must be the one that is closer to Fair Market Rental Value as determined by the majority of the arbitrators. The arbitrators' selection shall be binding upon Landlord and Tenant. The party whose estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.
                EXHIBIT F

       FORM OF MEMORANDUM OF LEASE

Recording Requested By And
When Recorded Return To:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93720
Attention:  General Counsel




     MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (this
"Memorandum"), dated as of _________, 1998, is entered into by and between El Corte
Ingles, S.A., a Spanish corporation
("Landlord"), and Gottschalks
Inc., a Delaware corporation ("Tenant").
Landlord and Tenant have entered into that certain
Store Lease Agreement dated as of
_____________, 1998 (the "Store Lease"),
pursuant to which Landlord demised and leased to Tenant and Tenant hired from
Landlord the Premises as more particularly described in the Lease (the "Premises"), which Premises are located on the real property described in Exhibit A attached hereto and made a part hereof.

          LANDLORD AND TENANT AGREE AS
FOLLOWS:

          1.   For and in consideration of the
rental reserved and of the mutual covenants, agreements and conditions set forth in that certain Store Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon all terms and conditions set forth in the Store Lease, the Premises. The primary term of the Lease is ten (10) years commencing on
__________ and expiring on ____________, 2007.

          2.   On the terms and conditions
more specifically set forth in the Store Lease, Tenant has certain fixed rights to renew the Term of the Lease as more specifically set forth therein. Specifically, Tenant has been granted four separate options to renew the Term of the Lease, each for an additional period of five (5) years.

          3.   This Memorandum has been
prepared to provide notice that the Premises are subject to the terms and conditions of the Store Lease, which terms are hereby incorporated into this Memorandum by this reference.
In no event shall the terms of
this Memorandum be deemed to modify, amend, limit or otherwise affect the terms and conditions of the Store Lease. In the event of any inconsistency between the terms of this Memorandum and the terms of the Store Lease, the terms of the Store Lease shall control.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused their duly authorized representatives to execute this Memo-randum as of the date first written above.

                         LANDLORD:


                         EL CORTE INGLES, S.A.

                         By:
                         Its:



                         TENANT:

                         GOTTSCHALKS INC.

                         By:
                         Its:




                 EXHIBIT A

     Description of Real Property

                 EXHIBIT G

     SCHEDULE OF EXISTING MORTGAGES


     A.   Current preliminary title report:

          Title Company:

          Date of report:

          Order No.:


     B.   Existing Mortgages:



     TABLE OF CONTENTS

                                          Page


     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS       1
     Section 1.1    Definitions             1
     Section 1.2    Effect of Basic Terms   5

     ARTICLE II
     GRANT AND TERM                         5
     Section 2.1    Grant and Term of Lease 5
     Section 2.2    Acceptance of Premises;
                    Quiet Enjoyment.        6
     Section 2.3    Surrender of Premises.  6
     Section 2.4    Holding Over.           7

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
     AGREEMENT                              7
     Section 3.1    Lease Controls Over
                    REA.                    7
     Section 3.2    Covenants Regarding
                    REA.                    7

     ARTICLE IV
     RENT AND OTHER CHARGES                 8
     Section 4.1    Minimum Annual Rent     8
     Section 4.2    Percentage Rent         8
     Section 4.3    Utilities Charge       10
     Section 4.4    Common Area Maintenance
                    Costs                  10
     Section 4.5    Taxes                  10
     Section 4.6    Late Payment Charges   11
     Section 4.7    Rent Payments          11

     ARTICLE V
     OPERATION OF PREMISES AND COMMON
     AREAS                                 12
     Section 5.1    Permitted Use          12
     Section 5.2    Signs                  12
     Section 5.3    Alterations of
                    Premises               12
     Section 5.4    Use of Common Areas    13
     Section 5.5    Compliance with REA    14
     Section 5.6    Compliance with
                    Requirements           15
     Section 5.7    Liens                  15

     ARTICLE VI
     REPAIRS AND MAINTENANCE               16
     Section 6.1    Tenant's Obligations   16
     Section 6.2    Landlord's Obligations 17

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION  17
     Section 7.1    Damage or Destruction  17
     Section 7.2    Condemnation           19

     ARTICLE VIII
     INSURANCE                             20
     Section 8.1    Tenant's Insurance     20
     Section 8.2    Landlord's Insurance   22
     Section 8.3    Waiver of Subrogation  22
     Section 8.4    Governmental and
                    Insurance Requirements 22
     Section 8.5    Indemnification        23
     Section 8.6    Landlord Exculpation   23

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING             24
     Section 9.1    Notice to Landlord     24
     Section 9.2    Landlord's Approval    24
     Section 9.3    Permitted Transactions 25
     Section 9.4    Compliance with REA    25
     Section 9.5    Documentation and
                    Expenses               25

     ARTICLE X
     DEFAULT                               26
     Section 10.1   Events of Default      26
     Section 10.2   Remedies               27
     Section 10.3   Attorneys' Fees        29
     Section 10.4   Agreement to Arbitrate 29
     Section 10.5   No Set-off/
                    Counterclaims          30
     Section 10.6   Right of Redemption    30
     Section 10.7   No Waiver              30
     Section 10.8   Unperformed Covenants
                    of Landlord May Be
                    Performed By Tenant    31

     ARTICLE XI
     [INTENTIONALLY OMITTED]               31

     ARTICLE XII
     OPTIONS                               31
     Section 12.1   Renewal Options        31
     Section 12.2   Lease Terms Applicable 31
     Section 12.3   Rent During Renewal
                    Terms                  32
     Section 12.4   Lease Amendment        32

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS              33
     Section 13.1   Notices                33
     Section 13.2   Brokers                33
     Section 13.3   Subordination of Lease 33
     Section 13.4   Unavoidable Delays     34
     Section 13.5   Estoppel Certificates  34
     Section 13.6   Relationship of
                    Parties                34
     Section 13.7   Governing Law;
                    Jurisdiction           35
     Section 13.8   Interpretation         35
     Section 13.9   Captions               36
     Section 13.10  Partial Invalidity     36
     Section 13.11  Waivers                36
     Section 13.12  Accord and
                    Satisfaction           36
     Section 13.13  Counterparts           36
     Section 13.14  Entire Agreement       36
     Section 13.15  Successors and Assigns 37
     Section 13.16  Survival of
                    Obligations            37
     Section 13.17  Submission of Lease    37
     Section 13.18  Memorandum of Lease    37
     Section 13.19  Attachments            37


EXHIBITS

EXHIBIT A  LEGAL DESCRIPTION OF SHOPPING
           CENTER                         A-1
EXHIBIT B  SITE PLAN OF SHOPPING CENTER   B-1
EXHIBIT C  SITE PLAN OF PREMISES          C-1
EXHIBIT D  SCHEDULE OF REA AND RELATED
            AGREEMENTS                    D-1
EXHIBIT E  DETERMINATION OF FAIR MARKET
           RENTAL VALUE                   E-1
EXHIBIT F  FORM OF MEMORANDUM OF LEASE    G-1
EXHIBIT G  SCHEDULE OF EXISTING
           MORTGAGES                      H-1




     STORE LEASE AGREEMENT


     by and between


     EL CORTE INGLES,

     as "Landlord"

          and


     GOTTSCHALKS INC,

      as "Tenant"




     Dated as of __________, 1998


     Antelope Valley Mall
     Palmdale, California



                   STORE LEASE AGREEMENT

                    Antelope Valley Mall
                    Palmdale, California

          THIS STORE LEASE AGREEMENT (this
"Lease"), made as of this ___ day of ___________, 1998,
by and between EL CORTE
INGLES, S.A., a Spanish corporation, having an address at Hermosilla, 112, 28009 Madrid SPAIN,
Attention:  _______________
("Landlord"), and GOTTSCHALKS INC., a Delaware corporation, having an address at 7 River Park Place
East, Fresno, California
93720, Attention:  General Counsel ("Tenant").


                   R E C I T A L S


          A.   Landlord, Tenant and Harris
(defined below) are parties to that certain Asset
Purchase Agreement (defined below).
Prior to the date hereof, Harris leased the Premises (defined below) from Landlord. Pursuant to the Asset Purchase Agreement,
Tenant is to purchase certain assets of Harris
(defined below).

The Asset Purchase Agreement requires Landlord to terminate Harris' lease and enter into this Lease with Tenant.

          B.   Concurrently with execution of
this Lease, Landlord has terminated Harris' lease.

Landlord now desires to lease to Tenant, and Tenant desires to lease from Landlord, the Premises on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of
the foregoing Recitals, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of execution and delivery hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein, Landlord and Tenant agree as follows:

                ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS

          Section I.1    Definitions.  As used
in this Lease, the following Terms shall have the meanings set forth below:

                   "Alterations" shall have
the meaning ascribed thereto in Section 5.3.

                   "Annual Report" shall have
the mean-ing ascribed thereto in Section 4.2(b).

                   "Asset Purchase
Agreement": That certain Asset Purchase Agreement dated as of July 21, 1998, by and among Tenant, as Buyer, Harris, as Seller, and
Landlord, in its capacity as the sole shareholder of Harris, together with all other agreements and documents entered into by Landlord and Tenant in connection therewith.

                   "Common Areas":  The
parking areas, side-walks, landscaped areas, courts, malls, roofs, streets, roadways, loading platforms, service area, curbs, corridors, stairways, elevators, escalators, comfort stations, lounges and shelters and all other facilities designated as ["Common
Areas"] under the REA.

                   "Default" shall have the
meaning ascribed thereto in Section 10.1.

                   "Developer" shall mean the
Person responsible for managing and maintaining the Common Areas under the REA.

                   "Fair Market Rental Value"
shall mean the fair market rental value of the Premises, as of the date and for the time period of determination, to be determined in accordance with the terms of Article XII and, as necessary, Exhibit E attached hereto and made a part hereof.

                   "Floor Area" shall have
the meaning given such term in the REA.

                   "Gross Sales" shall mean
the gross selling price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees or concessionaires, whether for cash or on credit, adjusted by excluding the following:

          (i)  Any exchange of merchandise
between stores owned by or affiliated with Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving
Landlord of the benefit of a sale
which would otherwise be made in or at the Premises;
          (ii) Returns to shippers or
manufacturers;

          (iii)     Cash or credit refunds to
customers on transactions (not to exceed the actual selling price of the item returned) otherwise included in Monthly Gross
Sales, including, without limitation, (a) sums and credits received in the settlement of claims for loss of or damage to merchandise, to the extent previously reported as part of Gross Sales and (b) the price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof, but not including any amount paid or payable for what are commonly referred to as trading stamps;

          (iv) Sales of fixtures, machinery,
equipment or property which are not stock in trade;

          (v)  Amounts collected and paid by
Tenant to any government for any sales, excise, luxury, gross receipts taxes or other similar taxes now or hereafter imposed upon the sales of merchandise or services;

          (vi) The amount of any discount on
sales to employees;

          (vii) Alteration workroom
charges and delivery charges;

          (viii) Interest, service or sales
carrying charges or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

          (ix) Receipts from public
telephones, stamp machines, public toilet locks or vending machines installed solely for use by Tenant's employees; and

          (x)  Gift certificates, or like
vouchers, until such time as the same shall have been converted into a sale by redemption.

                   "Harris" means The Harris
Company, a California corporation, a wholly-owned subsidiary of Landlord.

                   "Imposition" shall have
the meaning ascribed thereto in Section 4.5.

                   "Initial Term":  The
initial 10-year Term of this Lease.

                   "Interest Rate":  The rate
of inter-est per annum equal to the lesser of: (i) the highest lawful rate of interest that Tenant may be charged; or (ii) the "prime rate" announced from time to time by Chase
Manhattan Bank, N.A., New
York, New York, for short-term, unsecured loans to its most credit-worthy customers. In the event Chase Manhattan Bank, N.A.
shall discontinue reporting its "prime rate" or shall cease to exist, Landlord shall select a substitute bank, and the "prime rate" reported by such bank shall be used for computing interest payable hereunder.

                   "Lease Year":  A period of
twelve (12) consecutive full calendar months, commencing as of the day after the Saturday which is closest (by number of days) to January 31 and ending on the Saturday which is closest (by number of days) to January 31 of the following calendar year.
The first Lease Year shall be the period commencing on the Term Commencement Date and ending on January 30, 1999. The final
Lease Year shall be the period commencing on the day after the Saturday which is closest (by number of days) to January 31st of the calendar year in which the Lease Term (as it may be extended) expires and ending on the expiration date of the Lease
Term.  It is acknowledged that this definition of Lease
Year is intended to
coincide with Tenant's fiscal year.

                   "Major" shall mean each of
the parties to the REA, as more particularly set forth in Exhibit D attached hereto and made a part hereof.

                   "Minimum Annual Rent"
shall have the meaning ascribed thereto in Section 4.1.

                   "Mortgages" shall have the
meaning ascribed thereto in Section 13.3.

                   "Notice" shall have the
meaning ascribed thereto in Section 13.1(a).

                   "Option(s)" shall have the
meaning ascribed thereto in Article XII.

                   "Percentage Rent" shall
have the meaning ascribed thereto in Section 4.2(a).

                   "Permitted Use" shall mean
any lawful use which complies with the REA and is not prohibited for the Premises by the REA.

                   "Person" means any
individual, part-nership, corporation, business trust, joint stock compa-ny, trust, unincor-porated association, joint venture, governmental authority or other entity of whatever na-ture.

                   "Premises":  That certain
real property and improvements thereon described in Exhibit C attached hereto and made a part hereof.

                   "Prohibited Use" shall
mean any use which is prohibited for the Premises by the REA.

                   "REA" shall mean that
certain Amendment to and Restatement of Construction, Operation and Reciprocal
Easement Agreement and each of the other documents related thereto, as more particularly described in
Exhibit D attached hereto and made a part hereof, all as the same may be amended or modified from time to time.

                   "Renewal Term(s)" shall
have the meaning ascribed thereto in Article XII.

                   "Rent":  Minimum Annual
Rent, Per-centage Rent, utilities charges, Impositions, insurance costs and all other amounts and charges payable by Tenant under any provision of this Lease.

                   "Requirements" shall mean
all feder-al, state and local statutes, laws, ordinances, rules, regulations, autho-rizations and requirements relating to the Premises or the use thereof, including, without limitation, planning, zoning, subdi-vision, environmental, toxic and hazardous waste, health, fire safety and handi-cap access and all encumbrances, covenants, conditions and restrictions, violation of which encumbrances, cove-nants, conditions and restrictions could either create a lien or result in a termination of any agreement beneficial to the use or manner of use of the Premises or any portion thereof.

                   "Shopping Center":  The
land and improvements known as "Antelope Valley Mall", with a street address of 1301
West Avenue "P", in the City of Palmdale,
County of Los Angeles, and State of California, more particularly described in Exhibit A attached hereto and made a part hereof and depicted on the site plan attached hereto as Exhibit B and made a part here-of.

                   "Taking" shall have the
meaning ascribed thereto in Section 7.2(a).

                   "Tenant's Employees and
Invitees" shall have the meaning ascribed thereto in
Section 5.4.

                   "Term":  The 10-year
period commencing on the Term Commencement Date and expiring on __________, 2007
[INSERT TERMINATION DATE FOR INITIAL 10-YEAR
TERM], as such term may be extended or shortened pursuant to the terms hereof, including, without limitation, as it may be extended for the period of any Renewal Terms(s).

                   "Term Commencement Date":
_______________ ___, 1998.

                   "Unavoidable Delays" shall
have the meaning ascribed thereto in Section 13.4.

          Section I.2    Effect of Basic
Terms. Each of the fore-going definitions and basic provisions is set forth in this
Article I for convenient reference only and shall be construed in conjunction with, and limited by, references thereto in other provisions of this Lease.

                  ARTICLE 11
                 GRANT AND TERM

          Section II.1   Grant and Term of
Lease.

               (a)  Landlord does hereby let
and lease to Tenant the Premises, together with all right to use the Common Areas for the Term, subject to the terms and conditions set forth in this Lease.

               (b)  Landlord reserves the
right to enter the Premises at any time in case of emergency and at all other reasonable times and upon reasonable advance notice (i) to inspect the condition of the Premises;
and (ii) to make repairs
to the building in which the Premises are located, to the extent Landlord is required to do so, or is otherwise permitted to do so, pursuant to the terms of this Lease.

          Section II.2   Acceptance of
Premises; Quiet Enjoyment.

               (a)  Acceptance of Premises.
Tenant accepts the Premises "as-is," but subject to the express representations, warranties and covenants of Landlord set forth in the Asset Purchase Agreement and in this Lease.

               (b)  Quiet Enjoyment.  Landlord
cove-nants that Tenant, upon paying the Rent and performing and observing all other terms and conditions of this Lease to be performed or observed by Tenant, shall peace-fully and quietly have, hold and enjoy the Premises and the appurtenances thereto throughout the Term without hindrance, ejection or molestation by Landlord or any other person or entity lawfully claiming through Landlord or claiming paramount title to Landlord, subject only to the terms of this Lease, the REA and any Mortgage or ground lease to which this Lease is subordinate.
          Section II.3   Surrender of
Premises. Upon the expiration or earlier termination of the Term, Tenant shall deliver up and surrender to Landlord possession of the
Premises, including all alterations, additions, improvements and fixtures, other than Tenant's trade fixtures, in good order, condition and state of repair, ordinary wear and tear excepted, and shall deliver all keys to the Premises to the office of Landlord at the Shopping Center or as otherwise directed by Landlord.

Tenant shall have fifteen (15) days after the date the Term of this Lease expires or earlier terminates to remove its personal property, trade fixtures; provided, however, that (a)
Tenant shall repair all
damage to the Premises resulting from or arising out of such removal, (b) during such period
Tenant shall perform and be
liable for all obligations and condi-tions imposed on Tenant hereunder except for the payment of Rent, including, without limitation, maintenance, repair, apportionment of taxes, maintenance of insurance, compliance with Requirements and assumption of liability for the Premises. The obligations set forth in the preceding sentence shall survive the termination of this Lease. Any property of Tenant not removed from the Premises within such fifteen (15) day period shall be deemed abandoned. In addition to all other remedies available, Landlord may, but shall not be obligated to, retain or dispose of any or all such property without liability to Tenant. In the event that Landlord elects to dispose of such property, Landlord shall so notify Tenant, and Tenant shall, no later than ten (10) days after such notice, remove all such property from the Premises; provided, however, that if Tenant fails to so remove such property, then
Landlord may do so, and Tenant shall pay to Landlord, on demand, all costs and expenses incurred by Landlord in disposing of such property, including, without limitation, reasonable attorneys' fees and disbursements, together with interest thereon, calcu-lated at the Interest Rate, from the date
Landlord ex-pended such amounts.

          Section II.4   Holding Over.  If not
sooner terminated, this Lease shall end on the date set forth in Section 1.1 without the necessity of notice from either Landlord or Tenant to terminate this Lease, Tenant hereby waiving notice to vacate the
Premises. If Tenant, or any party claiming under Tenant, including, without limitation, subtenants, licensees or conces-sionaires, re-mains in possession of the Premises or any part thereof after the expiration or termination of this Lease, no tenancy or interest in the Premises shall result there-from but such holding over shall, at Landlord's option, be deemed a month-to-month tenancy and, otherwise, shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. As Landlord's sole remedy for such holding over, Tenant shall pay to Landlord for any full or partial month Tenant holds over in the Premises after the expiration or termination of this Lease a sum equal to one hundred fifty percent (150%) of the
Minimum Annual Rent and Percentage Rent paid or payable by Tenant under this Lease with respect to the last full month of the Lease
Term.

               ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
               AGREEMENT

          Section III.1  Lease Controls Over
REA. As between Landlord and Tenant, the terms and provisions of this Lease shall control notwithstanding any conflict with the provisions of the REA. Tenant shall be fully liable for the performance of all obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has expressly assumed responsibility for the performance of any such obligations under the terms of this Lease.

Landlord is and shall remain fully liable for the performance of all of Landlord's obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has not expressly assumed responsibility for the performance of such obligations under the terms of this Lease.

          Section III.2  Covenants Regarding
REA. Landlord will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA to be performed by the Landlord. Tenant will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA which, under the express terms of this Lease, are to be performed by the Tenant.
Landlord will exert its best efforts in exercising all Landlord's rights and remedies under the REA to enforce performance of all terms, covenants, provisions, and conditions of the REA; and Landlord will not take any of the actions requiring Landlord's approval thereunder, without first having delivered to Tenant a copy of the request for approval and any documentation or material as to which such approval is requested or required and thereafter obtained Tenant's written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will not enter any agreement amending, supplementing or cancelling the REA without first obtaining Tenant's prior written approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.
Landlord hereby appoints Tenant as Landlord's true and lawful attorney-in-fact to take in Landlord's name whatever reasonable action Tenant may deem appropriate to enforce performance of the terms of the REA and to avail itself on Landlord's behalf of any remedy therein granted Landlord in the event
(i) Tenant shall notify Landlord that the obligations under the REA are not being properly performed and (ii) Landlord shall fail to take action to Tenant's reasonable satisfaction within a reasonable time after receiving notice thereof.

     It is the intent of the parties to this
Lease that this Lease and the REA are and shall remain mutually dependent and co-existent documents. Tenant shall have the right (in its sole and absolute discretion) to terminate this Lease by giving Landlord notice to such effect within ninety (90) days after the REA shall, under its express terms and conditions, expire or terminate or be cancelled, and this Lease shall terminate on the last day of the month next succeeding the month in which such notice is given.


         ARTICLE IV
     RENT AND OTHER CHARGES

          Section IV.1   Minimum Annual Rent.
Tenant agrees to pay to Landlord as rental for the
Premises the sum of _____________________ Dollars
($__________) per Lease Year
[INSERT AMOUNT EQUAL TO 3% OF ACTUAL 1997
GROSS SALES PER LETTER OF BUSINESS TERMS] (the "Minimum
Annual Rent"), payable in
advance in equal monthly installments of
___________________________________________________
Dollars ($_________), on or before the first (1st) day of each calendar month for the balance of the Term. Minimum
Annual Rent shall be prorated (on the basis of a 30-day month and 360-day year for any partial month and partial Lease Year comprising a portion of the Term of this Lease. In the event that the Term expires or is terminated on a date other than the last day of a calendar month, Tenant shall pay Landlord, on the first (1st) day of the last month of the Term, a pro rata portion of a monthly installment of such Minimum Annual Rent, calculated on a per diem basis for a month of thirty (30) days.

          Section IV.2   Percentage Rent.

               (a)  Formula for Calculation.
In addition to Minimum Annual Rent, Tenant covenants and agrees to pay to Land-lord as additional rent for each Lease Year the sum of Three percent (3.0%) of the amount by which Tenant's Gross Sales for such Lease Year exceeds the Minimum Annual
Rent ("Percentage Rent"). Percentage Rent shall be payable, in arrears, on or before March 10 for the immediately preceding
Lease Year.  The amount of Percentage Rent payable by
Tenant hereunder for the
first Lease Year shall be prorated by
computing the Percentage Rent that would be payable based on Gross Sales for the first 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the first Lease Year and the denominator of which is 365. Such prorated Percentage Rent for the first Lease Year shall be payable prior to the 455th day of the Term. The Percentage Rent payable by Tenant for the final Lease Year shall be prorated by computing the Percentage
Rent that would be payable based on Gross
Sales for the last 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the final Lease Year and the denominator of which is
365.  Such prorated Percentage
Rent for the final Lease Year shall be payable within 90 days after the Term expiration date.

               (b)  Annual Report.  On or
before March 10 during the Term (including the March 10 following the end of the Term), Tenant shall furnish Landlord with a written state-ment (the "Annual Report"), certified by Tenant's chief financial officer or comptroller, of total Gross Sales made from the Premises during the preceding Lease Year, which Annual Report shall contain Tenant's computation of Percentage
Rent for such Lease Year. The Annual Report shall be in form reasonably satisfactory to Landlord and shall contain such details and breakdown as may accurate-ly depict Gross Sales. The
Annual Report shall not
carry forward transactions completing in the preceding Lease Year, or carry back transactions completed in the following Lease
Year.
               (c)  Records.  Tenant shall
maintain at the Premises or at its principal record keeping office within the continental United States at all times during the Term, full, complete and accurate books of account and records in accordance with accepted accounting practices consistently applied for all operations of the business con-ducted in or from the Premises, including the recording of Gross Sales and the receipt of all merchandise into, and the delivery of all merchandise from, the
Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, electronic data recordings and other documents, recordings, and papers in any way related to the operation of such business for at least three (3) years from the end of the period to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated, even though such retention period may extend beyond the expira-tion of the Term or earlier termination of this Lease.

               (d)  Review of Books and
Records. The acceptance by Landlord of pay-ments of Percentage Rent or any Annual Report pursuant to
Section 4.2(b) above shall not prejudice Landlord's right to examine Tenant's books, records and accounts in order to verify the amounts set forth thereon.
Landlord may at any reasonable time during the Term
(but not more frequently than once
during any calendar year) cause a complete or partial audit to be made of Tenant's books, records and other documents relating to the Premises, including the books and records of any subtenant, licensee or concessionaire, for all or any part of the three (3) year period immediately pre-ceding the day of the giving of such notice by Landlord to Tenant.
Landlord or its duly authorized
representa-tives shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be neces-sary for a proper examination and audit thereof. If such audit discloses an understatement in an Annual Report of Gross Sales, Tenant shall pay the deficiency in Percent-age Rent with, interest thereon calculated at the Inter-est Rate, and, if Gross Sales have been understated in any
Annual Report by four percent (4%) or more, Tenant shall pay to Landlord, as Rent, the cost of said audit, upon demand.

               (e)  Confidentiality.  Any
information regarding Tenant's business operations delivered to or made available to Landlord, or otherwise obtained by Landlord in the exercise of its rights under subsection (d), above, shall be held in strictest confidence by Landlord. Landlord shall disclose such information only to its accountants, attorneys and other consultants and shall require all such parties to keep all information regarding Tenant strictly confidential. Nothing in this subsection (e) prohibits Landlord from disclosing such material when ordered to do so by a court of competent jurisdiction, or when necessary to properly plead or prosecute a legal action brought by Landlord against Tenant for nonpayment of Percentage Rent.

          Section IV.3   Utilities Charge.

               (a) Tenant shall apply to the
municipality or respective utilities companies for all required utility services to the Pre-mises. Tenant shall pay all required deposits and meter charges for utilities to the Premises to the respective utility supplier(s).

               (b)  Tenant shall pay promptly,
as and when same shall become due, all water rents, rates and charges, all sewer rents, rates and charges and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, sprinkler systems and all other utilities sup-plied to the Premises.

          Section IV.4   Common Area
Maintenance Costs.  Tenant shall pay, as Rent, Common
Area Maintenance charges as specified
in the REA or any lesser amount specified in a separate letter thereunder. Tenant shall pay Common
Area Maintenance charges as
referenced herein within thirty (30) days after Tenant has received a bill therefor.

          Section IV.5   Taxes.

               (a) Tenant shall pay before
delinquency all real and personal property taxes, general and special assessments, and other public charges levied upon or assessed against the Premises, the land thereunder, or any of the building structures, fixtures, equipment, or improvements thereon
(collectively, "Impositions"). Tenant shall deliver to Landlord reasonable evidence of payment prior to the time said Impositions have become delinquent.

               (b)  Any Imposition relating to
a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included prior to the beginning of the Term of this Lease or after the termination of this Lease shall (whether or not such Imposition shall be paid, assessed, levied or imposed upon or become due and payable and a lien upon the Premises or a part thereof during the term of this Lease) be adjusted as between Landlord and Tenant as of the Term Commencement Date or as of the date of the termination of the Term of this Lease, as the case shall require, so that
Landlord shall pay that proportion of such Imposition which that part of such fiscal period included in the period of time prior to the commencement or after the termination of the Term, as the case may be, bears to such fiscal period, and Tenant shall pay the remainder thereof.

               (c)  In the event Landlord is
unable to secure separate tax bills for Tenant as herein described, then Tenant shall pay to Landlord, prior to such time as said Impositions would be due and payable, all Impositions attributable to the
Premises. Personal property taxes shall be allocated directly to Tenant's personal property. Real property taxes will be allocated by virtue of the ratio of the Floor
Area of the Premises to the total gross leasable area in the Shopping Center, which said gross leasable area shall not include any part of the Common Area in the Shopping
Center, being assessed on the tax
bill which relates to the Premises.

               (d)  If Tenant fails to pay any
such taxes, assessments or other public charges which it is obligated to pay as provided in this section before the same become delinquent, then and in such event, Landlord may pay the same together with any interest and penalties thereon, and the amount so paid shall be deemed addition-al Rent immediately due and payable by Tenant to Landlord on demand, together with interest thereon at the Interest Rate.

               (e)  Anything in this section
to the contrary notwithstanding, Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to contest the legality or validity of any Impositions payable by Tenant, but no such contest shall be carried on or maintained by Tenant after such Impositions become delinquent unless
Tenant shall have duly paid
the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the leased property, and shall also provide for payment thereof together with all penalties, interest, costs and expenses by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accom-plish such stay. Landlord shall, at the request of Tenant and at Tenant's sole expense, execute or join in the execution of any instrument of documents necessary in connection with any such contest except bonds of undertakings. In the event of any such contest made by Tenant, Tenant shall promptly, upon final deter-mination thereof, pay and discharge the amount indicated or resulting from said contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

          Section IV.6   Late Payment Charges.
Late pay-ments of Rent or any other sum due from Tenant hereunder, including all amounts paid by Landlord on behalf of Tenant to satisfy any condition or covenant of this Lease and all costs incurred by
Landlord in enforcing the terms of this Lease, shall bear interest from the date Tenant receives written notice of such late payment or default (as applicable) until paid at the Interest Rate.

          Section IV.7   Rent Payments.  All
Rent payable by Tenant under this lease shall be paid in United States Dollars without prior demand therefor and without any deductions, offsets or counterclaims except those expressly permitted under the terms of this Lease, to Landlord and shall be delivered on or before the due date thereof at _______________________________________________, or to
such other payee and at such other place as Landlord may hereafter designate from time to time by written notice to Tenant.
Notwithstanding anything to the contrary in this Lease, Tenant may withhold any portion of Rent which Tenant is required to withhold by virtue of Landlord's status as a foreign person under Section 1445 of the Internal Revenue Code or other applicable law.

                  ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS

          Section V.1    Permitted Use.

               (a) Tenant shall use the
Premises only for the Permitted Use and for no other purpose whatsoever.

               (b)  Tenant covenants that
Tenant shall not use or allow the Premises or any part thereof to be used or occupied for any Prohibited Use or any immoral or unlawful purpose or in violation of any certificate of occupancy or certificate of compliance for the Premises.

          Section V.2    Signs.  Tenant shall
have the right, without Landlord's consent, to erect any and all signs on or about the Premises it elects, provided that such signage complies with the REA and all Requirements. From time to time upon Tenant's request, Landlord covenants to assist
Tenant (at no cost or expense to Landlord) in processing any and all approvals necessary for Tenant to erect such signage.

          Section V.3    Alterations of
Premises.

               (a) All changes, alterations or
modifications to the Premises (collectively,
"Alterations") shall be made in
accordance with this Section 5.3. Tenant shall have the right to perform non-structural modifications to, remodel and redecorate, retexturize, recarpet and repaint the Premises without obtaining the prior written consent of Landlord; provided (i) the proposed
Alteration does not affect the exterior
appearance of the Premises, including, without limitation, the storefront or the storefront sign of the Premises, or the roof, foundation, supports or structural integrity of the building of which the
Premises is a part; (ii) Tenant submits an information copy of all remodeling plans to Landlord at least thirty (30) days prior to the date any such work is scheduled to commence; (iii) the total cost of all work involved in the Alteration does not exceed
Three Hundred Thousand Dollars ($300,000) in any one project or an aggregate amount of Six Hundred
Thousand Dollars ($600,000) in
any one Lease Year; and (iv) such work does not violate any code, ordinance or Requirement and does not cause Landlord's insurance rates to increase. Except for the foregoing, Tenant shall not make any Alterations to any portion of the Premises without, in each instance, obtaining Landlord's prior written consent.

               (b)  All work ("Work")
pertaining to any Alteration to the Premises, including, without limitation,
Tenant's Work, shall comply with the
following:

                    (i)  No Work shall be
undertaken until Tenant shall have procured and paid for, so far as the same may be required, from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Provided no default exists hereunder, Landlord shall join in the application for such permits and authorizations whenever such action is necessary; provided, however, that
Landlord shall not incur any expense or be subject to any liability as a result of joining in any such application. Within ten (10) days after completion of the Work, Tenant shall deliver to Landlord a certificate of occupancy or such similar certificates as may be required or customary by applicable laws and legal requirements.

                    (ii) All Work shall be
performed promptly and in a good and workmanlike manner and in compliance with all applicable permits and laws, and in accordance with the orders, rules and regulations of the National
Board of Fire Underwriters
or any other body hereafter exercising similar functions, and Tenant shall furnish Landlord with evidences and assurances reasonably acceptable to Landlord that all such Work shall be completed, subject to Unavoidable
Delays, at least one (1) year
prior to the end of the Term of this Lease.

                    (iii)     The cost of any
Work shall be paid promptly by Tenant so that the Premises shall at all times be free and clear of liens for labor and materials supplied or claimed to have been supplied in connection therewith.

                    (iv) Tenant shall carry,
or shall cause to be carried, worker's compensation insurance covering all persons employed in connection with any Work and with respect to whom death or bodily injury claims could be asserted against Landlord,
Tenant or the Premises, and, without
duplication of any insurance required by Article VIII hereof, adequate all-risk and builders risk insurance for the mutual benefit of Tenant and Landlord in amounts satisfactory to Landlord and, at Landlord's request, such other insurance in favor of Landlord in types and amounts as are reasonable and customary, all at Tenant's expense, at all times when any such Work is in progress; provided, however, that Tenant shall be fully liable for any failure to maintain such insurance, including, without limitation, Tenant's obligation to indemnify Landlord for the failure to maintain insurance in accordance with the provisions of this Lease. All such insurance shall be provided by a company or companies of recognized responsibility and reasonably satisfactory to Landlord, and all policies or certified copies of policies issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any Work.

          Section V.4    Use of Common Areas.

               (a)  All Common Areas shall be
subject to the exclusive control and management of Developer as set forth in the REA. Tenant and Tenant's officers, directors, employees, agents, subtenants, contractors, subcontractors, concessionaires and licensees, and to the officers, directors, employees and agents of Tenant's subtenants, concessionaires and licensees, and to the customers, patrons and business invitees of Tenant and of Tenant's subtenants, concessionaires and licensees (hereinafter, collectively, "Tenant's Employees and
Invitees") shall have the non-exclusive right to use
(without cost or expense to Tenant or
Tenant's Employees or Invitees other than as expressly provided in this Lease) the Common Areas for the purpose of gaining ingress to and egress from the Premises, for the passage and parking of vehicles, and for the passage and accommodation of pedestrians, such right to be in common with Landlord and those occupants (and the employees and invitees of such occupants) of the Shopping Center from time to time authorized to use said common areas for such purposes.

               (b)  Notwithstanding anything
to the contrary contained in Section 5.4(a) hereof, Landlord shall exercise best efforts to cause Developer to maintain, manage and operate the Common Areas (including, but not by way of limitation, the parking area) in good order, condition and repair in conformity with the REA so as to at all times maintain an appearance and attractiveness reasonably equivalent to the level of same existing as of the date hereof.
Developer's obligations to be
enforced by Landlord pursuant to the preceding sentence in respect of the maintenance, management and operation of the
Common Areas shall include, but not be limited to, the following:

                    (i)  Undertaking such
maintenance and construction work (including replacements as required) as is necessary to preserve and maintain the utility of the Common Areas;

                    (ii) The care and
maintenance of all identification signs and all planters (including those adjacent to the Premises but excluding any signs and planters of Tenant) and landscaping at the Shopping
Center;

                    (iii)     The adequate
illumination of the Common Areas at all times of darkness that Tenant is open for business (plus a period of one-half hour after Tenant closes for business);

                    (iv) The payment prior to
delinquency of all real estate and personal property taxes and assessments levied on the Common Areas;

                    (v)  The removal of dirt
and debris and rubbish (including the regular sweeping of the parking area and all sidewalks); and

                    (vi) The operation,
management and maintenance of the enclosed mall, including the heating, ventilating, air-conditioning, lighting and housekeeping of the same and the maintenance (and replacement as required) of landscaping therein.

          Section V.5    Compliance with REA.
Tenant shall abide by the terms of the REA. Landlord agrees that it will not change, amend or alter (or agree or consent to change, amend or alter) any term or condition of the REA without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

          Section V.6    Compliance with
Requirements.

               (a) Insofar as the same relate
to or are caused by Tenant's occupancy and use of the Premises, and Tenant's other activities under this Lease, throughout the Term, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Requirements applicable to the Premises, subject, however, to Tenant's rights to contest any such
Requirements, as set forth in clause (b) below. Tenant shall likewise comply with the provisions of all of Tenant's insurance policies required to be maintained hereunder or otherwise carried by Tenant with respect to the Premises from time to time.

               (b)  Tenant shall have the
right, after prior notice to Landlord, at Tenant's sole cost and expense, to contest by appropriate legal proceedings diligently prosecuted in good faith, in the name of Tenant, the validity or application of any
Requirements; provided, however, that Tenant may delay compliance therewith until the final determination of such proceeding only if by the terms of any such Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without subjecting Landlord to the risk of any criminal liability, or imminent forfeiture of its estate, for failure so to comply therewith, and provided further that if any fine, lien, charge or civil liability may be incurred by reason of such non-compliance, provided that (i) Tenant furnishes to Landlord security satisfactory to Landlord, against such fine, lien, charge or civil liability in accordance with
Section 5.7, and
(ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto.


          Section V.7    Liens.

               (a)  Tenant agrees that it will
pay or cause to be
paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on
Landlord's reversionary estate therein, and
Tenant shall keep the
Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.
If any such lien shall at any time be filed against the Premises,
Tenant shall either cause the same to be discharged within thirty
(30) days after the recording thereof, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the
Premises during the pendency of such contest.
If Tenant shall
fail to furnish such security, then, in
addition to any other
right or remedy of Landlord resulting from Tenant's said default,
Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due, procuring the discharge of such lien by giving security, or in such other manner as is, or may be, prescribed by law.
Tenant shall repay
to Landlord, as Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this
Section 5.7,
including all costs, expenses and attorneys' fees incurred by
Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject
Landlord's estate to liability under any mechanics' lien or other lien law.

               (b)  Should any claims of lien
be filed against
the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.
Landlord or its representative shall have the right to post and keep posted upon the Premises notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord advance written notice of its intention to do so in reasonably sufficient time to enable the posting of such notices.

     ARTICLE VI
     REPAIRS AND MAINTENANCE

          Section VI.1   Tenant's Obligations.

               (a)  Tenant shall, at its sole
cost and expense
(except as provided to the contrary in this Section 6.1) at all times during the Term and any extensions thereof, keep the
Premises in good order, condition and repair, damage by casualty excepted. Subject to the limitations set forth in Section
6.1(b), Tenant's maintenance and repair
obligation hereunder
include, without limitation:

                    (i)  all equipment or
facilities serving the
Premises, such as plumbing, heating, air conditioning, ventilating, electrical or lighting facilities, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls
(interior and exterior)
including reasonably periodic painting of interior walls in painting of exterior walls to the extent required by the REA, ceilings, floors, windows, doors, plate glass, landscaping, driveways, parking lots, fences, signs, sidewalks and parkways;
and

                    (ii) restorations,
replacements or renewals,
when necessary, to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

                    (iii)  Tenant shall
maintain maintenance
contracts with respect to the elevators, the escalators and the heating, ventilation and air conditioning systems located in the
Premises.

               (b)  Notwithstanding anything
to the contrary in
Section 6.1(a), Tenant is not responsible for maintenance, repairs or replacements which are

                    (i)  the responsibility of
Landlord pursuant
to Section 6.2, or

                    (ii) the responsibility of
the Developer or
any other party pursuant to the REA.

               (c)  Notwithstanding anything
to the contrary in
Section 6.1(a), if (i) any repair or
replacement which is
reasonably estimated to exceed $100,000 is required with respect to any portion of the Premises for which Tenant is responsible pursuant to Section 6.1(a) (hereinafter, a "Capital Repair"), and
(ii) the Useful Life of such Capital Repair
(as defined herein)
exceeds the Remaining Term of the Lease (as defined herein), then
Landlord shall fund a portion of the cost of such repair or replacement equal to a fraction, the numerator of which is the
Excess Useful Life (as defined herein) and the denominator of which is the Useful Life. As used herein, (A) the "Useful Life" of a Capital Repair means the reasonably anticipated useful life of such Capital Repair (determined by generally accepted accounting standards, consistently applied),
(B) the "Remaining
Term" means the portion of the Term remaining, including the
Renewal Term under any Option which has been exercised, but not the Renewal Term under any Option which has not been exercised and (C) the term "Excess Useful Life" means, with respect to a
Capital Repair, the difference between the Useful Life thereof and the Remaining Term. As used herein, "Landlord's Capital
Repair Contribution" means, with respect to any Capital Repair,
Landlord's contribution to the cost of such Capital Repair made pursuant to this Section 6.1(c). Landlord shall fund Landlord's
Capital Repair Contribution within ten (10) business days after receipt of invoices therefor from Tenant
(which may be submitted
as Tenant receives invoices for such work).

               (d)  If Tenant exercises an
Option after the
Excess Useful Life of a Capital Repair has been determined, then
Tenant shall reimburse to Landlord, on the first day of the
Renewal Term with respect to such Option, a portion of Landlord's
Capital Repair Contribution equal to a
fraction (not to exceed
100%), the numerator of which is the Renewal
Term and the
denominator of which is the Excess Useful
Life.  In order that
this Section 6.1(d) may be properly applied with respect to subsequent Option exercises, (i) the Excess
Useful Life of a
Capital Repair will be deemed reduced by the period of each
Renewal Term with respect to which payment is made by Tenant pursuant to this Section 6.1(d) and (ii)
Landlord's Capital
Repair Contribution with respect to a Capital
Repair will be
deemed reduced by each payment received by Landlord pursuant to this Section 6.1(d) with respect to that Capital Repair.

          Section VI.2   Landlord's
Obligations.  Notwithstanding
anything to the contrary herein, Landlord shall be responsible throughout the Term for maintaining and repairing all structural portions of the Building, including the roof
(including any
skylights), foundations, structural walls, and other load-bearing portions of the structure.

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION

          Section VII.1  Damage or
Destruction.

               (a)  Tenant shall give Landlord
prompt notice of
any damage to the Premises by fire or other casualty.

               (b)  If the Premises shall be
rendered wholly
untenantable by a casualty, unless terminated pursuant to Section
7.1(d)(i) or 7.1(d)(ii) hereof, this Lease shall remain in full force and effect except that Rent shall fully abate commencing on the date of loss and continuing until the earlier to occur of:
(i) the date Tenant reopens the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Tenant completes the restoration, pursuant to Section
7.1(e), of the
structural elements of the building of which the Premises form a part.

               (c)  If only a portion of the
Premises shall be
rendered untenantable, this Lease shall remain in full force and effect except that Rent shall partially abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date Tenant reopens the repaired portion of the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Landlord completes the restoration, pursuant to Section
7.1(e), of the structural elements of the building of which the
Premises form a part. In such event, the Rent shall be reduced to an amount computed by multiplying the Rent applicable prior to such damage by a fraction, the numerator of which is the Floor
Area of the Premises tenantable after such damage and the denominator of which is the Floor Area of the Premises prior to such damage.

               (d)  If there shall be damage
to the Shopping
Center by fire or other casualty, whether or not the Premises is affected thereby, in which: (i) the Premises shall be sufficiently damaged to render the entire
Premises wholly
untenantable; (ii) the damage or destruction to the Premises is to an extent that it cannot be repaired with reasonable diligence within one (1) year after the destruction or damage; (iii) either the Shopping Center or the building of which the Premises are a part is damaged to the extent of fifty percent
(50%) or more of
its insured replacement cost; (iv) the loss is caused by any risk not covered by either Landlord's or Tenant's insurance; (v) the damage occurs during the last three (3) years of the Term; or,
(vi) any insurance proceeds received by
Landlord or Tenant for
such damage are inadequate or unavailable for repairs, other than because of any deductible amount of any policy other than
Tenant's earthquake insurance policy, then, in any such event, either party shall have the option to terminate this Lease. Said option shall be exercised, if at all, by notice to the other party on or before the ninetieth (90th) day after the date of loss and, if exercised, shall be effective on the last day of the first (1st) full calendar month falling at least sixty (60) days after such notice. If Tenant elects to terminate this Lease pursuant to this Section 7.1(d), then Tenant shall turn over to
Landlord any insurance proceeds received by Tenant with respect such damage and destruction (other than proceeds of insurance covering tenant's personal property
(including, without
limitation, merchandise and equipment) and trade fixtures. If either party elects to terminate this Lease pursuant to clause
(iv) or (vi), above, the other party may avoid termination of this Lease by (i) committing in writing to pay the additional funds required to complete the necessary repairs and restoration, which writing shall be delivered to the terminating party within ten (10) days after delivery of the termination notice, and (ii) providing to the terminating party, within a reasonable period after delivery of such notice, not to extend beyond the date which is 90 days after the date of loss, security for payment of such excess costs reasonably satisfactory to the terminating party and its lenders (if any).

               (e)  If there shall be damage
to the Premises by
fire or other casualty and this Lease is not terminated, Tenant shall promptly commence and diligently prosecute the restoration and repair of the Premises, including all exterior walls, roofs, floors and supports, all internal partitions, fixtures, trade fixtures, shelving, casework, furniture and furnishings used in connection with the operation of Tenant's business in the
Premises, as nearly as practicable to their respective conditions prior to such damage.

          Section VII.2  Condemnation.

               (a)  The term "Taking" as used
in this Section
7.2, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

               (b)  In the event of a Taking
of the entire
Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after such termination.

               (c)  If there is a Taking of
(a) more than twenty-
five percent (25%) of the Premises, or (b) any portion of the
Building and, regardless of the amount taken, if the remainder of the Building is not one undivided structure, either Landlord or
Tenant may terminate this Lease as of the date
Tenant is required
to vacate the Premises upon giving notice in writing of such election within thirty (30) days after receipt of Tenant from
Landlord of written notice that a portion of the Premises has been so appropriated or taken.

               (d)  If this Lease is
terminated as a result of a
Taking, Tenant shall be entitled to any
separate award made to
Tenant for relocation costs, good will and any of Tenant's fixtures and equipment which are not capable of removal from the
Premises; provided such separate award does not diminish
Landlord's award. Subject to the foregoing, Landlord shall be entitled to the entire awarded or compensation in such condemnation proceedings, or settlement in lieu thereof, irrespective of whether such award or settlement shall be obtained as compensation for diminution in value to the leasehold or the leasehold improvements thereto or to the fee of the
Premises, but the Minimum Annual Rent,
Percentage Rent and any
other Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual
Rent, Percentage Rent and other Rent paid in advance.
Notwithstanding the foregoing and subject to
Section 2.3, in the
event this Lease is terminated as provided above, Tenant may remove all of its removable trade fixtures, furniture and equipment from the Premises, provided that Tenant immediately repairs any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Notwithstanding the foregoing, in no event shall
Tenant be entitled to any portion of any award or compensation, if following the payment of such sum to Tenant, there would not be sufficient funds or proceeds to pay the unpaid principal balance of any obligation of Landlord secured by a deed(s) of trust or mortgage(s) on the fee interest in the Premises and/or the Building.

               (e)  In the event of a Taking,
if Landlord and
Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Tenant agrees, at Tenant's cost and expense (subject to Tenant's rights hereunder) as soon as reasonably possible after the Taking, to restore the Building on the Land remaining to a complete unit of like quality and character as existed prior to the Taking, and thereafter the
Minimum Annual Rental payable hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared by the portion remaining. In such event, Tenant shall be entitled to receive any and all award of compensation in connection with such Taking until Tenant has received funds sufficient to complete such restoration, and
Landlord shall be entitled to receive the remaining portion of the total award of compensation.

     ARTICLE VIII
     INSURANCE

          Section VIII.1 Tenant's Insurance.

               (a) Tenant shall carry, from
and at all times
after the date hereof, at Tenant's sole cost and expense, the following insurance:

                    (i)  public liability and
property damage
insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring in, on or about the Premises and affording protection to the limits of not less than Three Million Dollars
($3,000,000) per
occurrence with respect to any one (1) bodily injury or damage to property, which insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities contained in
Section 8.5 by contractual liability
endorsement.  All liability
policies shall contain a so called "occurrence clause";

                    (ii) fire and casualty
insurance covering the
Premises, in an amount equal to ninety percent
(90%) of the
replacement cost thereof (excluding
foundations and footings);

                    (iii)     fire insurance
with extended
coverage, covering such items of Tenant's merchandise, inventory, signs, furniture, trade fixtures, equipment, leasehold improvements and other property of Tenant, now or hereafter placed in, on or about the Premises in an amount equal to ninety percent (90%) of the replacement cost thereof;

                    (iv) business interruption
insurance covering
Tenant's loss of business income for the period it would take to reconstruct the Premises after a casualty using reasonable diligence and rental loss insurance covering
Tenant's obligation
to pay Minimum Annual Rent under this Lease;

                    (v)  in the event Tenant
installs in,
adjoining or beneath the Premises any steam boiler or similar equipment, broad form boiler insurance;

                    (vi) earthquake insurance
in an amount equal
to one hundred percent (100%) of the
replacement cost of the
Premises, to the extent the same is available at commercially reasonable rates and with deductibles of commercially reasonable amounts (it being agreed that Tenant may maintain required earthquake coverage through a blanket policy covering several (or all) store locations owned or affiliated with Tenant and having a maximum aggregate coverage limit of Twenty
Million Dollars
($20,000,000)); and

                    (vii)     such other
insurance as may in
Tenant's reasonable judgment be prudent to carry from time to time.

               (b)  All insurance policies
required to be carried
by Tenant shall be issued by companies with a general policyholder's rating of not less than "A" and a financial size rating of "VI" as rated in the most current available "Best's
Insurance Reports", and qualified to do
business in the State of
California.  Each insurance policy shall name
Landlord, Tenant
and Mortgagee as insureds as their interests may appear and, to the extent possible, any other parties in interest from time to time designated in writing by notice from Landlord to Tenant.
Executed copies of each insurance policy, duplicate originals or original certificates thereof (provided that such certificates shall evidence all of the required coverage herein provided) shall be delivered by Tenant to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of prior policies. All insurance policies shall contain a provision that the underwriter will give Landlord and Mortgagee at least thirty (30) days prior written notice of any cancellation or lapse of such insurance or the effective date of any reduction in the amounts thereof or increase of the deductible. All insurance policies shall be written as primary policies which do not contribute to, and are in excess of, any coverage which Landlord may carry. All insurance policies shall contain an agreement by the insurers that the coverage afforded thereby shall not be affected by any construction work in or about the Premises and that no act or omission by the Tenant shall impair or affect the rights of the Landlord to receive and collect the proceeds under the policies.

               (c)  Any insurance required to
be carried by
Tenant may be provided under a blanket policy of insurance covering additional items or locations or insureds; provided, however, that: (i) Landlord and Mortgagee shall be named as an additional insured thereunder (or covered by broad form Landlord endorsement or contractual coverage); (ii) any such blanket policy or policies shall specify total insurance allocated to
Tenant's improvements and property; and (iii) the requirements for Tenant's insurance set forth herein are otherwise satisfied.
Tenant agrees to use its best efforts to ensure that the coverage afforded Landlord and any such other parties in interest under any future blanket policy of insurance will not be diminished by reason of the use of such blanket policy of insurance, and Tenant shall expend commercially reasonable amounts in connection with obtaining such coverage.

               (d)  The deductibles and
self-insured retentions
included in Tenant's insurance policies shall be in amounts as may be commercially reasonable from time to time.

               (e)  If Tenant refuses or
neglects to secure and
maintain insurance policies complying with the provisions of this
Section 8.1, Landlord may secure the
appropriate insurance
policies and Tenant shall pay, upon demand, the costs of same to
Landlord as Rent.

          Section VIII.2 Landlord's Insurance.
Landlord at its
cost shall carry, from and at all times after the date of delivery of the Premises to Tenant, all insurance required to be carried by Landlord pursuant to (i) any Mortgages which either presently or in the future may exist as a lien against the
Premises and (ii) the REA, to the extent that insurance required to be carried by Tenant pursuant to this Lease is insufficient to satisfy either of such obligations of Landlord.

          Section VIII.3 Waiver of
Subrogation.  Landlord and
Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Shopping Center arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease.
Each of the
parties hereto, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to the extent of any recovery under such insurance, waives any right of subrogation that it may have against the other. Each waiver shall be expressly included in, and shall comply with the requirements of, the respective insurance policies.

          Section VIII.4 Governmental and
Insurance Requirements.

               (a) Tenant shall comply, at
Tenant's sole cost and
expense, with all reasonable requirements of the insurance underwriters, or any similar public or private body, provided that any such requirements of such insurance underwriters, or any similar public or private body, are conditions to the continuance of any of the insurance coverage required hereunder, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Premises as a part of
Shopping Center, including, without limitation
(i) installing
fire extinguishers or automatic dry chemical extinguishing systems; (ii) making any changes, modifications, alterations or additions in the sprinkler system within the Premises; and (iii) relocating partitions, trade fixtures or other contents within the Premises.

               (b)  Tenant shall not commit
any act or suffer to
exist on the Premises any circumstances which will violate any reasonable restrictions contained in any of Tenant's or
Landlord's policies of fire and casualty or public liability insurance, prevent Landlord from continuing the coverage presently provided in Landlord's insurance policies from insurance companies reasonably acceptable to
Landlord or cause
the rates for any such policies to increase beyond the minimum rates from time to time applicable to the Premises or the
Shopping Center for the Permitted Use,
provided such minimum rate
would have been available to Landlord but for Tenant's actions or use. In the event that Landlord receives any notice from
Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify
Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

               (c)  In the event that Landlord
receives any
notice from Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises,
Landlord shall notify Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

          Section VIII.5 Indemnification.  To
the fullest extent
permitted by law, Tenant covenants with
Landlord that Landlord
shall not be liable for any damage or
liability of any kind or
for any injury to or death of persons or damage to property of
Tenant or any other person occurring from and after the date
Tenant is given access to the Premises from any cause whatsoever related to the use, occupancy or enjoyment of the Premises including, but not limited to, the sidewalks and landscaped areas immediately adjacent to the Building and Tenant's drive-through area, if any, by Tenant or any person thereon or holding under
Tenant including, without limitation, damages resulting from any labor dispute, and Tenant shall defend (using counsel mutually approved by Landlord and Tenant or Tenant's insurer), indemnify and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements
(including any improvements and fixtures constructed or installed by Tenant) which Tenant may make or cause to be made with respect to the Premises, and any loss or interruption of business or loss of rental income resulting therefrom.
Notwithstanding anything
to the contrary in the foregoing, Tenant shall not be liable for damage or injury occasioned by the negligence or willful misconduct of Landlord or any ground lessor, mortgagee or owner of all or any part of the Shopping Center or their respective employees, agents or contractors.

          Section VIII.6 Landlord Exculpation.
Landlord shall
endeavor to conduct its activities with
respect to the Premises
in a prudent and businesslike manner.
However, Landlord shall
not be liable for any damage to property entrusted to employees of Landlord, its partners or agents, nor for loss of or damage to any property damage or loss of business which may be sustained by the person, goods, ware, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from, but not limited to, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of same, whether the injury, damage or loss of business results from conditions arising upon the Premises, other portions of the Shopping Center or from other sources, so long as the same does not result from the negligence or wilful misconduct of
Landlord or its employees, agents, and
contractors or Landlord's
breach of any of its express obligations under this Lease.
Landlord shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Shopping Center or of defects therein or in the fixtures or equipment. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Shopping
Center, except to the extent of Landlord's liability for breach of Landlord's obligation to enforce the REA, as provided in
Section 3.2.

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING

          Section IX.1   Notice to Landlord.
If Tenant wishes to
assign its rights under this Lease or sublet all or any portion of the Premises, Tenant shall deliver written notice of its intention to do so to Landlord at least thirty
(30) days prior to
the effective date of any such proposed
assignment or subletting,
specifying in such notice whether Tenant proposes to assign or sublet, the proposed effective date thereof, identification of the proposed assignee or sublessee with a description of the proposed business operations to be conducted at the Premises.
Such notice shall also be accompanied by current financial statements of the proposed assignee or subtenant, a copy of the proposed assignment or sublease documents, or, if not available, a letter of commitment or letter of intent setting forth material terms and provisions of the proposed assignment or sublease.

          Section IX.2   Landlord's Approval.
Landlord will
notify Tenant of its approval or disapproval of a proposed assignment or sublease within a reasonable time (in no event earlier than fifteen (15) days nor longer than thirty (30) days) after receipt of such notice from Tenant as set forth above.
Landlord shall not unreasonably withhold its approval of Tenant's assignment of this Lease or subletting of the Premises. The factors which may be viewed in determining the reasonableness of
Landlord's approval or disapproval of a
proposed assignment or
subletting and the conditions which may be imposed by Landlord as part of its consenting thereto shall be as follows:

          (a)  The use of the Premises
following the assignment
or sublease would be different from the
Permitted Use set forth
in this Lease;

          (b)  In Landlord's reasonable
business judgment, the
proposed assignee or subtenant lacks
sufficient business
reputation or experience to operate a business of the type and quality permitted under the terms of this Lease;
          (c)  In Landlord's reasonable
business judgment, the
present financial worth of the proposed
assignee or subtenant is
inadequate to ensure such assignee's or
subtenant's performance
under the terms of its agreement relating to the Premises;

          (d)  The proposed assignment or
sublease transaction
would breach a covenant of Landlord respecting radius, location, use or exclusive use in any other lease, financing agreement or other agreement relating to the Shopping
Center.

It is expressly understood and agreed that Landlord's consent shall not be required for any transfer of Tenant's interest under this Lease which is considered to be a Permitted Transaction (as defined below).

          Section IX.3   Permitted
Transactions.  Notwithstanding
anything to the contrary herein, Landlord's consent shall not be required for any of the following
(collectively, "Permitted
Transactions"):

     (i)  Any transfer by Tenant of any
interest under this Lease
to any corporation, partnership or other entity which controls, is controlled by, or is under common control with the named
Tenant hereunder or its successors by merger, consolidation or other comparable transaction, the primary purpose of which is not the transfer of Tenant's interest under this Lease.

     (ii) Any transfer by Tenant of any
interest under this Lease
to the owner of a department store chain with assets equal to or greater than Tenant's.

     (iii)     Tenant may enter into
concession arrangements or
license agreements, or otherwise permit the occupation and use of a portion of the Premises by a subtenant, licensee or concessionaire, provided that the areas covered by such licenses or concession agreements do not exceed usage in excess of twenty-five percent (25%) of the Floor Space of the Premises; provided, however that all sales of licensees or concessionaires shall be included within Gross Sales as defined in this Lease.
          Section IX.4   Compliance with REA.
Tenant shall not
assign its rights under this Lease or sublet all or any portion of the Premises unless Tenant complies, at Tenant's expense, with the provisions of the REA applicable to such assignment or subletting. Landlord agrees to cooperate, at no expense to
Landlord, with Tenant's efforts to obtain any consents required under the REA and to otherwise comply with the REA in connection with any proposed assignment or sublease.

          Section IX.5   Documentation and
Expenses.  Each
assignment or sublease shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and the assignee or subtenant. In the event of an assignment, the assignee shall assume and promise to perform the terms, covenants and conditions of this Lease which are obligations of Tenant, from and after the date the Assignee takes possession. Unless expressly released by
Landlord, in writing,
Tenant shall remain fully liable to perform its duties under this
Lease following any assignment of the Lease.
Tenant shall, on
demand of Landlord, reimburse Landlord for Landlord's reasonable costs, including attorneys' fees, incurred in obtaining advice and preparing documentation for each assignment or sublease, up to a maximum of $1,500 per transaction.

     ARTICLE X
     DEFAULT

          Section X.1    Events of Default.
Each of the
following events shall constitute a "Default" by Tenant under this Lease:

               (a)  If Tenant shall fail to
pay any Rent under
this Lease when the same shall become due and payable and the failure shall continue for five (5) business days after written notice (it being understood such period shall run concurrently with any statutory notice period); or

               (b)  If Tenant shall transfer
Tenant's interest in
this Lease in contravention of Article IX hereof; or

               (c)  If Tenant shall fail to
perform or observe
any of its obligations under this Lease
(including, without
limitation, Tenant's failure to perform those obligations under the REA expressly assumed by Tenant in this Lease) other than those specified above in this Section 10.1 and the failure shall continue for thirty (30) days after notice, unless a shorter period of time for such performance or observance is otherwise expressly set forth in this Lease; provided, however, that in the case of a Default which cannot with reasonable diligence be remedied by Tenant within said period of thirty (30) days, if
Tenant proceeds as promptly as may reasonably be possible after the service of such notice and with all reasonable diligence to remedy the Default and thereafter prosecute the remedying of such
Default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the Default shall be extended for such period as shall be reasonably necessary to remedy the same with all reasonable diligence;

               (d)  If the Premises are deemed
abandoned pursuant
to California Civil Code Section 1951.3; or

               (e)  If an event of insolvency
shall occur
including:

                    (i)  Tenant's making an
assignment for the
benefit of creditors;

                    (ii) Tenant's failure
generally to pay its
debts as they become due;

                    (iii)     A material
adverse change in the
financial condition of Tenant;

                    (iv) Tenant's filing, or
acquiescing to the
filing of, a petition seeking an order for relief against it in any state or federal court in any bankruptcy, reorganization, liquidation, composition, extension, arrangement or insolvency proceeding;

                    (v)  Tenant's making an
application for, or
acquiescing to, the appointment of a trustee, examiner or custodian for it or all or any portion of its property;

                    (vi) Any petition being
filed against Tenant
in any state or federal court seeking
reorganization or
liquidation or insolvency proceedings, and the proceedings shall not be dismissed, discontinued or vacated within ninety (90) days; or

                    (vii)     Any trustee,
examiner or custodian
being appointed for Tenant, or for all or any portion of Tenant's property, and the trustee, examiner, or custodian shall not be set aside within ninety (90) days after such appointment.

          Section X.2    Remedies.  Upon the
occurrence of a
Default, and in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the right to:

          (a)  terminate this Lease and all
rights of Tenant by
giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of :

               (i)  the worth at the time of
award of any unpaid
Rent that had been earned at the time of termination.

               (ii) the worth at the time of
award of the amount
by which (A) the unpaid Rent that would have been earned after termination until the time of award exceeds
(B) the amount of
rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

               (iii)     the worth at the time
of award of the
amount by which (A) the unpaid Rent for the balance of the Term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount necessary
to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result;
and

               (v)  all other amounts in
addition to or in lieu
of those previously stated as may be provided from time to time by California law; or

          (b)  continue this Lease, and from
time to time,
without terminating this Lease, either (i) recover all Rent and other amounts payable as they become due or
(ii) relet the
Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as
Landlord deems advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises.

     As used in clauses 10.2(a)(i) and
10.2(a)(ii) of this
Section, the worth at the time of award is computed by allowing interest at the Interest Rate. As used in clause 10.2(a)(iii) of this Section, the worth at the time of award is computed by discounting that amount at the discount rate of the Federal
Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)  Upon the occurrence of a
Default, Landlord shall
also have the right, with or without
terminating this Lease, to
re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the
Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          (d)  None of the following remedial
actions, singly or
in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by Landlord to maintain or preserve the Premises; any efforts by
Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any reentry, repossession, or reletting of the Premises by Landlord pursuant to this Section.
If Landlord takes any of the previous remedial actions without terminating this Lease, landlord may nevertheless at any time after taking any remedial action terminate this lease by written notice to Tenant.

          (e)  If Landlord relets the
Premises, Landlord shall
apply the revenue as follows: first, to the payment of any reasonable cost of reletting, including without limitation finder's fees and leasing commissions; and second, to the payment of Rent and other amounts due and unpaid under this Lease.
Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due and, to the extent the residue exceeds such amounts, shall remit such excess to Tenant.
Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the reasonable cost of reletting and the Rent and other amounts due and unpaid under this Lease, Tenant shall pay the deficiency to Landlord promptly upon demand.

          (f)  After the occurrence of a
Default, Landlord, in
addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the
Default for the account and at the expense of Tenant; provided that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant.
Tenant shall, upon demand, immediately
reimburse Landlord for all
costs, including costs of settlements, defense court costs, and attorney fees, that Landlord may incur in the course of any such cure.

          (g)  No security, guaranty or
security interest granted
for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by a Default.

          (h)  Except as expressly provided in
this Lease to the
contrary, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute.
Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

          (i)  Landlord may require Tenant or
any trustee for
Tenant under the United States Bankruptcy Code
(as amended, the
"Bankruptcy Code") to cure Tenant's Default and to provide adequate assurances of future performance of this Lease as provided in Section 365(b)(3) of the Bankruptcy Code, including, without limitation, adequate assurance that;
(i) Rent will be
paid when due; (ii) there shall be no
substantive breach in the
provisions of this Lease relating to the Shopping Center including, without limitation, the Permitted
Use; and (iii) that
there shall be no disruption in any Tenant mix or Tenant balance in the Shopping Center. If Tenant or the trustee does not cure existing Defaults and provide such assurances of future performance within sixty (60) days after there has been an order for relief pursuant to the Bankruptcy Code, this Lease shall be deemed rejected, and Landlord shall have no further liability hereunder to Tenant or any person claiming through or under
Tenant and, if Tenant or any such person is in possession.
Tenant or any such person shall forthwith quit and surrender the premises to Landlord.

          Section X.3    Attorneys' Fees.  In
the event that
either party hereto commences an action
related to this Lease,
the prevailing party shall be entitled to recover from the other party all of its costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and disbursements.
If either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease due to such other party's fault, such other party shall indemnify the party innocently involved and defend and hold it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys' fees and disbursements.

          Section X.4    Agreement to
Arbitrate.  Any
controversy, dispute or claim under, arising out of, in connection with or in relation to this Lease, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Lease or any provision hereof shall be determined by arbitration conducted in accordance with the Commercial Arbitration
Rules or then
existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act.
The arbitration
shall be conducted in a location in San
Bernardino County and
shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American
Arbitration Association with
each party alternately striking names, with the last name remaining to be the arbitrator so selected.
In the event that
either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the California Code of Civil
Procedure shall apply.
The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
Judgment upon any award rendered by the
arbitrator(s) may be
entered by any court having jurisdiction thereof. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.
It is understood and agreed that the terms of this Section 10.4 shall not apply to a determination of Fair
Market Rental Value,
which shall be determined pursuant to Section
12.3 of this Lease.

          Section X.5    No
Set-off/Counterclaims.  Tenant shall
pay all Rent due hereunder, free of any
charges, assessments,
impositions or deductions and without
abatement, deferral,
reduction, set-off, counterclaim, defense or deduction except as permitted under the express terms of this Lease or the Asset
Purchase Agreement.  Tenant shall not
interpose any
counterclaim(s) in any action brought by Landlord based, in whole or in part, on Tenant's failure to pay Rent;
provided, however,
that, the foregoing to the contrary
notwithstanding:  (i) Tenant
may interpose any counterclaim deemed
"compulsory" under
applicable court rules of civil procedure;
(ii) Tenant shall be
permitted to bring a separate action against Landlord based on any claim which Tenant is prohibited by this Lease from asserting as a set-off or counterclaim; and (iii) Tenant may bring actions and assert defenses, setoffs and counterclaims permitted to be brought or asserted against Landlord in accordance with the terms of the Asset Purchase Agreement.

          Section X.6    Right of Redemption.
Tenant hereby
waives, for itself and all persons claiming by, through or under
Tenant, any right of redemption or for the restoration of the operation of this Lease under any present or future law in the event Landlord shall obtain possession of the Premises.

          Section X.7    No Waiver.  No
receipt of monies by
Landlord from Tenant after the termination or cancellation of this Lease in any lawful manner shall reinstate the Term of this
Lease, or operate as a waiver of the right of Landlord to enforce the payment of Rent then due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the termination or cancellation of this Lease, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupation or Tenant's liability hereunder.

          Section X.8    Unperformed Covenants
of Landlord May Be
Performed By Tenant. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of any emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have served upon Landlord notice of such failure, or for a period of twenty-four (24) hours after service of such notice, if in Tenant's judgment reasonably exercised such failure related to a matter which is of an emergency nature, then Tenant may at Tenant's option, at any time prior to commencement of Landlord's acting to cure such failure and thereafter if Landlord fails to diligently perform the curing of such failure, perform any such term, provision, covenant or condition or to make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor, and
Tenant shall not be liable or responsible for any loss or damage resulting to Landlord or anyone holding under Landlord on account thereof. The full amount of the cost and expense entailed, or payment so made, shall immediately be owing and payable by
Landlord to Tenant.  The option given in this
Section is for the
sole protection of Tenant, and its existence shall not release
Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by
Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

     ARTICLE XI
     [INTENTIONALLY OMITTED]

     ARTICLE XII
     OPTIONS

          Section XII.1  Renewal Options.
Contingent upon Tenant
satisfying all of the following conditions, and provided that
Tenant has not filed for protection under the Federal Bankruptcy
Laws at the time such option is exercised, Tenant is hereby granted four (4) separate options (each an "Option" and two or more, collectively, the "Options")) to extend the Term of this
Lease, each for an additional period of five
(5) years (each a
"Renewal Term"), conditioned upon satisfaction of the following requirements:

               (a)  No Default by Tenant shall
have occurred and
remain uncured as of the date of Tenant's exercise of its Option;
and

               (b)  Tenant shall deliver
written notice to
Landlord exercising the applicable Option not less than six (6) full calendar months prior to the expiration of the Term (as it may be extended by Tenant's exercise of any Options).

          Section XII.2  Lease Terms
Applicable.  In the event
that Tenant exercises one or more of the Options herein granted, then all of the terms and provisions of this Lease as are applicable during the initial Term shall likewise be applicable during each of the applicable Renewal Terms except that Minimum
Annual Rent and Percentage Rent payable by
Tenant for each
Renewal Term shall be as set forth in Section
12.3 below.

          Section XII.3  Rent During Renewal
Terms.

               (a)  The Minimum Annual Rent
(as defined in
Section 4.1 of this Lease) which shall be due and payable during the first Renewal Term, if exercised by Tenant, shall be determined prior to the commencement of each applicable Renewal
Term and shall be equal to three percent
(3.0%) of the average of
annual Gross Sales at the Premises for the two
(2) Lease Years
preceding the commencement of the applicable
Renewal Term.
Percentage Rent for the first Renewal Term shall be calculated in accordance with the terms of Section 4.2 of this Lease.

               (b)  Minimum Annual Rent and
Percentage Rent
(including the formula for the calculation thereof) for each of the second, third and fourth Renewal Terms, if exercised by
Tenant, shall be equal to the Fair Market
Rental Value of the
Premises, each with respect to the 5-year term first day as of the commencement of the applicable Renewal
Term.  The Fair Market
Rental Value of the Premises shall be based upon the rental amounts paid by tenant-operators of department stores for retail store space of substantially the same type, size and quality as the Premises, and located in major regional malls in San
Bernardino County or Riverside County. Within thirty (30) days following Landlord's receipt of Tenant's written notice that it wishes to exercise the applicable Option, Landlord shall deliver to Tenant a written notice specifying
Landlord's good faith
estimate of the Fair Market Rental Value for the Premises for the applicable Renewal Term. Within thirty (30) days following
Tenant's receipt of Landlord's good faith estimate of the Fair
Market Rental Value of the Premises, Tenant may deliver a written notice to Landlord either setting forth
Tenant's good faith of
Fair Market Rental Value, in which case
Landlord and Tenant will
promptly meet and attempt to agree in good faith upon the Fair
Market Rental Value, or agreeing to Landlord's estimate of Fair
Market Rental Value.  If no agreement
regarding the applicable
Fair Market Rental Value for the Premises can be reached within fifteen (15) days after Landlord's receipt of Tenant's estimate of Fair Market Rental Value for the Premises,
Tenant shall have
ten (10) days to cancel its exercise of the applicable Option by delivering written notice to Landlord within such 10-day period.
If Tenant does not terminate its exercise of the applicable
Option within such 10-day period, the Fair
Market Rental Value of
the Premises for the applicable Renewal Term shall be determined in accordance with the terms of Exhibit E.

          Section XII.4  Lease Amendment.
Following Tenant's
exercise of each Option and the determination of the Fair Market
Rental Value of the Premises for the
applicable Renewal Term,
Landlord and Tenant will enter into an
amendment to this Lease
confirming the extension of the Term of this Lease in accordance with the terms hereof.

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS

          Section XIII.1 Notices.

               (a)  Any notice, demand,
request, approval,
consent or other instrument (collectively, a "Notice") which may be, or is required to be, given under this Lease shall be in writing and given by hand or sent by United
States certified or
registered mail, return receipt requested, postage prepaid, or by an overnight nationally recognized courier service, addressed to
Landlord at the address herein first given with a copy to:

McPeters McAlearny Shimoff & Hatt, 4 West
Redlands Boulevard,
P.O. Box 2084, Redlands, CA  92373-0661 Attn:
Thomas H.
McPeters, Esq., or to such other address as

Landlord may from
time to time designate to Tenant by notice in accordance with this Section, and to Tenant at the Premises and to Tenant's address herein first given Attention: Law
Department, or to such
other address as Tenant may from time to time designate to
Landlord by notice in accordance with this Section. All Notices shall be deemed given or served three (3) business days after the date of registration or certification by the postal authorities, if mailed, or upon receipt, if sent by overnight courier or delivered in person.

               (b)  Any notice which may or
shall be given under
this Lease by Landlord may be given by
Landlord, by any employee
of Landlord, by any attorney representing
Landlord, by any
management company operating the Shopping
Center on behalf of
Landlord or any employee of, or attorney retained by, said management company, and all notices from any of the foregoing shall be as effective as if given by Landlord itself.

               (c)  Any Notice with respect to
any assignment,
alleged default, termination or other material issue given to
Landlord shall also be given to each mortgagee of Landlord's interest in the Shopping Center, the name and address of which mortgagee Landlord has previously given Tenant written notice.

          Section XIII.2 Brokers.  Landlord
and Tenant each
warrants and represents to the other party hereto that it has not dealt with any broker in negotiating or consummating this Lease, and Landlord and Tenant each hereby agrees to indemnify, defend and hold harmless the other party hereto against and from any and all claims losses or liabilities as a result of any inaccuracy in the foregoing representation. This Section shall survive the
Term of this Lease.

          Section XIII.3 Subordination of
Lease.

               (a) This Lease is subordinate
to the lien of all
mortgages, deeds of trust and security
instruments (collectively,
"Mortgages"), and to all ground leases,
easement agreements and
operating agreements now covering or affecting all or any part of the Shopping Center, including, without limitation, the REA, and to all modifications, consolidations, renewals, replacements and extensions of any of the foregoing. Landlord hereby represents and warrants that there are no Mortgages in effect with respect to the Shopping Center or the Premises except as specifically set forth in Exhibit G attached hereto and made a part hereof, nor are there any REAs affecting the Shopping
Center or Tenant's
rights under this Lease except as set forth in Exhibit D attached hereto and made a part hereof. Landlord shall exercise best efforts to obtain from each mortgagee under a Mortgage listed on
Exhibit G a nondisturbance agreement in the form of the "SNDA" attached to the Asset Purchase Agreement.

               (b)  Subject to the terms of
any nondisturbance
agreement entered into by Tenant, should any mortgagee under a
Mortgage succeed to Landlord's interest in this Lease, Tenant shall, upon demand, attorn to and recognize such mortgagee as
Landlord under this Lease. In the event of a sale or assignment of Landlord's interest in this Lease or the Premises, Tenant shall attorn to and recognize such purchaser or assignee as
Landlord under this Lease without further act by Landlord or such purchaser or assignee.

          Section XIII.4 Unavoidable Delays.
In the event that
either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by such party and such delay or hindrance is due to: (i) strikes, lockouts, or other labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; or, (iii) acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered
(collectively, "Unavoidable Delays"), then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended by a period equivalent to the period of such delay. In no event shall any such delay constitute a termination or extension of this Lease. The provisions of this Section shall not operate to excuse Tenant from the timely payment of Rent.

          Section XIII.5 Estoppel
Certificates.  Upon ten (10)
business days prior written request therefor by Landlord or
Tenant from time to time, each party agrees to execute and to deliver to the requesting party, or to such other addressee or addressees as the requesting party may designate, a written statement certifying that: (i) this Lease is in full force and effect and unmodified, or describing any modification; (ii) that there are no defenses or offsets against the enforcement of this
Lease, or stating with particularity defenses or offsets claimed;
stating the date to which Rent has been paid;
and (iv) stating
the Term Commencement Date and the date this Lease expires.

          Section XIII.6 Relationship of
Parties.  Nothing
contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing
Rent nor any other
provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

          Section XIII.7 Governing Law;
Jurisdiction.

               (a)  Governing Law.  This
Lease, the legal
relations between the parties and any Action
(defined below),
whether contractual or non-contractual,
instituted by any party
with respect to matters arising under or growing out of or in connection with or in respect of this Lease, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Lease, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorpora-tion of the Tenant.

               (b)  Jurisdiction.  Each party
hereby irrevocably
submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Lease or any related document or obligation. Each party further irrevocably desig-nates and ap-points the individual identified in or pursuant to Section 13.1 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effect-ive and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section
13.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 13.1. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by applicable law.

               (c)  As used in this Section
13.7, "Action" shall
mean any action, complaint, petition,
investigation suit or other
proceeding before any arbitrator or any other governing body or entity having appropriate jurisdiction.

          Section XIII.8 Interpretation.  The
neuter, feminine or
masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. In the event of any conflict between the terms of this
Lease, and the terms of the Asset Purchase
Agreement (including
any related agreements entered into by
Landlord and Tenant), the
terms of the Asset Purchase Agreement shall prevail over any contrary term of this Lease.

          Section XIII.9 Captions.  The
captions of Articles and
Sections contained in this Lease are for convenient reference only and shall not be deemed or construed as in any manner limiting or amplifying the terms and provisions hereof.

           Section XIII.10    Partial
Invalidity.  If any term or
provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          Section XIII.11     Waivers.  The
waiver by Landlord of
any breach of any term, covenant or condition contained in this
Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of
Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by
Landlord unless such waiver be in writing and signed by Landlord.

          Section XIII.12     Accord and
Satisfaction.  No
payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment due under this Lease shall be deemed or construed to be other than a payment or receipt on account of the earliest Rent due. Neither the endorsement or statement on any check nor the receipt or negotiation of any such check by
Landlord, shall be deemed or construed to be an accord and satisfaction.

          Section XIII.13     Counterparts.
This Lease may be
executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section XIII.14     Entire Agreement.
This Lease and the
Asset Purchase Agreement incorporate all undertakings between the parties hereto with respect to Tenant's lease of the Premises.
Tenant hereby acknowledges that neither
Landlord nor Landlord's
employees, agents or contractors have made any representations or promises to Tenant with regard to the Premises or the Shopping
Center or this Lease that have not been
expressly stated in this
Lease and, therefore, Tenant hereby waives any and all claims against, or liability of, Landlord and Landlord's employees, agents, and contractors based thereon.
Landlord hereby
acknowledges that Tenant and its employees and officers have made no representations or promises with regard to Tenant's operations, sales figures or methods of doing business or any other matter except as expressly contained in this Lease, and
Landlord, therefore, hereby waives any claim with respect thereto or based thereon.

     Section XIII.15     Successors and
Assigns.  This Lease and
each of the terms and conditions hereof shall inure to the benefit of, and be binding upon, Landlord, and Landlord's heirs, executors, administrators, successors and assigns. This Lease and each of the terms and conditions hereof shall also be binding upon Tenant, and Tenant's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of Article IX of this Lease.

     Section XIII.16     Survival of
Obligations.  All
obligations of each party which by their nature involve performance after the end of the Term, or which cannot be ascertained or have been fully performed until after the end of the Term, shall survive the expiration or earlier termination of this Lease.

     Section XIII.17     Submission of Lease.
Submission of this
Lease by one party to the other for
examination or execution does
not constitute an offer made, or an option granted, to enter into this Lease.

     Section XIII.18     Memorandum of Lease.
Landlord and
Tenant agree to execute a memorandum of this Lease, which memorandum shall be substantially in the form attached hereto as
Exhibit F and shall be recorded in the
applicable real property
records as soon as possible after the date of this Lease.

     Section XIII.19     Attachments.
Attached hereto and made a
part of this Lease are the following:
Exhibits A-G, inclusive.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused
their duly authorized representatives to execute this Lease as of the date first above written.

            LANDLORD:
            EL CORTE INGLES, S.A.

By: _______________________


Its:____________________

By: _______________________


Its:____________________




            TENANT:
            GOTTSCHALKS INC.

By:_______________________


Its:____________________

By: _______________________


Its:____________________




                EXHIBIT A

     LEGAL DESCRIPTION OF SHOPPING CENTER


                EXHIBIT B

     SITE PLAN OF SHOPPING CENTER

                EXHIBIT C

          SITE PLAN OF PREMISES

                EXHIBIT D

     SCHEDULE OF REA AND RELATED AGREEMENTS

                EXHIBIT E

     DETERMINATION OF FAIR MARKET RENTAL VALUE

1.   Efforts to Agree Upon Fair Market Rental
Value.  If pursuant
to the terms of the Lease, Fair Market Rental
Value is to be
determined with respect to any Renewal Term, Landlord and Tenant shall promptly commence negotiation to reach agreement on Fair
Market Rental Value for the applicable Renewal
Term.  If Landlord
and Tenant are unable to reach agreement on Fair Market Rental
Value within the time period provided in the Lease and the parties wish to proceed with a method of resolving the disagreement regarding Fair Market Rental
Value, the terms of
Section 2 below shall apply.

2.   Arbitration Regarding Fair Market Rental
Value.

     (a)  If Landlord and Tenant are to
proceed with the method
of determining Fair Market Rental Value under this Exhibit E, then within ten (10) days of the date either
Landlord or Tenant
delivers written notice to the other party hereto confirming that, pursuant to the terms of the Lease, Fair
Market Rental
Value is to be determined in accordance with the terms of Exhibit
E, Landlord and Tenant shall each
simultaneously submit to the
other in a sealed envelope its good faith estimate of Fair Market
Rental Value. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then Fair Market Rental Value shall be the average of the two estimates. If one party ("Refusing Party") refuses to simultaneously submit such estimate to the other party ("Other") within such 10-day period, then the Other may notify the Refusing
Party of the Other's willingness to make such simultaneous submittal. If the Refusing Party fails to make such simultaneous submittal within five (5) business days thereafter, the other party's good faith estimate of Fair Market
Rental Value shall be
Fair Market Rental Value.

     (b)  If the higher of the estimates is
more than one hundred
five percent (105%) of the lower of such estimates, then either
Landlord or Tenant may, by written notice to the other at any time within ten (10) days following the exchange of estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable independent
MAI appraiser with
experience in real estate activities,
including at least ten (10)
years experience in appraising anchor store retail space in major regional shopping malls. If the parties cannot agree on an appraiser within such seven (7) day period, then within a second period of seven (7) days, each shall select and inform the other party of an independent MAI appraiser meeting the aforementioned criteria and within a third period of seven
(7) days, the two
appraisers shall select a panel of three additional appraiser meeting the aforementioned criteria and the three appraisers shall determine Fair Market Rental Value pursuant to this Exhibit
E by majority vote of such three appraisers.
Both Landlord and
Tenant shall be entitled to present evidence supporting their respective positions to the panel of three appraisers. If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator, who shall determine Fair
Market Rental Value pursuant to this Exhibit
E.

     (c)  Once the arbitrators have been
selected as provided
above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrators shall select one of the two estimates of Fair Market Rental Value submitted by
Landlord and Tenant, which must be the one that is closer to Fair
Market Rental Value as determined by the majority of the arbitrators. The arbitrators' selection shall be binding upon
Landlord and Tenant. The party whose estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.
     EXHIBIT F

     FORM OF MEMORANDUM OF LEASE

Recording Requested By And
When Recorded Return To:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93720
Attention:  General Counsel

_________________________________________________________________
_____________


     MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (this
"Memorandum"), dated as
of _________, 1998, is entered into by and between El Corte
Ingles, S.A., a Spanish corporation
("Landlord"), and Gottschalks
Inc., a Delaware corporation ("Tenant").
Landlord and Tenant
have entered into that certain Store Lease
Agreement dated as of
_____________, 1998 (the "Store Lease"),
pursuant to which
Landlord demised and leased to Tenant and Tenant hired from
Landlord the Premises as more particularly described in the Lease
(the "Premises"), which Premises are located on the real property described in Exhibit A attached hereto and made a part hereof.

          LANDLORD AND TENANT AGREE AS
FOLLOWS:

          1.   For and in consideration of the
rental reserved
and of the mutual covenants, agreements and conditions set forth in that certain Store Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon all terms and conditions set forth in the Store Lease, the Premises. The primary term of the Lease is ten (10) years commencing on
__________ and expiring on ____________, 2007.

          2.   On the terms and conditions
more specifically set
forth in the Store Lease, Tenant has certain fixed rights to renew the Term of the Lease as more specifically set forth therein. Specifically, Tenant has been granted four separate options to renew the Term of the Lease, each for an additional period of five (5) years.

          3.   This Memorandum has been
prepared to provide
notice that the Premises are subject to the terms and conditions of the Store Lease, which terms are hereby incorporated into this
Memorandum by this reference. In no event shall the terms of this Memorandum be deemed to modify, amend, limit or otherwise affect the terms and conditions of the Store
Lease.  In the event
of any inconsistency between the terms of this Memorandum and the terms of the Store Lease, the terms of the Store Lease shall control.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused
their duly authorized representatives to execute this Memo-randum as of the date first written above.

     LANDLORD:


     EL CORTE INGLES, S.A.

 By:__________________________________
    Its:
___________________________


     TENANT:
     GOTTSCHALKS INC.

By:__________________________________
    Its:
____________________________


     EXHIBIT A

     Description of Real Property

      EXHIBIT G

     SCHEDULE OF EXISTING MORTGAGES


     A.   Current preliminary title report:

          Title Company:

          Date of report:

          Order No.:


     B.   Existing Mortgages:




     TABLE OF CONTENTS

                                         Page


     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS        1
     Section 1.1    Definitions              1
     Section 1.2    Effect of Basic Terms    5

     ARTICLE II
     GRANT AND TERM                          5
     Section 2.1    Grant and Term of
                    Lease                    5
Section 2.2    Acceptance of
                    Premises; Quiet
                    Enjoyment.               6

     Section 2.3    Surrender of
                    Premises.                6
     Section 2.4    Holding Over.            7

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
     AGREEMENT                               7
     Section 3.1    Lease Controls Over
                    REA.                     7
     Section 3.2    Covenants Regarding
                    REA.                     7

     ARTICLE IV
     RENT AND OTHER CHARGES                  8
     Section 4.1    Minimum Annual Rent      8
     Section 4.2    Percentage Rent          8
     Section 4.3    Utilities Charge        10
     Section 4.4    Common Area
                    Maintenance Costs       10
     Section 4.5    Taxes                   10
     Section 4.6    Late Payment Charges    11
     Section 4.7    Rent Payments           11

     ARTICLE V
     OPERATION OF PREMISES AND COMMON
      AREAS                                 12
     Section 5.1    Permitted Use           12
     Section 5.2    Signs                   12
     Section 5.3    Alterations of
                    Premises                12
     Section 5.4    Use of Common Areas     13
     Section 5.5    Compliance with REA     14
     Section 5.6    Compliance with
                    Requirements            15
     Section 5.7    Liens                   15

     ARTICLE VI
     REPAIRS AND MAINTENANCE                16
     Section 6.1    Tenant's Obligations    16
     Section 6.2    Landlord's
                    Obligations             17

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION   17
     Section 7.1    Damage or Destruction   17
     Section 7.2    Condemnation            19

     ARTICLE VIII
     INSURANCE                              20
     Section 8.1    Tenant's Insurance      20
     Section 8.2    Landlord's Insurance    22
     Section 8.3    Waiver of Subrogation   22
     Section 8.4    Governmental and Insurance
                    Requirements            22
     Section 8.5    Indemnification         23
     Section 8.6    Landlord Exculpation    23

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING              24
     Section 9.1    Notice to Landlord      24
     Section 9.2    Landlord's Approval     24
     Section 9.3    Permitted
                    Transactions            25
     Section 9.4    Compliance with REA     25
     Section 9.5    Documentation and
                    Expenses                25

     ARTICLE X
     DEFAULT                                26
     Section 10.1   Events of Default       26
     Section 10.2   Remedies                27
     Section 10.3   Attorneys' Fees         29
     Section 10.4   Agreement to
                    Arbitrate               29
     Section 10.5   No Set-off/
                    Counterclaims           30
     Section 10.6   Right of Redemption     30
     Section 10.7   No Waiver               30
     Section 10.8   Unperformed Covenants
                     of Landlord May Be
                     Performed By Tenant    31

     ARTICLE XI
     [INTENTIONALLY OMITTED]                31

     ARTICLE XII
     OPTIONS                                31
     Section 12.1   Renewal Options         31
     Section 12.2   Lease Terms Applicable  31
     Section 12.3   Rent During Renewal
                    Terms                   32
     Section 12.4   Lease Amendment         32

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS               33
     Section 13.1   Notices                 33
     Section 13.2   Brokers                 33
     Section 13.3   Subordination of Lease  33
     Section 13.4   Unavoidable Delays      34
     Section 13.5   Estoppel Certificates   34
     Section 13.6   Relationship of
                    Parties                 34
     Section 13.7   Governing Law;
                    Jurisdiction            35
     Section 13.8   Interpretation          35
     Section 13.9   Captions                36
     Section 13.10  Partial Invalidity      36
     Section 13.11  Waivers                 36
     Section 13.12  Accord and
                    Satisfaction            36
     Section 13.13  Counterparts            36
     Section 13.14  Entire Agreement        36
     Section 13.15  Successors and
      Assigns                               37
     Section 13.16  Survival of
                    Obligations             37
     Section 13.17  Submission of Lease     37
     Section 13.18  Memorandum of Lease     37
     Section 13.19  Attachments             37


EXHIBITS

EXHIBIT A  LEGAL DESCRIPTION OF SHOPPING
CENTER                                    A-1
EXHIBIT B  SITE PLAN OF SHOPPING CENTER   B-1
EXHIBIT C  SITE PLAN OF PREMISES          C-1
EXHIBIT D  SCHEDULE OF REA AND RELATED
AGREEMENTS                                D-1
EXHIBIT E  DETERMINATION OF FAIR MARKET RENTAL
VALUE                                     E-1
EXHIBIT F  FORM OF MEMORANDUM OF LEASE    G-1
EXHIBIT G  SCHEDULE OF EXISTING MORTGAGES H-1




     STORE LEASE AGREEMENT




     by and between




     EL CORTE INGLES,

     as "Landlord"


     and


     GOTTSCHALKS INC,

     as "Tenant"




     Dated as of __________, 1998








     Carousel Mall
     San Bernardino, CA



     STORE LEASE AGREEMENT

     Carousel Mall
     San Bernardino, CA


          THIS STORE LEASE AGREEMENT (this
"Lease"), made as of
this ___ day of ___________, 1998, by and
between EL CORTE
INGLES, S.A., a Spanish corporation, having an address at
Hermosilla, 112, 28009 Madrid SPAIN,
Attention:  _______________
("Landlord"), and GOTTSCHALKS INC., a Delaware corporation, having an address at 7 River Park Place East,
Fresno, California
93720, Attention:  General Counsel ("Tenant").

     R E C I T A L S


          A.   Landlord, Tenant and Harris
(defined below) are
parties to that certain Asset Purchase
Agreement (defined below).
Prior to the date hereof, Harris leased the Premises (defined below) from Landlord. Pursuant to the Asset
Purchase Agreement,
Tenant is to purchase certain assets of Harris
(defined below).
The Asset Purchase Agreement requires Landlord to terminate
Harris' lease and enter into this Lease with Tenant.

          B.   Concurrently with execution of
this Lease,
Landlord has terminated Harris' lease.
Landlord now desires to
lease to Tenant, and Tenant desires to lease from Landlord, the
Premises on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of
the foregoing
Recitals, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of execution and delivery hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein,
Landlord and Tenant agree as follows:

     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS

          Section I.1    Definitions.  As used
in this Lease, the
following Terms shall have the meanings set forth below:

                   "Alterations" shall have
the meaning ascribed
thereto in Section 5.3.

                   "Annual Report" shall have
the mean-ing
ascribed thereto in Section 4.2(b).

                   "Asset Purchase
Agreement":  That certain
Asset Purchase Agreement dated as of July 21,
1998, by and among
Tenant, as Buyer, Harris, as Seller, and
Landlord, in its
capacity as the sole shareholder of Harris, together with all other agreements and documents entered into by Landlord and
Tenant in connection therewith.

                   "Common Areas":  The
parking areas, side-
walks, landscaped areas, courts, malls, roofs, streets, roadways, loading platforms, service area, curbs, corridors, stairways, elevators, escalators, comfort stations, lounges and shelters and all other facilities designated as "Common
Areas" under the REA.

                   "Default" shall have the
meaning ascribed
thereto in Section 10.1.

                   "Developer" shall mean the
Person responsible
for managing and maintaining the Common Areas under the REA.

                   "Fair Market Rental Value"
shall mean the
fair market rental value of the Premises, as of the date and for the time period of determination, to be determined in accordance with the terms of Article XII and, as necessary, Exhibit E attached hereto and made a part hereof.

                   "Floor Area" shall have
the meaning given
such term in the REA.

                   "Gross Sales" shall mean
the gross selling
price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees or concessionaires, whether for cash or on credit, adjusted by excluding the following:

          (i)  Any exchange of merchandise
between stores owned
by or affiliated with Tenant where such
exchange is made solely
for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made in or at the Premises;

          (ii) Returns to shippers or
manufacturers;

          (iii)     Cash or credit refunds to
customers on
transactions (not to exceed the actual selling price of the item returned) otherwise included in Monthly Gross
Sales, including,
without limitation, (a) sums and credits received in the settlement of claims for loss of or damage to merchandise, to the extent previously reported as part of Gross
Sales and (b) the
price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof, but not including any amount paid or payable for what are commonly referred to as trading stamps;

          (iv) Sales of fixtures, machinery,
equipment or
property which are not stock in trade;

          (v)  Amounts collected and paid by
Tenant to any
government for any sales, excise, luxury, gross receipts taxes or other similar taxes now or hereafter imposed upon the sales of merchandise or services;

          (vi) The amount of any discount on
sales to employees;

          (vii)     Interest, service or sales
carrying charges
or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

          (viii)    Receipts from public
telephones, stamp
machines, public toilet locks or vending machines installed solely for use by Tenant's employees; and

          (ix) Gift certificates, or like
vouchers, until such
time as the same shall have been converted into a sale by redemption.

                   "Harris" means The Harris
Company, a
California corporation, a wholly-owned
subsidiary of Landlord.

                   "Imposition" shall have
the meaning ascribed
thereto in Section 4.5.

                   "Interest Rate":  The rate
of inter-est per
annum equal to the lesser of: (i) the highest lawful rate of interest that Tenant may be charged; or (ii) the "prime rate" announced from time to time by Chase Manhattan
Bank, N.A., New
York, New York, for short-term, unsecured loans to its most credit-worthy customers. In the event Chase
Manhattan Bank, N.A.
shall discontinue reporting its "prime rate" or shall cease to exist, Landlord shall select a substitute bank, and the "prime rate" reported by such bank shall be used for computing interest payable hereunder.

                   "Major" shall mean each of
the parties to the
REA, as more particularly set forth in Exhibit
D attached hereto
and made a part hereof.

                   "Mortgages" shall have the
meaning ascribed
thereto in Section 13.3.

                   "Notice" shall have the
meaning ascribed
thereto in Section 13.1(a).

                   "Percentage Rent" shall
have the meaning
ascribed thereto in Section 4.2(a).

                   "Permitted Use" shall mean
any lawful use
which complies with the REA and is not
prohibited for the
Premises by the REA.

                   "Person" means any
individual, part-nership,
corporation, business trust, joint stock compa-ny, trust, unincor-porated association, joint venture, governmental authority or other entity of whatever na-ture.

                   "Premises":  That certain
real property and
improvements thereon described in Exhibit C attached hereto and made a part hereof.

                   "Prohibited Use" shall
mean any use which is
prohibited for the Premises by the REA.

                   "REA" shall mean that
certain Reciprocal
Easement Agreement and each of the other documents related thereto, as more particularly described in Exhibit D attached hereto and made a part hereof, all as the same may be amended or modified from time to time.

                   "Rent":  Per-centage Rent,
utilities charges,
Impositions, insurance costs and all other amounts and charges payable by Tenant under any provision of this Lease.

                   "Requirements" shall mean
all feder-al, state
and local statutes, laws, ordinances, rules, regulations, autho-rizations and requirements relating to the Premises or the use thereof, including, without limitation, planning, zoning, subdi-vision, environmental, toxic and hazardous waste, health, fire safety and handi-cap access and all encumbrances, covenants, conditions and restrictions, violation of which encumbrances, cove-nants, conditions and restrictions could either create a lien or result in a termination of any agreement benefi-cial to the use or manner of use of the Premises or any portion thereof.

                   "Shopping Center":  The
land and improvements
known as "Carousel Mall", with a street
address of 300 North E.
Street, in the City of San Bernardino, County of San Bernardino, and State of California, more particularly described in Exhibit A attached hereto and made a part hereof and depicted on the site plan attached hereto as Exhibit B and made a part here-of.

                   "Taking" shall have the
meaning ascribed
thereto in Section 7.2(a).

                   "Tenant's Employees and
Invitees" shall have
the meaning ascribed thereto in Section 5.4.

                   "Term":  The period
commenc-ing on the Term
Commencement Date and expiring on January 30,
1999, as such term
may be extended or shortened pursuant to the terms hereof.

                   "Term Commencement Date":
_______________
___, 1998.

                   "Unavoidable Delays" shall
have the meaning
ascribed thereto in Section 13.4.

          Section I.2    Effect of Basic
Terms.  Each of the fore-
going definitions and basic provisions is set forth in this
Article I for convenient reference only and shall be construed in conjunction with, and limited by, references thereto in other provisions of this Lease.

     ARTICLE II
     GRANT AND TERM

          Section II.1   Grant and Term of
Lease.

               (a)  Landlord does hereby let
and lease to Tenant
the Premises, together with all right to use the Common Areas for the Term, subject to the terms and conditions set forth in this
Lease.

               (b)  Landlord reserves the
right to enter the
Premises at any time in case of emergency and at all other reasonable times and upon reasonable advance notice (i) to inspect the condition of the Premises; and
(ii) to make repairs
to the building in which the Premises are located, to the extent
Landlord is required to do so, or is otherwise permitted to do so, pursuant to the terms of this Lease.

          Section II.2   Acceptance of
Premises; Quiet Enjoyment.

               (a)  Acceptance of Premises.
Tenant accepts the
Premises "as-is," but subject to the express representations, warranties and covenants of Landlord set forth in the Asset
Purchase Agreement and in this Lease.

               (b)  Quiet Enjoyment.  Landlord
cove-nants that
Tenant, upon paying the Rent and performing and observing all other terms and conditions of this Lease to be performed or observed by Tenant, shall peace-fully and quietly have, hold and enjoy the Premises and the appurtenances thereto throughout the
Term without hindrance, ejection or
molestation by Landlord or
any other person or entity lawfully claiming through Landlord or claiming paramount title to Landlord, subject only to the terms of this Lease, the REA and any Mortgage or ground lease to which this Lease is subordinate.

          Section II.3   Surrender of
Premises.  Upon the expira-
tion or earlier termination of the Term, Tenant shall deliver up and surrender to Landlord possession of the Premises, including all alterations, additions, improvements and fixtures, other than
Tenant's trade fixtures, in good order,
condition and state of
repair, ordinary wear and tear excepted, and shall deliver all keys to the Premises to the office of Landlord at the Shopping
Center or as otherwise directed by Landlord.
Tenant shall have
fifteen (15) days after the date the Term of this Lease expires or earlier terminates to remove its personal property, trade fixtures; provided, however, that (a) Tenant shall repair all damage to the Premises resulting from or arising out of such removal, (b) during such period Tenant shall perform and be liable for all obliga-tions and condi-tions imposed on Tenant hereunder except for the payment of Rent, including, without limitation, maintenance, repair, apportionment of taxes, maintenance of insurance, compliance with
Requirements and
assumption of liability for the Premises. The obligations set forth in the preceding sentence shall survive the termination of this Lease. Any property of Tenant not removed from the Premises within such fifteen (15) day period shall be deemed abandoned. In addition to all other remedies available, Landlord may, but shall not be obligated to, retain or dispose of any or all such property without liability to Tenant. In the event that Landlord elects to dispose of such property, Landlord shall so notify
Tenant, and Tenant shall, no later than ten
(10) days after such
notice, remove all such property from the Premises; provided, however, that if Tenant fails to so remove such property, then
Landlord may do so, and Tenant shall pay to Landlord, on demand, all costs and expenses incurred by Landlord in disposing of such property, including, without limitation, reasonable attorneys' fees and disbursements, together with interest thereon, calcu-lated at the Interest Rate, from the date
Landlord ex-pended such
amounts.

          Section II.4   Holding Over.  If not
sooner terminated,
this Lease shall end on the date set forth in
Section 1.1 without
the necessity of notice from either Landlord or Tenant to terminate this Lease, Tenant hereby waiving notice to vacate the
Premises. If Tenant, or any party claiming under Tenant, includ-ing, without limitation, subtenants, licensees or conces-sionaires, re-mains in possession of the Premises or any part thereof after the expiration or termination of this Lease, no tenancy or interest in the Premises shall result there-from but such holding over shall, at Landlord's option, be deemed a month-to-month tenancy and, otherwise, shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. As Landlord's sole remedy for such holding over, Tenant shall pay to Landlord for any full or partial month Tenant holds over in the Premises after the expiration or termination of this
Lease a sum equal to one hundred fifty percent
(150%) of the
Percentage Rent paid or payable by Tenant under this Lease with respect to the last full month of the Lease
Term.

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
AGREEMENT

          Section III.1  Lease Controls Over
REA.  As between
Landlord and Tenant, the terms and provisions of this Lease shall control notwithstanding any conflict with the provisions of the
REA. Tenant shall be fully liable for the performance of all obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has expressly assumed responsibility for the performance of any such obligations under the terms of this Lease.
Landlord is and shall
remain fully liable for the performance of all of Landlord's obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has not expressly assumed responsibility for the performance of any such obligations under the terms of this Lease.

          Section III.2  Covenants Regarding
REA.  Landlord will
fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA to be performed by the
Landlord. Tenant will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA which, under the express terms of this Lease, are to be performed by the
Tenant. Landlord will exert its best efforts in exercising all
Landlord's rights and remedies under the REA to enforce performance of all terms, covenants, provisions, and conditions of the REA; and Landlord will not take any of the actions requiring Landlord's approval thereunder, without first having delivered to Tenant a copy of the request for approval and any documentation or material as to which such approval is requested or required and thereafter obtained Tenant's written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will not enter any agreement amending, supplementing or cancelling the REA without first obtaining Tenant's prior written approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.
Landlord hereby appoints Tenant as Landlord's true and lawful attorney-in-fact to take in Landlord's name whatever reasonable action Tenant may deem appropriate to enforce performance of the terms of the REA and to avail itself on Landlord's behalf of any remedy therein granted Landlord in the event
(i) Tenant shall
notify Landlord that the obligations under the REA are not being properly performed and (ii) Landlord shall fail to take action to
Tenant's reasonable satisfaction within a reasonable time after receiving notice thereof.

     It is the intent of the parties to this
Lease that this
Lease and the REA are and shall remain
mutually dependent and co-
existent documents. Tenant shall have the right (in its sole and absolute discretion) to terminate this Lease by giving Landlord notice to such effect within ninety (90) days after the REA shall, under its express terms and conditions, expire or terminate or be cancelled, and this Lease shall terminate on the last day of the month next succeeding the month in which such notice is given.



     ARTICLE IV
     RENT AND OTHER CHARGES

          Section IV.1   [Intentionally
Omitted]

          Section IV.2   Percentage Rent.

               (a)  Formula for Calculation.
Tenant covenants
and agrees to pay to Landlord as rent for each Term the sum of
Three percent (3.0%) of the amount of Tenant's
Gross Sales for
the Term ("Percentage Rent"), provided,
however, that the
Percentage Rent payable hereunder shall be reduced by the amount of any Operating Loss, as defined below.
Percentage Rent shall
be payable, in arrears, on or before March 10, 1999. "Operating
Loss" means the excess, if any, of Fully
Allocated Costs, as
defined below, over Gross Sales.  "Fully
Allocated Costs" means
the sum of all costs and expenses of every kind and nature incurred by Tenant in connection with the Premises or the business conducted thereon, including, without limitation:

                    (i)  Sums payable by the
Tenant under the
terms of this Lease (including Percentage
Rent).

                    (ii)  Other costs incurred
by Tenant in
performing or complying under this Lease.

                    (iii)  Other costs
incurred by Tenant in
maintaining and repairing the Premises and any and all fixtures, equipment or property therein.

                    (iv)  Tenant's cost of all
merchandise sold
in or from the Premises.

                    (v)  Compensation and
benefits to Tenant's
employees working at the Premises.
"Compensation and benefits"
include, without limitation, (A) wages,
salaries, and bonuses,
(B) all contributions made and taxes paid with respect to employees (such as social security contributions, and employment taxes and workers' compensation payments) and
(C) health
insurance, 401K matching contributions, sick leave, vacations and pensions.

                    (vi)  Sums payable by
Tenant pursuant to that
certain Third Amendment to Lease dated July 8,
1998 by and
between Tenant and Mano Management Company,
Inc., a Delaware
corporation (relating to Tenant's existing
Downtown San Bernadino
store).

                    (vii)  The prorated
portion of the following
items of Tenant's general overhead for
Tenant's fiscal year 1998
allocable to the Premises: (A) inventory carrying charges (i.e., interest paid on inventory financing); (B) distribution costs
(including the cost of operating distribution centers); and (C) advertising and marketing expenses. Such corporate overhead items shall be prorated by multiplying such corporate overhead by the fraction which is the number of days in the Term divided by
365.  Such corporate overhead items shall be
allocable to the
Premises based on the ratio that the gross sales in or from the
Premises bears to the gross sales of all stores operated by
Tenant.

               (b)  Report.  On or before
March 10, 1999, Tenant
shall furnish Landlord with a written
state-ment (the "Report"),
certified by Tenant's chief financial officer or comptroller, of total Gross Sales made from the Premises during the Term, which
Report shall contain Tenant's computation of Percentage Rent.
The Report shall be in form reasonably
satisfactory to Landlord
and shall contain such details and breakdown as may accurate-ly depict Gross Sales.

               (c)  Records.  Tenant shall
maintain at the
Premises or at its principal record keeping office within the continental United States at all times during the Term, full, complete and accurate books of account and records in accordance with accepted accounting practices consis-tently applied for all operations of the business con-ducted in or from the Premises, including the recording of Gross Sales and the receipt of all merchandise into, and the delivery of all merchandise from, the
Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, electronic data recordings and other documents, recordings, and papers in any way related to the operation of such business for at least one
(1) year from the end
of the Term, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated, even though such retention period may extend beyond the expira-tion of the Term or earlier termination of this Lease.

               (d)  Review of Books and
Records.  The acceptance
by Landlord of pay-ments of Percentage Rent or any Report pursuant to Section 4.2(b) above shall not prejudice Landlord's right to examine Tenant's books, records and accounts in order to verify the amounts set forth thereon.
Landlord may at any reason-
able time during the Term, or within one (1) year after the Term
(but not more than once) cause a complete or partial audit to be made of Tenant's books, records and other documents relating to the Premises, including the books and records of any subtenant, licensee or concessionaire. Landlord or its duly authorized representa-tives shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be neces-sary for a proper examination and audit thereof. If such audit discloses an understatement in an Report of Gross Sales, Tenant shall pay the deficiency in
Percent-age Rent with, interest thereon
calculated at the Inter-
est Rate, and, if Gross Sales have been
understated in any Report
by four percent (4%) or more, Tenant shall pay to Landlord, as
Rent, the cost of said audit, upon demand.

               (e)  Confidentiality.  Any
information regarding
Tenant's business operations delivered to or made available to
Landlord, or otherwise obtained by Landlord in the exercise of its rights under subsection (d), above, shall be held in strictest confidence by Landlord. Landlord shall disclose such information only to its accountants, attorneys and other consultants and shall require all such parties to keep all information regarding Tenant strictly confidential. Nothing in this subsection (e) prohibits Landlord from disclosing such material when ordered to do so by a court of competent jurisdiction, or when necessary to properly plead or prosecute a legal action brought by Landlord against Tenant for nonpayment of
Percentage Rent.

          Section IV.3   Utilities Charge.

               (a) Tenant shall apply to the
municipality or
respective utilities companies for all
required utility services
to the Pre-mises.  Tenant shall pay all
required deposits and
meter charges for utilities to the Premises to the respective utility supplier(s).

               (b)  Tenant shall pay promptly,
as and when same
shall become due, all water rents, rates and charges, all sewer rents, rates and charges and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, sprinkler systems and all other utilities sup-plied to the Premises.

          Section IV.4   Common Area
Maintenance Costs.  Tenant
shall pay, as Rent, Common Area Maintenance charges as specified in the REA or any lesser amount specified in a separate letter thereunder. Tenant shall pay Common Area
Maintenance charges as
referenced herein within thirty (30) days after Tenant has received a bill therefor.

          Section IV.5   Taxes.

               (a) Tenant shall pay before
delinquency all real
and personal property taxes, general and special assessments, and other public charges levied upon or assessed against the
Premises, the land thereunder, or any of the building structures, fixtures, equipment, or improvements thereon
(collectively, "Impo-
sitions"). Tenant shall deliver to Landlord reasonable evidence of payment prior to the time said Impositions have become delinquent.

               (b)  Any Imposition relating to
a fiscal period of
the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included prior to the beginning of the Term of this Lease or after the termination of this Lease shall (whether or not such Imposition shall be paid, assessed, levied or imposed upon or become due and payable and a lien upon the Premises or a part thereof during the term of this Lease) be adjusted as between Landlord and Tenant as of the
Term Commencement Date or as of the date of the termination of the Term of this Lease, as the case shall require, so that
Landlord shall pay that proportion of such Imposition which that part of such fiscal period included in the period of time prior to the commencement or after the termination of the Term, as the case may be, bears to such fiscal period, and Tenant shall pay the remainder thereof.

               (c)  In the event Landlord is
unable to secure
separate tax bills for Tenant as herein
described, then Tenant
shall pay to Landlord, prior to such time as said Impositions would be due and payable, all Imposi-tions attributable to the
Premises. Personal property taxes shall be allocated directly to
Tenant's personal property. Real property taxes will be allocated by virtue of the ratio of the Floor
Area of the
Premises to the total gross leasable area in the Shopping Center, which said gross leasable area shall not include any part of the
Common Area in the Shopping Center, being assessed on the tax bill which relates to the Premises.

               (d)  If Tenant fails to pay any
such taxes,
assessments or other public charges which it is obligated to pay as provided in this section before the same become delinquent, then and in such event, Landlord may pay the same together with any interest and penalties thereon, and the amount so paid shall be deemed addition-al Rent immediately due and payable by Tenant to Landlord on demand, together with interest thereon at the
Interest Rate.

               (e)  Anything in this section
to the con-trary
notwithstanding, Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to contest the legality or validity of any Impositions payable by Tenant, but no such contest shall be carried on or maintained by Tenant after such
Impositions become delinquent unless Tenant shall have duly paid the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the leased property, and shall also provide for payment thereof together with all penalties, interest, costs and expenses by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accom-plish such stay. Landlord shall, at the request of Tenant and at
Tenant's sole expense, execute or join in the execution of any instrument of documents necessary in connection with any such contest except bonds of undertakings. In the event of any such contest made by Tenant, Tenant shall promptly, upon final deter-mination thereof, pay and discharge the amount indicated or resulting from said contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

          Section IV.6   Late Payment Charges.
Late pay-ments of
Rent or any other sum due from Tenant
hereunder, including all
amounts paid by Landlord on behalf of Tenant to satisfy any condition or covenant of this Lease and all costs incurred by
Landlord in enforcing the terms of this Lease, shall bear interest from the date Tenant receives written notice of such late payment or default (as applicable) until paid at the
Interest Rate.

          Section IV.7   Rent Payments.  All
Rent payable by
Tenant under this lease shall be paid in United States Dollars without prior demand therefor and without any deductions, offsets or counterclaims except those expressly permitted under the terms of this Lease, to Landlord and shall be delivered on or before the due date thereof at
_______________________________________________, or to
such other
payee and at such other place as Landlord may hereafter designate from time to time by written notice to Tenant.
Notwithstanding
anything to the contrary in this Lease, Tenant may withhold any portion of Rent which Tenant is required to withhold by virtue of
Landlord's status as a foreign person under
Section 1445 of the
Internal Revenue Code or other applicable law.

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS

          Section V.1    Permitted Use.

               (a) Tenant shall use the
Premises only for the
Permitted Use and for no other purpose
whatsoever.

               (b)  Tenant covenants that
Tenant shall not use or
allow the Premises or any part thereof to be used or occupied for any Prohibited Use or any immoral or unlawful purpose or in violation of any certificate of occupancy or certificate of compliance for the Premises.

          Section V.2    Signs.  Tenant shall
have the right,
without Landlord's consent, to erect any and all signs on or about the Premises it elects, provided that such signage complies with the REA and all Requirements. From time to time upon
Tenant's request, Landlord covenants to assist
Tenant (at no cost
or expense to Landlord) in processing any and all approvals necessary for Tenant to erect such signage.

          Section V.3    Alterations of
Premises.

               (a) All changes, alterations or
modifications to
the Premises (collectively, "Alterations") shall be made in accordance with this Section 5.3. Tenant shall have the right to perform non-structural modifications to, remodel and redecorate, retexturize, recarpet and repaint the Premises without obtaining the prior written consent of Landlord;
provided (i) the proposed
Alteration does not affect the exterior
appearance of the
Premises, including, without limitation, the storefront or the storefront sign of the Premises, or the roof, foundation, supports or structural integrity of the building of which the
Premises is a part; (ii) Tenant submits an information copy of all remodeling plans to Landlord at least thirty (30) days prior to the date any such work is scheduled to commence; (iii) the total cost of all work involved in the Alteration does not exceed
Three Hundred Thousand Dollars ($300,000) in any one project or an aggregate amount of Six Hundred Thousand
Dollars ($600,000);
and (iv) such work does not violate any code, ordinance or
Requirement and does not cause Landlord's insurance rates to increase. Except for the foregoing, Tenant shall not make any
Alterations to any portion of the Premises without, in each instance, obtaining Landlord's prior written consent.

               (b)  All work ("Work")
pertaining to any
Alteration to the Premises, including, without limitation,
Tenant's Work, shall comply with the
following:

                    (i)  No Work shall be
undertaken until Tenant
shall have procured and paid for, so far as the same may be required, from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Provided no default exists hereunder, Landlord shall join in the application for such permits and authorizations whenever such action is necessary; provided, however, that
Landlord shall not incur any expense or be subject to any liability as a result of joining in any such application. Within ten (10) days after completion of the Work, Tenant shall deliver to Landlord a certificate of occupancy or such similar certificates as may be required or customary by applicable laws and legal requirements.

                    (ii) All Work shall be
performed promptly and
in a good and workmanlike manner and in
compliance with all
applicable permits and laws, and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters or any other body hereafter exercising similar functions.

                    (iii)     The cost of any
Work shall be paid
promptly by Tenant so that the Premises shall at all times be free and clear of liens for labor and materials supplied or claimed to have been supplied in connection therewith.

                    (iv) Tenant shall carry,
or shall cause to be
carried, worker's compensation insurance covering all persons employed in connection with any Work and with respect to whom death or bodily injury claims could be asserted against Landlord,
Tenant or the Premises, and, without
duplication of any insurance
required by Article VIII hereof, adequate all-risk and builders risk insurance for the mutual benefit of Tenant and Landlord in amounts satisfactory to Landlord and, at Landlord's request, such other insurance in favor of Landlord in types and amounts as are reasonable and customary, all at Tenant's expense, at all times when any such Work is in progress; provided, however, that Tenant shall be fully liable for any failure to maintain such insurance, including, without limitation, Tenant's obligation to indemnify
Landlord for the failure to maintain insurance in accordance with the provisions of this Lease. All such insurance shall be provided by a company or companies of recognized responsibility and reasonably satisfactory to Landlord, and all policies or certified copies of policies issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any Work.

          Section V.4    Use of Common Areas.

               (a)  All Common Areas shall be
subject to the
exclusive control and management of Developer as set forth in the
REA. Tenant and Tenant's officers, directors, employees, agents, subtenants, contractors, subcontractors, concessionaires and licensees, and to the officers, directors, employees and agents of Tenant's subtenants, concessionaires and licensees, and to the customers, patrons and business invitees of Tenant and of
Tenant's subtenants, concessionaires and licensees (hereinafter, collectively, "Tenant's Employees and
Invitees") shall have the
non-exclusive right to use (without cost or expense to Tenant or
Tenant's Employees or Invitees other than as expressly provided in this Lease) the Common Areas for the purpose of gaining ingress to and egress from the Premises, for the passage and parking of vehicles, and for the passage and accommodation of pedestrians, such right to be in common with Landlord and those occupants (and the employees and invitees of such occupants) of the Shopping Center from time to time authorized to use said common areas for such purposes.

               (b)  Notwithstanding anything
to the contrary
contained in Section 5.4(a) hereof, Landlord shall exercise best efforts to cause Developer to maintain, manage and operate the
Common Areas (including, but not by way of limitation, the parking area) in good order, condition and repair in conformity with the REA so as to at all times maintain an appearance and attractiveness reasonably equivalent to the level of same existing as of the date hereof. Developer's obligations to be enforced by Landlord pursuant to the preceding sentence in respect of the maintenance, management and operation of the
Common Areas shall include, but not be limited to, the following:

                    (i)  Undertaking such
maintenance and
construction work (including replacements as required) as is necessary to preserve and maintain the utility of the Common
Areas;

                    (ii) The care and
maintenance of all
identification signs and all planters
(including those adjacent
to the Premises but excluding any signs and planters of Tenant) and landscaping at the Shopping Center;

                    (iii)     The adequate
illumination of the
Common Areas at all times of darkness that Tenant is open for business (plus a period of one-half hour after Tenant closes for business);

                    (iv) The payment prior to
delinquency of all
real estate and personal property taxes and assessments levied on the Common Areas;

                    (v)  The removal of dirt
and debris and
rubbish (including the regular sweeping of the parking area and all sidewalks); and

                    (vi) The operation,
management and
maintenance of the enclosed mall, including the heating, ventilating, air-conditioning, lighting and housekeeping of the same and the maintenance (and replacement as required) of landscaping therein.

          Section V.5    Compliance with REA.
Tenant shall abide
by the terms of the REA. Landlord agrees that it will not change, amend or alter (or agree or consent to change, amend or alter) any term or condition of the REA without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

          Section V.6    Compliance with
Requirements.

               (a) Insofar as the same relate
to or are caused by
Tenant's occupancy and use of the Premises, and Tenant's other activities under this Lease, throughout the Term, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Requirements applicable to the Premises, subject, however, to Tenant's rights to contest any such
Requirements, as set forth in clause (b) below. Tenant shall likewise comply with the provisions of all of Tenant's insurance policies required to be maintained hereunder or otherwise carried by Tenant with respect to the Premises from time to time.

               (b)  Tenant shall have the
right, after prior
notice to Landlord, at Tenant's sole cost and expense, to contest by appropriate legal proceedings diligently prosecuted in good faith, in the name of Tenant, the validity or application of any
Requirements; provided, however, that Tenant may delay compliance therewith until the final determination of such proceeding only if by the terms of any such Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without subjecting Landlord to the risk of any criminal liability, or imminent forfeiture of its estate, for failure so to comply therewith, and provided further that if any fine, lien, charge or civil liability may be incurred by reason of such non-compliance, provided that (i) Tenant furnishes to Landlord security satisfactory to Landlord, against such fine, lien, charge or civil liability in accordance with
Section 5.7, and
(ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto.

          Section V.7    Liens.

               (a)  Tenant agrees that it will
pay or cause to be
paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on
Landlord's reversionary estate therein, and
Tenant shall keep the
Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.
If any such lien shall at any time be filed against the Premises,
Tenant shall either cause the same to be discharged within thirty
(30) days after the recording thereof, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the
Premises during the pendency of such contest.
If Tenant shall
fail to furnish such security, then, in
addition to any other
right or remedy of Landlord resulting from Tenant's said default,
Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due, procuring the discharge of such lien by giving security, or in such other manner as is, or may be, prescribed by law.
Tenant shall repay
to Landlord, as Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this
Section 5.7,
including all costs, expenses and attorneys' fees incurred by
Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject
Landlord's estate to liability under any mechanics' lien or other lien law.

               (b)  Should any claims of lien
be filed against
the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.
Landlord or its representative shall have the right to post and keep posted upon the Premises notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord advance written notice of its intention to do so in reasonably sufficient time to enable the posting of such notices.

     ARTICLE VI
     REPAIRS AND MAINTENANCE

          Section VI.1   Tenant's Obligations.
Tenant shall at
all times keep the leased Premises, including maintenance of entrances and all partitions, doors, windows, fixtures, equipment and appurtenances thereof (including lighting and plumbing fixtures) in good order, condition and repair
(including
reasonably periodic interior painting), damage by casualty excepted, except for structural portions of the Premises, which shall be maintained by Landlord as set forth below. It is also agreed that the Tenant will maintain and repair the heating, ventilating, and air conditioning units, excluding replacement of compressors and major component parts, it being agreed that
Tenant shall only be obligated to pay for reasonable and necessary routine repairs to such systems and equipment to keep them in good working condition but not for any more extensive repairs or replacements.

          Section VI.2   Landlord's
Obligations.  Notwithstanding
anything to the contrary herein, it is
understood and agreed that
Landlord shall be responsible throughout the Term for maintaining and repairing all structural portions of the Building, including the roof, walls, glass and other load-bearing portions of the structure. Landlord shall also be responsible for any necessary replacements of any essential building systems, including, without limitation, heating, ventilation and air conditioning
(HVAC) systems, plumbing, electrical and sewage systems.
Landlord shall be responsible for any
necessary repairs to the
heating, ventilating, and air conditioning units, excluding replacement of compressors and major component parts, which are more extensive than the reasonable and necessary routine repairs for which Tenant is responsible pursuant to
Section 6.1.
Landlord shall not be required to make repairs to the extent made necessary by reason of Tenant's negligent or intentional acts or omissions to act. The parties acknowledge that, in light of the very short term of this lease, Landlord may reasonably elect to perform temporary repairs to systems and equipment where more permanent repairs, or replacement might be more customary or economical if the lease were of a longer term.
Tenant agrees
that Landlord may elect such temporary
measures so long as the
service provided to the Premises and Tenant's business by such equipment or system is not materially adversely affected.

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION

          Section VII.1  Damage or
Destruction.

               (a)  Tenant shall give Landlord
prompt notice of
any damage to the Premises by fire or other casualty.

               (b)  If the Premises shall be
rendered wholly
untenantable by casualty, unless terminated pursuant to Section
7.1(d) hereof, this Lease shall remain in full force and effect except that Rent shall fully abate commencing on the date of loss and continuing until the earlier to occur of:
(i) the date
Tenant reopens the Premises for business, which reopening
Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Landlord completes the restoration, pursuant to Section 7.1(e), of the structural elements of the building of which the Premises form a part.

               (c)  If only a portion of the
Premises shall be
rendered untenantable, unless terminated pursuant to Section
7.1(d) hereof, this Lease shall remain in full force and effect except that Rent shall partially abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date
Tenant reopens the repaired portion of the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after
Landlord completes the restoration, pursuant to Section 7.1(e), of the structural elements of the building of which the Premises form a part. In such event, the Rent shall be reduced to an amount computed by multiplying the Rent applicable prior to such damage by a fraction, the numerator of which is the Floor Area of the Premises tenantable after such damage and the denominator of which is the Floor Area of the Premises prior to such damage.

               (d)  If any portion of the
Premises shall be
rendered untenantable, or if there shall be damage to the
Shopping Center, by fire or other casualty, whether or not the
Premises is affected thereby, either party shall have the option to terminate this Lease. Said option shall be exercised, if at all, by notice to the other party on or before the ninetieth
(90th) day after the date of loss and, if exercised, shall be effective on the last day of the first (1st) full calendar month falling at least sixty (60) days after such notice.

               (e)  If there shall be damage
to the Premises by
fire or other casualty and this Lease is not terminated, Landlord shall promptly commence and diligently prosecute the restoration and repair of the structural elements of the building in which the Premises are located, including all exterior walls, roofs, floors and supports to structurally sound condition, prepared for
Tenant's restoration of the interior portions of the Premises as set forth below. Upon receipt of the repaired structural elements of the building in which the Premises are located,
Tenant shall, at Tenant's sole cost and
expense, promptly
commence and diligently prosecute the
restoration and repair of
the nonstructural and interior portions of the Premises, including, without limitation, all internal partitions, fixtures, trade fixtures, shelving, casework, furniture and furnishings used in connection with the operation of Tenant's business in the
Premises, as nearly as practicable to their respective conditions prior to such damage.

          Section VII.2  Condemnation.

               (a)  The term "Taking" as used
in this Section
7.2, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

               (b)  In the event of a Taking
of the entire
Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after such termination.

               (c)  If there is a Taking of
(a) more than twenty-
five percent (25%) of the Premises, or (b) any portion of the
Building and, regardless of the amount taken, if the remainder of the Building is not one undivided structure, either Landlord or
Tenant may terminate this Lease as of the date
Tenant is required
to vacate the Premises upon giving notice in writing of such election within thirty (30) days after receipt of Tenant from
Landlord of written notice that a portion of the Premises has been so appropriated or taken.

               (d)  If this Lease is
terminated as a result of a
Taking, Tenant shall be entitled to any
separate award made to
Tenant for relocation costs, good will and any of Tenant's fixtures and equipment which are not capable of removal from the
Premises; provided such separate award does not diminish
Landlord's award. Subject to the foregoing, Landlord shall be entitled to the entire awarded or compensation in such condemnation proceedings, or settlement in lieu thereof, irrespective of whether such award or settlement shall be obtained as compensation for diminution in value to the leasehold or the leasehold improvements thereto or to the fee of the
Premises, but the Percentage Rent and any other Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Percentage Rent and other
Rent paid in
advance. Notwithstanding the foregoing and subject to Section
2.3, in the event this Lease is terminated as provided above,
Tenant may remove all of its removable trade fixtures, furniture and equipment from the Premises, provided that Tenant immediately repairs any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Notwithstanding the foregoing, in no event shall
Tenant be entitled to any portion of any award or compensation, if following the payment of such sum to Tenant, there would not be sufficient funds or proceeds to pay the unpaid principal balance of any obligation of Landlord secured by a deed(s) of trust or mortgage(s) on the fee interest in the Premises and/or the Building.

               (e)  In the event of a Taking,
if Landlord and
Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Tenant agrees, at Tenant's cost and expense (subject to Tenant's rights hereunder) as soon as reasonably possible after the Taking, to restore the Building on the Land remaining to a complete unit of like quality and character as existed prior to the Taking. In such event, Tenant shall be entitled to receive any and all award of compensation in connection with such Taking until Tenant has received funds sufficient to complete such restoration, and Landlord shall be entitled to receive the remaining portion of the total award of compensation.

     ARTICLE VIII
     INSURANCE

          Section VIII.1 Tenant's Insurance.

               (a) Tenant shall carry, from
and at all times
after the date hereof, at Tenant's sole cost and expense, the following insurance:

                    (i)  public liability and
property damage
insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring in, on or about the Premises and affording protection to the limits of not less than Three Million Dollars
($3,000,000) per
occurrence with respect to any one (1) bodily injury or damage to property, which insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities contained in
Section 8.5 by contractual liability
endorsement.  All liability
policies shall contain a so called "occurrence clause";


                    (ii) fire and casualty
insurance covering the
Premises, in an amount equal to ninety percent
(90%) of the
replacement cost thereof (excluding
foundations and footings);

                    (iii)     fire insurance
with extended
coverage, covering such items of Tenant's merchandise, inventory, signs, furniture, trade fixtures, equipment, leasehold improvements and other property of Tenant, now or hereafter placed in, on or about the Premises in an amount equal to ninety percent (90%) of the replacement cost thereof;

                    (iv) in the event Tenant
installs in,
adjoining or beneath the Premises any steam boiler or similar equipment, broad form boiler insurance;

                    (v)  earthquake insurance
in an amount equal
to one hundred percent (100%) of the
replacement cost of the
Premises, to the extent the same is available at commercially reasonable rates and with deductibles of commercially reasonable amounts (it being agreed that Tenant may maintain required earthquake coverage through a blanket policy covering several (or all) store locations owned or affiliated with Tenant and having a maximum aggregate coverage limit of Twenty
Million Dollars
($20,000,000)); and

                    (vi) such other insurance
as may in Tenant's
reasonable judgment be prudent to carry from time to time.

               (b)  All insurance policies
required to be carried
by Tenant shall be issued by companies with a general policyholder's rating of not less than "A" and a financial size rating of "VI" as rated in the most current available "Best's
Insurance Reports", and qualified to do
business in the State of
California.  Each insurance policy shall name
Landlord, Tenant
and Mortgagee as insureds as their interests may appear and, to the extent possible, any other parties in interest from time to time designated in writing by notice from Landlord to Tenant.
Executed copies of each insurance policy, duplicate originals or original certificates thereof (provided that such certificates shall evidence all of the required coverage herein provided) shall be delivered by Tenant to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of prior policies. All insurance policies shall contain a provision that the underwriter will give Landlord and Mortgagee at least thirty (30) days prior written notice of any cancellation or lapse of such insurance or the effective date of any reduction in the amounts thereof or increase of the deductible. All insurance policies shall be written as primary policies which do not contribute to, and are in excess of, any coverage which Landlord may carry. All insurance policies shall contain an agreement by the insurers that the coverage afforded thereby shall not be affected by any construction work in or about the Premises and that no act or omission by the Tenant shall impair or affect the rights of the Landlord to receive and collect the proceeds under the policies.

               (c)  Any insurance required to
be carried by
Tenant may be provided under a blanket policy of insurance covering additional items or locations or insureds; provided, however, that: (i) Landlord and Mortgagee shall be named as an additional insured thereunder (or covered by broad form Landlord endorsement or contractual coverage); (ii) any such blanket policy or policies shall specify total insurance allocated to
Tenant's improvements and property; and (iii) the requirements for Tenant's insurance set forth herein are otherwise satisfied.
Tenant agrees to use its best efforts to ensure that the coverage afforded Landlord and any such other parties in interest under any future blanket policy of insurance will not be diminished by reason of the use of such blanket policy of insurance, and Tenant shall expend commercially reasonable amounts in connection with obtaining such coverage.

               (d)  The deductibles and
self-insured retentions
included in Tenant's insurance policies shall be in amounts as may be commercially reasonable from time to time.

               (e)  If Tenant refuses or
neglects to secure and
maintain insurance policies complying with the provisions of this
Section 8.1, Landlord may secure the
appropriate insurance
policies and Tenant shall pay, upon demand, the costs of same to
Landlord as Rent.

          Section VIII.2 Landlord's Insurance.
Landlord at its
cost shall carry, from and at all times after the date of delivery of the Premises to Tenant, all insurance required to be carried by Landlord pursuant to (i) any Mortgages which either presently or in the future may exist as a lien against the
Premises and (ii) the REA, to the extent that insurance required to be carried by Tenant pursuant to this Lease is insufficient to satisfy either of such obligations of Landlord.

          Section VIII.3 Waiver of
Subrogation.  Landlord and
Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Shopping Center arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease.
Each of the
parties hereto, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to the extent of any recovery under such insurance, waives any right of subrogation that it may have against the other. Each waiver shall be expressly included in, and shall comply with the requirements of, the respective insurance policies.

          Section VIII.4 Governmental and
Insurance Requirements.
               (a) Tenant shall comply, at
Tenant's sole cost and
expense, with all reasonable requirements of the insurance underwriters, or any similar public or private body, provided that any such requirements of such insurance underwriters, or any similar public or private body, are conditions to the continuance of any of the insurance coverage required hereunder, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Premises as a part of
Shopping Center, including, without limitation
(i) installing
fire extinguishers or automatic dry chemical extinguishing systems; (ii) making any changes, modifications, alterations or additions in the sprinkler system within the Premises; and (iii) relocating partitions, trade fixtures or other contents within the Premises.

               (b)  Tenant shall not commit
any act or suffer to
exist on the Premises any circumstances which will violate any reasonable restrictions contained in any of Tenant's or
Landlord's policies of fire and casualty or public liability insurance, prevent Landlord from continuing the coverage presently provided in Landlord's insurance policies from insurance companies reasonably acceptable to
Landlord or cause
the rates for any such policies to increase beyond the minimum rates from time to time applicable to the Premises or the
Shopping Center for the Permitted Use,
provided such minimum rate
would have been available to Landlord but for Tenant's actions or use. In the event that Landlord receives any notice from
Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify
Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

               (c)  In the event that Landlord
receives any
notice from Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises,
Landlord shall notify Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

          Section VIII.5 Indemnification.  To
the fullest extent
permitted by law, Tenant covenants with
Landlord that Landlord
shall not be liable for any damage or
liability of any kind or
for any injury to or death of persons or damage to property of
Tenant or any other person occurring from and after the date
Tenant is given access to the Premises from any cause whatsoever related to the use, occupancy or enjoyment of the Premises including, but not limited to, the sidewalks and landscaped areas immediately adjacent to the Building and Tenant's drive through area, if any, by Tenant or any person thereon or holding under
Tenant including, without limitation, damages resulting from any labor dispute, and Tenant shall defend (using counsel mutually approved by Landlord and Tenant or Tenant's insurer), indemnify and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements
(including any improvements and fixtures constructed or installed by Tenant) which Tenant may make or cause to be made with respect to the Premises, and any loss or interruption of business or loss of rental income resulting therefrom.
Notwithstanding anything
to the contrary in the foregoing, Tenant shall not be liable for damage or injury occasioned by the negligence or willful misconduct of Landlord or any ground lessor, mortgagee or owner of all or any part of the Shopping Center or their respective employees, agents or contractors.

          Section VIII.6 Landlord Exculpation.
Landlord shall
endeavor to conduct its activities with
respect to the Premises
in a prudent and businesslike manner.
However, Landlord shall
not be liable for any damage to property entrusted to employees of Landlord, its partners or agents, nor for loss of or damage to any property damage or loss of business which may be sustained by the person, goods, ware, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from, but not limited to, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of same, whether the injury, damage or loss of business results from conditions arising upon the Premises, other portions of the Shopping Center or from other sources, so long as the same does not result from the negligence or wilful misconduct of
Landlord or its employees, agents, and
contractors or Landlord's
breach of any of its express obligations under this Lease.
Landlord shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Shopping Center or of defects therein or in the fixtures or equipment. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Shopping
Center, except to the extent of Landlord's liability for breach of Landlord's obligation to enforce the REA, as provided in
Section 3.2.

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING

          Section IX.1   Notice to Landlord.
Tenant may not
assign its rights under this Lease or sublet all or any portion of the Premises.

     ARTICLE X
     DEFAULT

          Section X.1    Events of Default.
Each of the
following events shall constitute a "Default" by Tenant under this Lease:

               (a)  If Tenant shall fail to
pay any Rent under
this Lease when the same shall become due and payable and the failure shall continue for five (5) business days after written notice (it being understood such period shall run concurrently with any statutory notice period); or

               (b)  If Tenant shall transfer
Tenant's interest in
this Lease in contravention of Article IX hereof; or

               (c)  If Tenant shall fail to
perform or observe
any of its obligations under this Lease
(including, without
limitation, Tenant's failure to perform those obligations under the REA expressly assumed by Tenant in this Lease) other than those specified above in this Section 10.1 and the failure shall continue for thirty (30) days after notice, unless a shorter period of time for such performance or observance is otherwise expressly set forth in this Lease; provided, however, that in the case of a Default which cannot with reasonable diligence be remedied by Tenant within said period of thirty (30) days, if
Tenant proceeds as promptly as may reasonably be possible after the service of such notice and with all reasonable diligence to remedy the Default and thereafter prosecute the remedying of such
Default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the Default shall be extended for such period as shall be reasonably necessary to remedy the same with all reasonable diligence;

               (d)  If the Premises are deemed
abandoned pursuant
to California Civil Code Section 1951.3; or

               (e)  If an event of insolvency
shall occur
including:

                    (i)  Tenant's making an
assignment for the
benefit of creditors;

                    (ii) Tenant's failure
generally to pay its
debts as they become due;

                    (iii)     A material
adverse change in the
financial condition of Tenant;

                    (iv) Tenant's filing, or
acquiescing to the
filing of, a petition seeking an order for relief against it in any state or federal court in any bankruptcy, reorganization, liquidation, composition, extension, arrangement or insolvency proceeding;

                    (v)  Tenant's making an
application for, or
acquiescing to, the appointment of a trustee, examiner or custodian for it or all or any portion of its property;

                    (vi) Any petition being
filed against Tenant
in any state or federal court seeking
reorganization or
liquidation or insolvency proceedings, and the proceedings shall not be dismissed, discontinued or vacated within ninety (90) days; or

                    (vii)     Any trustee,
examiner or custodian
being appointed for Tenant, or for all or any portion of Tenant's property, and the trustee, examiner, or custodian shall not be set aside within ninety (90) days after such appointment.

          Section X.2    Remedies.  Upon the
occurrence of a
Default, and in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the right to:

          (a)  terminate this Lease and all
rights of Tenant by
giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of :

               (i)  the worth at the time of
award of any unpaid
Rent that had been earned at the time of termination.

               (ii) the worth at the time of
award of the amount
by which (A) the unpaid Rent that would have been earned after termination until the time of award exceeds
(B) the amount of
rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

               (iii)     the worth at the time
of award of the
amount by which (A) the unpaid Rent for the balance of the Term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount necessary
to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result;
and

               (v)  all other amounts in
addition to or in lieu
of those previously stated as may be provided from time to time by California law; or

          (b)  continue this Lease, and from
time to time,
without terminating this Lease, either (i) recover all Rent and other amounts payable as they become due or
(ii) relet the
Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as
Landlord deems advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises.

     As used in clauses 10.2(a)(i) and
10.2(a)(ii) of this
Section, the worth at the time of award is computed by allowing interest at the Interest Rate. As used in clause 10.2(a)(iii) of this Section, the worth at the time of award is computed by discounting that amount at the discount rate of the Federal
Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)  Upon the occurrence of a
Default, Landlord shall
also have the right, with or without
terminating this Lease, to
re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the
Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          (d)  None of the following remedial
actions, singly or
in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by Landlord to maintain or preserve the Premises; any efforts by
Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any reentry, repossession, or reletting of the Premises by Landlord pursuant to this Section.
If Landlord takes any of the previous remedial actions without terminating this Lease, landlord may nevertheless at any time after taking any remedial action terminate this lease by written notice to Tenant.

          (e)  If Landlord relets the
Premises, Landlord shall
apply the revenue as follows: first, to the payment of any reasonable cost of reletting, including without limitation finder's fees and leasing commissions; and second, to the payment of Rent and other amounts due and unpaid under this Lease.
Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due and, to the extent the residue exceeds such amounts, shall remit such excess to Tenant.
Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the reasonable cost of reletting and the Rent and other amounts due and unpaid under this Lease, Tenant shall pay the deficiency to Landlord promptly upon demand.

          (f)  After the occurrence of a
Default, Landlord, in
addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the
Default for the account and at the expense of Tenant; provided that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant.
Tenant shall, upon demand, immediately
reimburse Landlord for all
costs, including costs of settlements, defense court costs, and attorney fees, that Landlord may incur in the course of any such cure.

          (g)  No security, guaranty or
security interest granted
for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by a Default.

          (h)  Except as expressly provided in
this Lease to the
contrary, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute.
Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

          (i)  Landlord may require Tenant or
any trustee for
Tenant under the United States Bankruptcy Code
(as amended, the
"Bankruptcy Code") to cure Tenant's Default and to provide adequate assurances of future performance of this Lease as provided in Section 365(b)(3) of the Bankruptcy Code, including, without limitation, adequate assurance that;
(i) Rent will be
paid when due; (ii) there shall be no
substantive breach in the
provisions of this Lease relating to the Shopping Center including, without limitation, the Permitted
Use; and (iii) that
there shall be no disruption in any Tenant mix or Tenant balance in the Shopping Center. If Tenant or the trustee does not cure existing Defaults and provide such assurances of future performance within sixty (60) days after there has been an order for relief pursuant to the Bankruptcy Code, this Lease shall be deemed rejected, and Landlord shall have no further liability hereunder to Tenant or any person claiming through or under
Tenant and, if Tenant or any such person is in possession.
Tenant or any such person shall forthwith quit and surrender the premises to Landlord.

          Section X.3    Attorneys' Fees.  In
the event that
either party hereto commences an action
related to this Lease,
the prevailing party shall be entitled to recover from the other party all of its costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and disbursements.
If either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease due to such other party's fault, such other party shall indemnify the party innocently involved and defend and hold it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys' fees and disbursements.

          Section X.4    Agreement to
Arbitrate.  Any
controversy, dispute or claim under, arising out of, in connection with or in relation to this Lease, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Lease or any provision hereof shall be determined by arbitration conducted in accordance with the Commercial Arbitration
Rules or then
existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act.
The arbitration
shall be conducted in a location in San
Bernardino County and
shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American
Arbitration Association with
each party alternately striking names, with the last name remaining to be the arbitrator so selected.
In the event that
either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the California Code of Civil
Procedure shall apply.
The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
Judgment upon any award rendered by the
arbitrator(s) may be
entered by any court having jurisdiction thereof. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

          Section X.5    No
Set-off/Counterclaims.  Tenant shall
pay all Rent due hereunder, free of any
charges, assessments,
impositions or deductions and without
abatement, deferral,
reduction, set-off, counterclaim, defense or deduction except as permitted under the express terms of this Lease or the Asset
Purchase Agreement.  Tenant shall not
interpose any
counterclaim(s) in any action brought by Landlord based, in whole or in part, on Tenant's failure to pay Rent;
provided, however,
that, the foregoing to the contrary
notwithstanding:  (i) Tenant
may interpose any counterclaim deemed
"compulsory" under
applicable court rules of civil procedure;
(ii) Tenant shall be
permitted to bring a separate action against Landlord based on any claim which Tenant is prohibited by this Lease from asserting as a set-off or counterclaim; and (iii) Tenant may bring actions and assert defenses, setoffs and counterclaims permitted to be brought or asserted against Landlord in accordance with the terms of the Asset Purchase Agreement.

          Section X.6    Right of Redemption.
Tenant hereby
waives, for itself and all persons claiming by, through or under
Tenant, any right of redemption or for the restoration of the operation of this Lease under any present or future law in the event Landlord shall obtain possession of the Premises.

          Section X.7    No Waiver.  No
receipt of monies by
Landlord from Tenant after the termination or cancellation of this Lease in any lawful manner shall reinstate the Term of this
Lease, or operate as a waiver of the right of Landlord to enforce the payment of Rent then due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the termination or cancellation of this Lease, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupation or Tenant's liability hereunder.

          Section X.8    Unperformed Covenants
of Landlord May Be
Performed By Tenant. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of any emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have served upon Landlord notice of such failure, or for a period of twenty-four (24) hours after service of such notice, if in Tenant's judgment reasonably exercised such failure related to a matter which is of an emergency nature, then Tenant may at Tenant's option, at any time prior to commencement of Landlord's acting to cure such failure and thereafter if Landlord fails to diligently perform the curing of such failure, perform any such term, provision, covenant or condition or to make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor, and
Tenant shall not be liable or responsible for any loss or damage resulting to Landlord or anyone holding under Landlord on account thereof. The full amount of the cost and expense entailed, or payment so made, shall immediately be owing and payable by
Landlord to Tenant.  The option given in this
Section is for the
sole protection of Tenant, and its existence shall not release
Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by
Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

     ARTICLE XI
     [INTENTIONALLY OMITTED]


     ARTICLE XII
     STORE CLOSING

          Landlord acknowledges Tenant's
intent to close the
department store to be operated on the
Premises during the month
of January, 1999.  The "Permitted Use"
includes the right to
operate the Premises as a discount or outlet store, and to conduct "close-out" and "going out of business" sales on the
Premises (so long as such use complies with applicable law).
Landlord hereby agrees to indemnify, defend
(using counsel
mutually approved by Tenant and Landlord or Landlord's insurer) and hold Tenant harmless from and against any loss, liability, suit, claim or demand whatsoever arising out of any party's contention that closing of the store violates any agreement or obligation binding on Landlord or Tenant, including, without limitation, any such claim brought under the REA or any covenants, conditions or restrictions applicable to the Premises.

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS

          Section XIII.1 Notices.

               (a)  Any notice, demand,
request, approval,
consent or other instrument (collectively, a "Notice") which may be, or is required to be, given under this Lease shall be in writing and given by hand or sent by United
States certified or
registered mail, return receipt requested, postage prepaid, or by an overnight nationally recognized courier service, addressed to
Landlord at the address herein first given with a copy to:
McPeters McAlearny Shimoff & Hatt, 4 West
Redlands Boulevard,
P.O. Box 2084, Redlands, CA  92373-0661 Attn:
Thomas H.
McPeters, Esq., or to such other address as Landlord may from time to time designate to Tenant by notice in accordance with this Section, and to Tenant at the Premises and to Tenant's address herein first given Attention: Law
Department, or to such
other address as Tenant may from time to time designate to
Landlord by notice in accordance with this Section. All Notices shall be deemed given or served three (3) business days after the date of registration or certification by the postal authorities, if mailed, or upon receipt, if sent by overnight courier or delivered in person.

               (b)  Any notice which may or
shall be given under
this Lease by Landlord may be given by
Landlord, by any employee
of Landlord, by any attorney representing
Landlord, by any
management company operating the Shopping
Center on behalf of
Landlord or any employee of, or attorney retained by, said management company, and all notices from any of the foregoing shall be as effective as if given by Landlord itself.

               (c)  Any Notice with respect to
any assignment,
alleged default, termination or other material issue given to
Landlord shall also be given to each mortgagee of Landlord's interest in the Shopping Center, the name and address of which mortgagee Landlord has previously given Tenant written notice.

          Section XIII.2 Brokers.  Landlord
and Tenant each
warrants and represents to the other party hereto that it has not dealt with any broker in negotiating or consummating this Lease, and Landlord and Tenant each hereby agrees to indemnify, defend and hold harmless the other party hereto against and from any and all claims losses or liabilities as a result of any inaccuracy in the foregoing representation. This Section shall survive the
Term of this Lease.

          Section XIII.3 Subordination of
Lease.

               (a) This Lease is subordinate
to the lien of all
mortgages, deeds of trust and security
instruments (collectively,
"Mortgages"), and to all ground leases,
easement agreements and
operating agreements now covering or affecting all or any part of the Shopping Center, including, without limitation, the REA, and to all modifications, consolidations, renewals, replacements and extensions of any of the foregoing. Landlord hereby represents and warrants that there are no Mortgages in effect with respect to the Shopping Center or the Premises except as specifically set forth in Exhibit G attached hereto and made a part hereof, nor are there any REAs affecting the Shopping
Center or Tenant's
rights under this Lease except as set forth in Exhibit D attached hereto and made a part hereof. Landlord shall exercise best efforts to obtain from each mortgagee under a Mortgage listed on
Exhibit G a nondisturbance agreement in the form of the "SNDA" attached to the Asset Purchase Agreement.
               (b)  Subject to the terms of
any nondisturbance
agreement entered into by Tenant, should any mortgagee under a
Mortgage succeed to Landlord's interest in this Lease, Tenant shall, upon demand, attorn to and recognize such mortgagee as
Landlord under this Lease. In the event of a sale or assignment of Landlord's interest in this Lease or the Premises, Tenant shall attorn to and recognize such purchaser or assignee as
Landlord under this Lease without further act by Landlord or such purchaser or assignee.


          Section XIII.4 Unavoidable Delays.
In the event that
either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by such party and such delay or hindrance is due to: (i) strikes, lockouts, or other labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; or, (iii) acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered
(collectively, "Unavoidable Delays"), then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended by a period equivalent to the period of such delay. In no event shall any such delay constitute a termination or extension of this Lease. The provisions of this Section shall not operate to excuse Tenant from the timely payment of Rent.

          Section XIII.5 Estoppel
Certificates.  Upon ten (10)
business days prior written request therefor by Landlord or
Tenant from time to time, each party agrees to execute and to deliver to the requesting party, or to such other addressee or addressees as the requesting party may designate, a written statement certifying that: (i) this Lease is in full force and effect and unmodified, or describing any modification; (ii) that there are no defenses or offsets against the enforcement of this
Lease, or stating with particularity defenses or offsets claimed;
stating the date to which Rent has been paid;
and (iv) stating
the Term Commencement Date and the date this Lease expires.

          Section XIII.6 Relationship of
Parties.  Nothing
contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing
Rent nor any other
provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

          Section XIII.7 Governing Law;
Jurisdiction.

               (a)  Governing Law.  This
Lease, the legal
relations between the parties and any Action
(defined below),
whether contractual or non-contractual,
instituted by any party
with respect to matters arising under or growing out of or in connection with or in respect of this Lease, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Lease, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorpora-tion of the Tenant.

               (b)  Jurisdiction.  Each party
hereby irrevocably
submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Lease or any related document or obligation. Each party further irrevocably desig-nates and ap-points the individual identified in or pursuant to Section 13.1 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effect-ive and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section
13.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 13.1. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by applicable law.

               (c)  As used in this Section
13.7, "Action" shall
mean any action, complaint, petition,
investigation suit or other
proceeding before any arbitrator or any other governing body or entity having appropriate jurisdiction.

          Section XIII.8 Interpretation.  The
neuter, feminine or
masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. In the event of any conflict between the terms of this
Lease, and the terms of the Asset Purchase
Agreement (including
any related agreements entered into by
Landlord and Tenant), the
terms of the Asset Purchase Agreement shall prevail over any contrary term of this Lease.

          Section XIII.9 Captions.  The
captions of Articles and
Sections contained in this Lease are for convenient reference only and shall not be deemed or construed as in any manner limiting or amplifying the terms and provisions hereof.

           Section XIII.10    Partial
Invalidity.  If any term or
provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          Section XIII.11     Waivers.  The
waiver by Landlord of
any breach of any term, covenant or condition contained in this
Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of
Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by
Landlord unless such waiver be in writing and signed by Landlord.

          Section XIII.12     Accord and
Satisfaction.  No
payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment due under this Lease shall be deemed or construed to be other than a payment or receipt on account of the earliest Rent due. Neither the endorsement or statement on any check nor the receipt or negotiation of any such check by
Landlord, shall be deemed or construed to be an accord and satisfaction.

          Section XIII.13     Counterparts.
This Lease may be
executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section XIII.14     Entire Agreement.
This Lease and the
Asset Purchase Agreement incorporate all undertakings between the parties hereto with respect to Tenant's lease of the Premises.
Tenant hereby acknowledges that neither
Landlord nor Landlord's
employees, agents or contractors have made any representations or promises to Tenant with regard to the Premises or the Shopping
Center or this Lease that have not been
expressly stated in this
Lease and, therefore, Tenant hereby waives any and all claims against, or liability of, Landlord and Landlord's employees, agents, and contractors based thereon.
Landlord hereby
acknowledges that Tenant and its employees and officers have made no representations or promises with regard to Tenant's operations, sales figures or methods of doing business or any other matter except as expressly contained in this Lease, and
Landlord, therefore, hereby waives any claim with respect thereto or based thereon.

     Section XIII.15     Successors and
Assigns.  This Lease and
each of the terms and conditions hereof shall inure to the benefit of, and be binding upon, Landlord, and Landlord's heirs, executors, administrators, successors and assigns. This Lease and each of the terms and conditions hereof shall also be binding upon Tenant, and Tenant's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of Article IX of this Lease.

     Section XIII.16     Survival of
Obligations.  All
obligations of each party which by their nature involve performance after the end of the Term, or which cannot be ascertained or have been fully performed until after the end of the Term, shall survive the expiration or earlier termination of this Lease.

     Section XIII.17     Submission of Lease.
Submission of this
Lease by one party to the other for
examination or execution does
not constitute an offer made, or an option granted, to enter into this Lease.

     Section XIII.18     Memorandum of Lease.
Landlord and
Tenant agree to execute a memorandum of this Lease, which memorandum shall be substantially in the form attached hereto as
Exhibit F and shall be recorded in the
applicable real property
records as soon as possible after the date of this Lease.

     Section XIII.19     Attachments.
Attached hereto and made a
part of this Lease are the following:
Exhibits A-G, inclusive.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused
their duly authorized representatives to execute this Lease as of the date first above written.

      LANDLORD:
      EL CORTE INGLES, S.A.

  By:_______________________


Its:____________________

By:_______________________


Its:____________________




    TENANT:
    GOTTSCHALKS INC.

By: _______________________


Its:____________________

By: _______________________


Its:____________________


            EXHIBIT A

     LEGAL DESCRIPTION OF SHOPPING CENTER


             EXHIBIT B

     SITE PLAN OF SHOPPING CENTER

             EXHIBIT C

     SITE PLAN OF PREMISES


             EXHIBIT D

     SCHEDULE OF REA AND RELATED AGREEMENTS

             EXHIBIT E

     DEPARTMENT LEASES

              EXHIBIT F

     FORM OF MEMORANDUM OF LEASE

Recording Requested By And
When Recorded Return To:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93720
Attention:  General Counsel

_________________________________________________________________
_____________


     MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (this
"Memorandum"), dated as
of _________, 1998, is entered into by and between El Corte
Ingles, S.A., a Spanish corporation
("Landlord"), and Gottschalks
Inc., a Delaware corporation ("Tenant").
Landlord and Tenant
have entered into that certain Store Lease
Agreement dated as of
_____________, 1998 (the "Store Lease"),
pursuant to which
Landlord demised and leased to Tenant and Tenant hired from
Landlord the Premises as more particularly described in the Lease
(the "Premises"), which Premises are located on the real property described in Exhibit A attached hereto and made a part hereof.

          LANDLORD AND TENANT AGREE AS
FOLLOWS:

          1.   For and in consideration of the
rental reserved
and of the mutual covenants, agreements and conditions set forth in that certain Store Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon all terms and conditions set forth in the Store Lease, the Premises. The term of the Lease commences on __________, 1998 and expires on January
30, 1999.

          2.   This Memorandum has been
prepared to provide
notice that the Premises are subject to the terms and conditions of the Store Lease, which terms are hereby incorporated into this
Memorandum by this reference. In no event shall the terms of this Memorandum be deemed to modify, amend, limit or otherwise affect the terms and conditions of the Store
Lease.  In the event
of any inconsistency between the terms of this Memorandum and the terms of the Store Lease, the terms of the Store Lease shall control.

          IN WITNESS WHEREOF, Landlord and
Tenant have caused
their duly authorized representatives to execute this Memo-randum as of the date first written above.

                         LANDLORD:


                         EL CORTE INGLES, S.A.

                         By:
__________________________________
                              Its:
____________________________


                         TENANT:

                         GOTTSCHALKS INC.

                         By:
__________________________________
                              Its:
____________________________


     EXHIBIT A

     Description of Real Property

     EXHIBIT G

     SCHEDULE OF EXISTING MORTGAGES


     A.   Current preliminary title report:

          Title Company:

          Date of report:

          Order No.:


     B.   Existing Mortgages:

     TABLE OF CONTENTS

                                        Page


     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS         1
     Section 1.1    Definitions               1
     Section 1.2    Effect of Basic Terms     5

     ARTICLE II
     GRANT AND TERM                           5
     Section 2.1    Grant and Term of Lease   5
     Section 2.2    Acceptance of Premises;
                    Quiet Enjoyment.          5
     Section 2.3    Surrender of Premises.    5
     Section 2.4    Holding Over.             6

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
      AGREEMENT                               6
     Section 3.1    Lease Controls Over REA.  6
     Section 3.2    Covenants Regarding REA.  7

     ARTICLE IV
     RENT AND OTHER CHARGES                   7
     Section 4.2    Percentage Rent           7
     Section 4.3    Utilities Charge          9
     Section 4.4    Common Area Maintenance
                     Costs                   10
     Section 4.5    Taxes                    10
     Section 4.6    Late Payment Charges     11
     Section 4.7    Rent Payments            11

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS  11
     Section 5.1    Permitted Use            11
     Section 5.2    Signs                    11
     Section 5.3    Alterations of Premises  12
     Section 5.4    Use of Common Areas      13
     Section 5.5    Compliance with REA      14
     Section 5.6    Compliance with
                    Requirements             14
     Section 5.7    Liens                    15

     ARTICLE VI
     REPAIRS AND MAINTENANCE                 15
     Section 6.1    Tenant's Obligations     15
     Section 6.2    Landlord's Obligations   16

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION    16
     Section 7.1    Damage or Destruction    16
     Section 7.2    Condemnation             17

     ARTICLE VIII
     INSURANCE                               18
     Section 8.1    Tenant's Insurance       18
     Section 8.2    Landlord's Insurance     20
     Section 8.3    Waiver of Subrogation    20
     Section 8.4    Governmental and Insurance
                    Requirements             20
     Section 8.5    Indemnification          21
     Section 8.6    Landlord Exculpation     22

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING               22
     Section 9.1    Notice to Landlord       22

     ARTICLE X
     DEFAULT                                 22
     Section 10.1   Events of Default        22
     Section 10.2   Remedies                 23
     Section 10.3   Attorneys' Fees          26
     Section 10.4   Agreement to Arbitrate   26
     Section 10.5   No Set-off/
                    Counterclaims            26
     Section 10.6   Right of Redemption      27
     Section 10.7   No Waiver                27
     Section 10.8   Unperformed Covenants of
                    Landlord May Be
                    Performed By Tenant      27

     ARTICLE XI
     [INTENTIONALLY OMITTED]                 28

     ARTICLE XII                             28

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS                28
     Section 13.1   Notices                  28
     Section 13.2   Brokers                  29
     Section 13.3   Subordination of Lease   29
     Section 13.4   Unavoidable Delays       29
     Section 13.5   Estoppel Certificates    30
     Section 13.6   Relationship of Parties  30
     Section 13.7   Governing Law;
                    Jurisdiction             30
     Section 13.8   Interpretation           31
     Section 13.9   Captions                 31
     Section 13.10  Partial Invalidity       31
     Section 13.11  Waivers                  31
     Section 13.12  Accord and Satisfaction  31
     Section 13.13  Counterparts             31
     Section 13.14  Entire Agreement         32
     Section 13.15  Successors and Assigns   32
     Section 13.16  Survival of Obligations  32
     Section 13.17  Submission of Lease      32
     Section 13.18  Memorandum of Lease      32
     Section 13.19  Attachments              32


EXHIBITS

EXHIBIT A  LEGAL DESCRIPTION OF SHOPPING
CENTER                                     A-1
EXHIBIT B  SITE PLAN OF SHOPPING CENTER    B-1
EXHIBIT C  SITE PLAN OF PREMISES           C-1
EXHIBIT D  SCHEDULE OF REA AND RELATED
AGREEMENTS                                 D-1
EXHIBIT E  [INTENTIONALLY OMITTED]         E-1
EXHIBIT F  FORM OF MEMORANDUM OF LEASE     G-1
EXHIBIT G  SCHEDULE OF EXISTING MORTGAGES  H-1